AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 29, 2002.


                           REGISTRATION NO. 333-60678

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST EFFECTIVE
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       VOICE MOBILITY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEVADA                          4822                         33-0777819
          (State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer Identification
          incorporation or organization)   Classification Code Number)                 No.)

                    ----------------------------------------
                         #180 - 13777 Commerce Parkway,
                           Richmond, British Columbia,
                                 Canada V6V 2X3
   (Address, including zip code, of registrant's principal executive offices)
                    ----------------------------------------
                                Randy G. Buchamer
                             Chief Executive Officer
                        Voice Mobility International, Inc
                         #180 - 13777 Commerce Parkway,
                           Richmond, British Columbia,
                                 Canada V6V 2X3
                                 (604) 482-0000
           (Name, Address and Telephone Number, of Agent for Service)

                                   COPIES TO:
                               John M. Iino, Esq.
                             Margaret G. Graf, Esq.
                           Crosby, Heafey, Roach & May
                       1901 Avenue of the Stars, Suite 700
                          Los Angeles, California 90067
                                 (310) 734-5200

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                        8,207,500 Shares of Common Stock

           Share Warrants to Acquire 3,250,000 Shares of Common Stock



                                     [LOGO]
                       VOICE MOBILITY INTERNATIONAL, INC.




   This prospectus relates to (i) the resale of up to 4,957,500 shares of our common stock by the selling security holders identified in this prospectus, which have been reserved for issuance upon exercise of the special warrants,
(ii) the resale by such selling security holders of share warrants to acquire up to 3,250,000 shares of our common stock, which have been reserved for issuance upon the exercise of the special warrants, and (iii) the offer and sale of 3,250,000 shares of our common stock, which have been reserved for issuance upon exercise of such share warrants received upon the exercise of the special warrants.

   Each selling security holder, by itself or through brokers and dealers, may offer and sell the shares and share warrants at prevailing market prices or in transactions at negotiated prices. We will not receive any proceeds from the resale of the shares of common stock or the share warrants by the selling security holders. All proceeds from sale of the shares of common stock and the share warrants will be received by the selling security holders. We will, in the ordinary course of business, receive proceeds from the issuance of shares of common stock upon exercise of the share warrants. It is not possible at the present time to determine the price to the public in any sale of the shares of common stock or the share warrants by the selling security holders and each selling security holder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares of common stock or the share warrants. Accordingly, the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds to the selling security holders will be determined at the time of such sale by the selling security holders. Any underwriting discounts and commissions will be paid by the selling security holders. The selling security holders, and the brokers through whom sales of the securities are made, will be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

   Our common stock is traded on the OTC Bulletin Board under the symbol
"VMII", on the Frankfurt Stock Exchange under the symbol "VMY" and on the Toronto Stock Exchange under the symbol "VMY." On April 25, 2002 the average of the high and low prices of our common stock on the OTC Bulletin Board was $0.21.

   BEFORE INVESTING IN THE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of our common stock and share warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or share warrants.

                The date of this prospectus is April 29, 2002.

   No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling security holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling security holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.


                              TABLE OF CONTENTS

                                                                            PAGE

Where You Can Find More Information                                            3

Cautionary Note Regarding Forward-Looking Statements                           4

Prospectus Summary                                                             5

Risk Factors                                                                  11

Use of Proceeds                                                               17

Selling Security Holders                                                      18

Plan of Distribution                                                          22

Selected Consolidated Financial Data                                          23

Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                        26

Business                                                                      34

Facilities                                                                    42

Legal Proceedings                                                             46

Management                                                                    50

Principal Stockholders                                                        63

Description of Capital Stock                                                  65

Shares Eligible for Future Sale                                               68

Legal Matters                                                                 68

Experts                                                                       68

Index to Consolidated Financial Statements                                   F-1

                   WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports and other information with the SEC. You can read and copy any document filed by us at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing the SEC at this address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

   Our SEC filings are also available on the SEC's Website at "http://www.sec.gov." We have filed with the SEC a registration statement of which this prospectus is a part under the Securities Act of 1933 with respect to the securities being offered. This prospectus does not contain all of the information set forth in the registration statement. We have omitted information as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of this contract or other document filed as an exhibit to the registration statement. Each statement made in this prospectus is qualified in all respects by the contents of the exhibits and schedules to the registration statement.

   Upon request, we will provide copies of materials on file at the SEC to stockholders and any person to whom a prospectus is delivered, including material incorporated herein by reference. Requests should be made orally or in writing to Voice Mobility International, Inc., 180-13777 Commerce Parkway, Richmond, British Columbia, V6V 2X3 Canada.

            CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, growth of the unified messaging industry, competition, exchange rate fluctuations, the effect of economic conditions and technological difficulties include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Exchange Act.

   Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

   Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

   As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

   We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-K, Form 10-Q and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                 PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you in making your investment decision. You should carefully read the more detailed information contained in this prospectus, including our Consolidated Financial Statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors".


   We are registering the resale by the selling security holders identified in this prospectus of up to 4,957,500 shares of our common stock and up to 3,250,000 share warrants and the offer and sale by Voice Mobility of 3,250,000 shares of our common stock reserved for issuance upon exercise of such share warrants.

   The shares of common stock and share warrants were previously issued, effective July 20, 2001, in a private transaction upon exercise of outstanding special warrants. The special warrants were issued on April 3, 2001 in a private placement transaction pursuant to an agency agreement between us and Loewen, Ondaatje, McCutcheon Limited, as lead agent and Acumen Capital Finance Partners Limited and Paradigm Capital Inc. as co-agents. In such private placement transaction, we issued an aggregate of 6,500,000 special warrants at a price of Cdn$2.00 per special warrant for gross proceeds of Cdn$13,000,000 (approximately US$8,555,300, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001). The purchasers of the special warrants, who acquired shares of common stock and share warrants upon the exercise of the special warrants, are listed as the "Selling Security Holders" in this prospectus. Each special warrant entitled the holder to receive, without the payment of additional consideration, one share of our common stock and one-half of one share warrant. Each whole share warrant entitles the holder thereof to purchase one additional share of our common stock at a price of Cdn$2.25 on or before 4:30 p.m. (Toronto time) on April 3, 2003. The share warrants also contained a "cashless exercise" provisions allowing the holders to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.

   The offer and sale of the special warrants was not registered under the Securities Act of 1933, as amended, and therefore the special warrants were treated as "restricted securities" under the Securities Act. Similarly the issuance of the common stock and share warrants upon exercise of the special warrants was not registered under the Securities Act and such shares of common stock and share warrants are treated as "restricted securities" under the Securities Act unless sold under the registration statement of which this prospectus is a part.

   In such transaction, Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds were escrowed for the purpose of obtaining approval for the listing of our shares of common stock on The Toronto Stock Exchange. On July 16, 2001, our common shares began trading on the Toronto Stock Exchange and the escrowed funds were released.

     In the special warrant transaction, we also agreed to prepare, file and have the SEC declare effective the registration statement, of which this prospectus is a part, to secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. The registration statement was declared effective by the SEC on June 8, 2001, we obtained a final receipt from each of the Canadian Securities regulatory authorities on July 10, 2001, and we secured a listing of our common shares on The Toronto Stock Exchange on July 16, 2001. On July 20, 2001, the 6,500,000 special warrant units were deemed exercised and automatically converted and we issued to the holders an aggregate of 6,500,000 shares of common stock and 3,250,000 share warrants. The date of the automatic conversion was the fifth business day following the "Qualification Date", which was the latest of: (i) the date a registration statement for the underlying securities was declared effective by the SEC, (ii) the date the last receipt was issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario, Quebec and New Brunswick securities regulatory commissions and (iii) the day preceding the date the listing of our common shares on The Toronto Stock Exchange became effective.

   In the special warrant transaction, we paid to the agents a cash commission of Cdn$910,000 and reimbursed the agents Cdn$100,000 in legal costs. In addition, we granted to the agents special compensation options, exercisable for compensation options, which entitle the agents to purchase an aggregate of up to 650,000 units at a price of Cdn$2.00 per unit until April 3, 2003. Each unit consists of one share of our common stock and one half of one common share purchase warrant, each whole compensation warrant being exercisable to purchase one additional share of our common stock at a price of Cdn$2.25 until 4:30 p.m. (Toronto time) on April 3, 2003. This prospectus does not cover the issuance or resale of such compensation options, units or the common stock or share purchase warrants underlying such compensation options. See "Plan of Distribution".

   No proceeds will be received by us from the resale of the common stock or share warrants by the selling security holders. We will receive the proceeds, in the ordinary course, from any cash exercise of the share warrants. We will not receive cash proceeds from any "cashless" exercise of the share warrants. If all share warrants are exercised for cash, we will receive proceeds of approximately Cdn$7,312,500 (approximately US$4,812,356, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001). These proceeds will be used to fund working capital and other general corporate purposes. See "Use of Proceeds".

   In this prospectus, "Voice Mobility," "we," "us," and "our" refer to Voice Mobility International, Inc. and our wholly-owned operating subsidiaries, Voice Mobility, Inc. and Voice Mobility (US) Inc. This prospectus includes references to "Voice Mobility ", "Follow-Me-Find-Me ", and "Unified Communications ", and other trademarks, tradenames, and product names of Voice Mobility and of other entities, some of which may not be designated as such.

VOICE MOBILITY INTERNATIONAL, INC.

   We are engaged in the messaging area of the telecommunications market. Our Enhanced Messaging software suite allows for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium.

EXECUTIVE OFFICES

   Our executive offices are located at #180 - 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3, Telephone (604) 482-0000. We maintain a Website at www.voicemobility.com. Information contained in websites
                      ---------------------
referenced in this prospectus are not to be deemed part of this prospectus.

THE OFFERING

   This prospectus relates to the following:

   1. The resale by the selling security holders identified in this prospectus of up to 4,957,500 shares of our common stock and share warrants to acquire up to 3,250,000 shares of our common stock;

   2. The offer and sale by Voice Mobility of up to 3,250,000 shares of our common stock reserved for issuance upon exercise of such share warrants.

   The shares of our common stock identified in this prospectus, have been reserved for issuance. The shares of common stock and share warrants being held by the selling security holders are "restricted securities" under the Securities Act of 1933, as amended.

SALES BY SELLING SECURITY HOLDERS

   The shares of common stock and the share warrants being offered for resale by the selling security holders pursuant to this prospectus may be offered by them in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and the registration statement has not been withdrawn by us. The offering of common stock may be through the facilities of the OTC Bulletin Board, the Frankfurt Stock Exchange, the Toronto Stock Exchange or such other exchange or reporting system where the common stock may be traded. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers.

   The share warrants are not listed for trading on any securities exchange or quotation system. There presently is no market for the share warrants.

OUTSTANDING SECURITIES

As of April 25, 2002, we had the following common stock and common stock equivalents outstanding.

--------------------------------------------------------------------------------
Outstanding shares of common stock and common                 34,248,782(1)
stock equivalents prior to offering (2)

--------------------------------------------------------------------------------

(1) Includes 6,100,000 exchangeable shares of Voice Mobility Canada Limited, commonly known as VM Canada. VM Canada is a wholly owned subsidiary of Voice Mobility International, Inc. Each VM Canada exchangeable share is exchangeable for one share of our common stock. Each VM Canada exchangeable share has essentially the same voting, dividend and other rights as one VMII common share. We consider each exchangeable share as equivalent to a share of common stock and therefore refer to the exchangeable shares as "common stock equivalents".

(2) Does not give effect to: 11,543,400 shares of our common stock issuable upon exercise of options and warrants outstanding as of April 25, 2002.

   An investment in the shares of our company is subject to a number of risks. These risk factors include, but are not limited to: our business model is in its early stages and may not be as successful; we will need to raise additional capital, which may not be available on reasonable terms, or at all and may dilute the holdings of our existing shareholders; we are located in Canada but the majority of our revenues are denominated in U.S. dollars, which subjects us to risks in exchange rate fluctuations; we hold no patents on our technology; because our officers and directors are Canadian, you may not be able to enforce civil liabilities under the U.S. Federal Securities laws against them; we may not be able to obtain adequate financing to implement our growth strategy; we are currently dependent on a limited number of customers; our business is subject to risks related to rapid technological change, which could increase costs and uncertainty; we operate in a highly competitive industry; we are exposed to general economic conditions; economic conditions in the United States, Canada, and globally, affecting the telecommunications industry, as well as other trends and factors affecting the telecommunications industry, are beyond our control and may result in reduced demand and pricing pressure on our product; we may be materially and adversely affected by continued reductions in spending on telecommunications infrastructure by our customers; future sales of our common stock may cause our stock price to decline; our common stock is illiquid and subject to price volatility unrelated to our operations; a decline on the price of our common stock could adversely impact our operations; our Articles of Incorporation and Bylaws and Nevada Law contain provisions that could delay or prevent a change of control and could limit the market price of our common stock; the market for our common stock is adversely affected by the "penny stock" rule; NASD sales practice requirements adversely affect the market for our common stock; we are subject to further dilution if we elect to pay fees to Innovatia in common stock; our share warrant are not listed on any securities exchange or quotation system and there is no market for our share warrants. See "Business" and "Risk Factors".

INFORMATION CONCERNING CERTAIN FINANCIAL MATTERS

   Unless otherwise indicated, all information in this prospectus with respect to our outstanding shares of common stock and common stock equivalents do not give effect to the following:

   o 11,543,400 shares of our common stock issuable upon exercise of options and warrants outstanding as of April 25, 2002;
   o 1,171,396 shares of our common stock issuable upon conversion of 585,698 shares of our Series B Preferred stock outstanding as of April 25, 2002.

   All references to "$" or "dollars" are to United States dollars unless otherwise noted. All references to "Cdn$" are to Canadian dollars. For your convenience, the following table sets forth certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as US dollars per Cdn$1.00. On April 25, 2002, the inverse of such noon buying rate was Cdn$1.00 to US$0.6395.

Period                                                             Rate at
From         To         Average         High         Low           End of Period

01/01/96     12/31/96   US$0.7332       US$0.7521    US$0.7227     US$0.7296
01/01/97     12/31/97   US$0.7220       US$0.7492    US$0.6898     US$0.6991
01/01/98     12/31/98   US$0.6740       US$0.7050    US$0.6309     US$0.6522
01/01/99     12/31/99   US$0.6730       US$0.6930    US$0.6464     US$0.6929
01/01/00     12/31/00   US$0.6731       US$0.6984    US$0.6399     US$0.6669
01/01/01     12/31/01   US$0.6357       US$0.6235    US$0.6711     US$0.6289

   Solely for your convenience, we provide some financial information relating to our business in U.S. dollars based on exchange rates indicated. We caution you that the amounts and rates used may not always be consistent with those used in preparation of our Consolidated Financial Statements. Our functional currency is the Canadian dollar. Accordingly, all assets and liabilities, which are denominated in foreign currencies, are translated at the year end exchange rate and revenues and expenses are translated using a weighted average exchange rate for the applicable period. Any exchange gains and losses resulting are presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income.

                              SUMMARY FINANCIAL DATA

                      (in thousands, except per share data)

   The following table presents summary financial data for us as at December
31, 2001 and for the five fiscal years ended December 31, 2001. We derived the summary financial data set forth below with respect to our statements of operations for the three fiscal years ended December 31, 2001 and our balance sheets as at December 31, 2001 and 2000, from our consolidated financial statements that are included elsewhere in this prospectus. The summary financial data set forth below with respect to our statements of operations for each of the two fiscal years ending December 31, 1998 and the balance sheet data as at December 31, 1999, 1998 and 1997, was derived from our consolidated financial statements which are not included in this prospectus. The following summary financial data should be read in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.
The statement of operations data and the balance sheet data are derived from our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States.

   The following tables assume no exercise of any stock options or warrants outstanding as of December 31, 2001. As of December 31, 2001, there were options and warrants outstanding to purchase a total of 12,019,936 shares of common stock with a weighted average exercise price of $1.89 per share.

   The following summary financial data are derived from the continuing financial statements of our wholly-owned operating subsidiary Voice Mobility Inc. (commonly known as "VMI"), a company incorporated in British Columbia in 1993 and continued under the laws of the Canada Business Corporation Act in 1998. Through a series of transactions in June 1999, Voice Mobility Inc. was recapitalized and acquired the net assets of Voice Mobility International, Inc. (formerly Equity Capital Group, Inc.), an inactive United States company with shares registered for trading on the OTC Bulletin Board. The Consolidated Financial Statements are a continuation of the financial statements of the accounting acquirer, Voice Mobility Inc. See "Business -- Background and Recapitalization".

                              Year Ended        Year Ended        Year Ended        Year Ended        Year Ended
                             December 31,      December 31,      December 31,      December 31,      December 31,
                                 2001              2000              1999              1998              1997
                           ---------------   ---------------   ---------------   ---------------   ---------------
                                                     (in thousands, except per share data)
Statement of
Operations Data:

Sales                        $        358      $        275      $         56      $        119      $        520

Net loss                          (10,293)           (9,651)           (6,849)             (931)             (169)

Net loss
attributable
to common
stockholders                 $    (10,240)     $    (11,102)     $     (6,849)     $       (931)     $       (169)
                             ============      ============      ============      ============      ============
Basic and diluted
net loss per
common share                 $      (0.34)     $      (0.46)     $      (0.41)     $      (0.14)     $      (0.03)
                             ============      ============      ============      ============      ============
Weighted average
number of common
stock and common
stock equivalents
outstanding                        30,068            24,031            16,904             6,600             6,600
                             ============      ============      ============      ============      ============

                              Year Ended        Year Ended        Year Ended        Year Ended        Year Ended
                             December 31,      December 31,      December 31,      December 31,      December 31,
                                 2001              2000              1999              1998              1997
                           ---------------   ---------------   ---------------   ---------------   ---------------
                                                                (in thousands)
Balance Sheet
Data:

Cash and cash
equivalents                  $      1,732      $        603      $        121      $         37      $          1
Current assets.                     2,555             2,737               327               145                24
Total assets                        4,336             4,665               852               279                82
                             ------------------------------------------------------------------------------------
stockholders'
equity
(deficiency)                        1,711             3,562              (602)           (1,298)             (425)

                                 RISK FACTORS

   OUR BUSINESS FACES SIGNIFICANT RISKS. THE RISKS DESCRIBED BELOW MAY NOT BE THE ONLY RISKS WE FACE. ADDITIONAL RISKS THAT WE DO NOT YET KNOW OF OR THAT WE CURRENTLY THINK ARE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. INVESTMENT IN OUR SECURITIES IS SPECULATIVE. ONE OR MORE OF THESE RISKS COULD CAUSE OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK TO SUFFER AND YOU COULD LOSE ALL OR PART OF THE MONEY YOU INVESTED IN OUR SECURITIES. PLEASE CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE OUR SECURITIES.

   The following risks and uncertainties could affect our operating results and financial condition and could cause our actual results to differ materially from our historical results.

   Our Business Model is in Its Early Stages and May Not Be Successful.

   In early 1998, the focus of our predecessor's business by necessity shifted to research and development efforts needed to develop a Windows 2000 platform-based product line. Given this shift in our business focus, even though our predecessor and we have had limited revenues from operations since 1993, we are at an early stage of entering the commercial marketplace. Our future operating results are subject to a number of risks, including our ability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Our management's inability to guide growth effectively, including implementing appropriate systems, procedures and controls, could have an adverse effect on our financial condition and operating results.

   We May Not Be Able to Obtain Adequate Financing to Implement Our Growth Strategy

   Successful implementation of our growth strategy may require continued access to capital. If we do not generate sufficient cash from operations, our growth could be limited unless we are able to obtain capital through additional debt or equity financings. We cannot assure you that debt or equity financings will be available as required. We have incurred significant operating losses that raises substantial doubt about our ability to raise additional financing and to continue as a going concern. Even if financing is available, it may not be on terms that are favorable to us or sufficient for our needs. If we are unable to obtain sufficient financing, we may be unable to fully implement our growth strategy. Should we be able to obtain additional capital, we can make no assurance that it will not result in the dilution in the ownership and control of our existing shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of common stock.

   We Are Located in Canada but a Majority of our Revenues are denominated in U.S. Dollars, Which Subjects Us to Risks in Exchange Rate Fluctuations.

   We face foreign currency exchange risk because a majority of our revenue is denominated in U.S. dollars and a majority of our operating costs are incurred in Canadian dollars. We have derived substantially all of our revenues to external customers from sales by our Canadian operations and substantially all of our assets are located in Canada. Significant fluctuations in the foreign exchange rate between U.S. and Canadian currency will result in fluctuations in our annual and quarterly results. If the Canadian dollar were to strengthen in relation to the U.S. dollar, our effective costs would rise in relation to our revenues, adversely affecting our profitability and competitive position. For information on our revenues by geographic areas, see Note 5 to our Consolidated Financial Statements.

   We Hold No Patents on Our Technology.

   We do not have and do not intend to apply for patents on our products. We rely on trade secrets to protect our intellectual property. Management believes that the patent application process in many countries in which we intend to sell products would be time-consuming and expensive and any patent protection might be out of date by the time the patent were to be granted.

   The departure of any of our management or significant technical personnel, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and technical personnel and our ability to market our existing products and to develop new products. Employees may and have left us to go to work for a competitor. While we believe that we have adequately protected our proprietary technology, and we will take all appropriate and reasonable legal measures to protect it, the use of our processes by a competitor could have a material adverse effect on our business, financial condition and results of operations. Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or be independently developed by competitors. Competitors' products may add features, increase performance or sell at lower prices. We cannot predict whether our products will continue to compete successfully with such existing rival architectures or whether new architectures will establish or gain market acceptance or provide increased competition with our products.

   Because Our Officers and Directors Are Canadian, You May Not be Able to Enforce Civil Liabilities Under the US Federal Securities Laws Against Them

   All of our directors and officers and some of the experts named in this prospectus reside outside the United States. Therefore, it may be difficult to serve process upon them in the United States or to collect upon a judgment obtained in the United States against them. Our Canadian counsel has advised us that there is doubt as to the enforceability of liabilities predicated on U.S. federal securities laws determined in original actions in the Province of British Columbia; and judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws in the courts of the Province of British Columbia.

   Moreover, no treaty exists between the United States and Canada for the reciprocal enforcement of foreign court judgments. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

   We Are Currently Dependent on a Limited Number of Customers

   Sales to one customer, Aliant, Inc., comprised 56% of our revenues in fiscal 2001. Sales to three customers comprised 93% of revenues in 2000. Sales to three customers comprised 100% of revenues in 1999. If our business strategy is successful, we expect that we will become less dependent on such significant customers in the future as sales increase. However, if we are unable to successfully diversify our customer base, our business, financial condition and results of operations would be materially and adversely affected.

   We Operate in a Highly Competitive Industry.

   The market for unified messaging software is highly competitive and subject to frequent product introductions with improved price and/or performance characteristics. Even if we are able to introduce products which meet evolving customer requirements in a timely manner, there can be no assurance that our new products will gain market acceptance. Many companies, including CommWorks, Comverse, Glenayre, and Sema Oryx and others, may have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader product line which may provide a more comprehensive solution than ours. Increased competition in the unified messaging industry could result in significant price competition, reduced profit margins or loss of market share, any of which could have a material adverse effect on our business and profitability.

   Our Business Is Subject to Risks Related to Rapid Technological Change, Which Could Increase Cost and Uncertainty.

   The telecommunications industry is characterized by rapidly changing technology and evolving industry standards. Our success will depend heavily on our continuing ability to develop and introduce enhancements to our existing systems and new products that meet changing markets. We can make no assurance that our technology or systems will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to innovate successfully, our business and operating results could be adversely affected.

   We are Exposed to General Economic Conditions.

   As a result of recent unfavorable economic conditions, revenues and spending within the North American telecommunications industry have been adversely affected. If the economic conditions in North America continue or worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

   Economic Conditions in the United States, Canada, and Globally, Affecting the Telecommunications Industry, as well as other Trends and Factors Affecting the Telecommunications Industry, Are Beyond our Control and May Result in Reduced Demand and Pricing Pressure on our Products.

   There are trends and factors affecting the telecommunications industry, which are beyond our control and may affect our operations. Such trends and factors include:

   o adverse changes in the public and private equity and debt markets and our ability, as well as the ability of our customers and suppliers, to obtain financing or to fund working capital and capital expenditures;
   o adverse changes in the credit ratings of our customers, potential customers and suppliers;
   o adverse changes in the market conditions in our industry and the specific markets for our products;
   o visibility to, and the actual size and timing of, capital expenditures by our customers and potential customers;
   o inventory practices, including the timing of product and service deployment, of our customers and potential customers;
   o policies of our customers and potential customers regarding utilization of single or multiple vendors for the products they purchase;
   o the overall trend toward industry consolidation and rationalization among our customers, potential customers, competitors, and suppliers;
   o conditions in the broader market for communications products, including data networking products and computerized information access equipment and services;
   o   the effects of war and acts of terrorism.

   Economic conditions affecting the telecommunications industry, which affect market conditions in the telecommunications and networking industry, in the United States, Canada and globally, affect our business. Reduced capital spending and/or negative economic conditions in the United States, Canada, Europe, Asia, Latin America and/or other areas of the world could result in reduced demand for or pricing pressure on our products.

   We May be Materially and Adversely Affected by Continued Reductions in Spending on Telecommunications Infrastructure by Our Customers.

   A continued slowdown in capital spending by service providers may affect our revenues more than we currently expect. Moreover, the significant slowdown in capital spending by service providers has created uncertainty as to market demand. As a result, revenues and operating results for a particular period can be difficult to predict. In addition, there can be no certainty as to the severity or duration of the current industry adjustment. As a result of the recent changes in industry and market conditions, many of our customers have reduced their capital spending on telecommunications infrastructure. Our revenues and operating results are expected to continue to be affected by the continued reductions in capital spending on telecommunications infrastructure by our customers.

   Future Sales of Our Common Stock May Cause Our Stock Price to Decline.

   As of April 25, 2002, we had outstanding approximately 34,248,782 common share equivalents, consisting of 28,148,782 shares of common stock, 6,100,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. All of the 8,418,000 shares issued in April 1999 under Rule 504 of the Securities Act of 1933, as amended, are freely tradable, as are 453,756 shares issued under Rule 504 prior to April 1999 and 954,455 shares acquired by certain of our employees and a director upon the exercise of options granted under our Second Amended and Restated 1999 Stock Option Plan.

   The remaining 18,322,571 outstanding shares have not been registered under the Securities Act and therefore are treated as "restricted securities" and may be publicly sold in the United States only if registered or if the sale is made in accordance with an exemption from registration, such as Rule 144 under the Securities Act. Under these exemptions, however, substantially all of the 18,322,571 shares generally will be eligible for resale in the United States without registration one year from the date of purchase. This may adversely affect the market price of our shares and could affect the level of trading of such shares.

   As of April 25, 2002, warrants to purchase an aggregate of 5,575,000 shares were outstanding. We intend to register under the Securities Act the shares of common stock issuable upon exercise of such warrants. On April 11, 2000, we registered under the Securities Act 5,000,000 shares reserved for issuance under our 1999 Stock Option Plan, of which 954,455 shares have been issued pursuant to exercise. On September 13, 2000, we registered an additional 5,000,000 shares reserved for issuance under this plan. When issued, all of these shares generally will be freely tradable.

   The sale of a significant number of shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the shares and could impair our future ability to raise capital through an offering of equity securities.

   Our Common Stock Is Illiquid and Subject to Price Volatility Unrelated to Our Operations.

   Our common stock currently trades on a limited basis on the OTC Bulletin Board, The Toronto Stock Exchange and the Frankfurt Stock Exchange. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other telephony companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

   A Decline in the Price of Our Common Stock Could Adversely Impact Our Operations.

   A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

   Our Articles of Incorporation and Bylaws and Nevada Law Contain Provisions that Could Delay or Prevent a Change of Control and Could Limit the Market Price of Our Common Stock.

   Our authorized capital stock consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. To date, 1 share of Series A preferred stock has been designated and is issued and outstanding and, 666,667 shares of Series B preferred stock have been designated, of which 585,698 are issued and outstanding. Our board of directors, without any action by shareholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

   The Market for Our Common Stock is Adversely Affected by the "Penny Stock" Rules

   Our common stock is currently defined as a "penny stock" under the Securities Exchange Act of 1934, as amended, and rules of the SEC. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the Nasdaq system. Quotation on the OTC Bulletin Board and the Toronto Stock Exchange is not sufficient to avoid being treated as a "penny stock." The Exchange Act and such penny stock rules generally impose additional sales practices and disclosure requirements on broker-dealers who sell our securities to persons other than "accredited investors" or in transactions not recommended by the broker-dealer. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, the penny stock rules affect the ability of broker-dealers to make a market in or trade our shares and may also affect the ability of purchasers of shares to resell those shares in the public market.

   NASD Sales Practice Requirements Adversely Affect the Market for Our Common Stock

   In addition to the "Penny Stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, and this has an adverse effect on the market for our shares.

   We are Subject to Further Dilution if We Elect to Pay Fees to Innovatia in Common Stock

     On February 27, 2001, the Company entered into a three-year development agreement with Innovatia Inc. ("Innovatia"), an existing shareholder of the Company and a wholly owned subsidiary of Aliant Inc. ('Aliant"). The purpose of the agreement is to develop a carrier-classified unified communications product to which the Company will have exclusive title. Under the agreement, Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration of the services provided, the Company agreed to pay $5.7 million over three years in quarterly installments of $475,000 commencing the quarter ended April 30, 2001. The Company had the option to pay for some or all of the services in cash or common shares. It is the Company's intention to negotiate a non-exclusive licensing agreement with Aliant for use of the product.

   On December 28, 2001, the Company and Innovatia agreed to terminate the three-year development agreement. In settlement of the services provided under this agreement, the Company issued to Innovatia a Canadian dollar denominated promissory note in the amount of $1,707,989 (Cdn $2,720,142). Immediately thereafter, the Company repaid $132,059 (Cdn $210,000) of the promissory note by issuing 500,000 common shares at a market price of $0.26 (Cdn $0.42) per share. In accordance with the requirements of the Toronto Stock Exchange, the issuance of these common shares resulted in an equivalent reduction in the number of common shares reserved for issuance under the Company's current stock option plan.

   The promissory note bears interest at prime plus 1% (prime rate at December 31, 2001 was 4%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter ("Maximum Amount Payable") is the lesser of $142,314 (Cdn $226,678) and 40% of the net aggregate amount of invoices ("Invoiced Amount") issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters. The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, then 500,000 of the shares will be valued at the lesser of the market price of our shares on the Toronto Stock Exchange and Cdn$0.75 per share, and the value of the balance of any other shares issuable is determined by the weighted average trading price of the Company's common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

   After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required to settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. If all or a significant portion of these payments were made in shares, this would result in substantial additional dilution in the future.


   Our Share Warrants are not Listed on Any Securities Exchange or Quotation System and There is No Market for Our Share Warrants

   While our share warrants are covered by the registration statement of which this prospectus is a part, there is no public market for our share warrants and we do not intend to list our share warrants on any securities exchange or quotation system. If the share warrants are exercised for our common stock, such common stock would be eligible for trading on the OTC Bulletin Board and the Toronto Stock Exchange but any such trading would be subject to the other risk factors associated with the common stock.


                               USE OF PROCEEDS

   No proceeds will be received by us from the resale of the common stock or share warrants by the selling security holders. We will receive the proceeds, in the ordinary course, from any cash exercise of the share warrants. We will not receive proceeds from any "cashless" exercise of the share warrants. If all share warrants are exercised for cash, we will receive proceeds of approximately Cdn$7,312,500 (approximately US$4,812,356, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001). These proceeds will be used to fund working capital and other general corporate purposes.

   There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for us to achieve our stated business objectives. Additional funds received to achieve our business objectives are expected to be obtained from existing working capital, sales revenues and further debt or equity financing. We have no current intentions to acquire any businesses, products, services or technologies. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

                          SELLING SECURITY HOLDERS

This prospectus relates to the offer and sale of securities by the selling security holders identified below. None of the selling security holders are or have been affiliates of ours. The selling security holders will determine when they will sell their shares and share warrants and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. We will not receive any proceeds from the sale of the shares or share warrants by the selling security holders. The following table sets forth certain information regarding the beneficial ownership of our securities as of [April 4, 2002] by each of the selling security holders. The information with respect to each selling security holder is based on information provided to us by the selling security holders.


------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Name and Relationship           Securities  Beneficially     Securities    Percentage    Securities to    Percentage
                                Owned(1)                     Offered       Ownership     be Retained,     Ownership after
                                                                           Before        if all           Offering, if all
                                                                           Offering(2)      Registered       Registered
                                                                                         Securities are   Securities are
                                                                                         Sold             Sold
----------------------------------------------------------------------------------------------------------------------------
Montrusco Select Growth Fund    Shares - 534,000               534,000          2.9%           0                0
per Montrusco Bolton            Warrants - 267,000             267,000
Investments                     Warrant Shares - 267,000       267,000
----------------------------------------------------------------------------------------------------------------------------
Montrusco Bolton Investments    Shares - 836,000               836,000          4.4%           0                0
Inc. for Scotia Canadian        Warrants - 418,000             418,000
Growth Fund                     Warrant Shares- 418,000        418,000
----------------------------------------------------------------------------------------------------------------------------
Montrusco Bolton Investment     Shares - 0                           0             *           0                0
Inc. for BCT Pension Plan       Warrants - 65,000               65,000
                                Warrant Shares- 65,000          65,000
----------------------------------------------------------------------------------------------------------------------------
Mr. Michael McMurrich           Shares - 75,000                 75,000             *           0                0
                                Warrants - 37,500               37,500
                                Warrant Shares- 37,500          37,500
----------------------------------------------------------------------------------------------------------------------------
Mr. Larry Arsenault             Shares - 0                           0             *           0                0
                                Warrants - 37,500               37,500
                                Warrant Shares- 37,500          37,500
----------------------------------------------------------------------------------------------------------------------------
Tuscarora Capital Inc.          Shares - 0                           0             *           0                0
                                Warrants - 75,000               75,000
                                Warrant Shares- 75,000          75,000
----------------------------------------------------------------------------------------------------------------------------
London Life Growth Equity Fund  Shares - 75,000                 75,000             *           0                0
                                Warrants - 37,500               37,500
                                Warrant Shares- 37,500          37,500
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
AGF Canadian Growth Equity      Shares - 900,000               900,000          4.7%           0                0
Fund                            Warrants - 450,000             450,000
                                Warrant Shares- 450,000        450,000
----------------------------------------------------------------------------------------------------------------------------
GWL Growth Equity Fund          Shares - 87,500                 87,500             *           0                0
                                Warrants - 43,750               43,750
                                Warrant Shares- 43,750          43,750
----------------------------------------------------------------------------------------------------------------------------
IG Canada Diversified Growth    Shares - 187,500               187,500          1.0%           0                0
Fund                            Warrants - 93,750               93,750
                                Warrant Shares- 93,750          93,750
----------------------------------------------------------------------------------------------------------------------------
Scotia Cassels Investment       Shares - 750,000               750,000          4.0%           0                0
Counsel for Scotia Canadian     Warrants - 375,000             375,000
Small Cap Fund                  Warrant Shares - 375,000       375,000
----------------------------------------------------------------------------------------------------------------------------
Triax Investment Management     Shares - 0                           0             *           0                0
Inc. as Agent for Leeward       Warrants - 50,000               50,000
Management Limited              Warrant Shares- 50,000          50,000
----------------------------------------------------------------------------------------------------------------------------
Triax Investment Management     Shares - 0                           0             *           0                0
Inc. as Agent for North South   Warrants - 75,000               75,000
1 Investments Ltd.              Warrant Shares- 50,000          75,000
----------------------------------------------------------------------------------------------------------------------------
Triax Investment Management     Shares - 0                           0             *           0                0
Inc. as Agent for North South   Warrants - 25,000               25,000
2 Investments Ltd.              Warrant Shares- 25,000          25,000
----------------------------------------------------------------------------------------------------------------------------
Triax Investment Management     Shares - 125,000               125,000             *           0                0
Inc. as Agent for DGK           Warrants - 62,500               62,500
Holdings Inc.                   Warrant Shares- 62,500          62,500
----------------------------------------------------------------------------------------------------------------------------
Triax Investment Management     Shares -75,000                  75,000             *           0                0
Inc. as Agent for LW Capital    Warrants - 37,500               37,500
Corporation                     Warrant Shares- 37,500          37,500
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
AIG Global Investment Corp      Shares - 0                           0          2.0%                  0         0
(Canada)                        Warrants - 187,500             187,500
                                Warrant Shares - 187,500       187,500
----------------------------------------------------------------------------------------------------------------------------
Emerald Investments L.P.        Shares - 325,000               325,000          1.8%                  0         0
                                Warrants - 162,500             162,500
                                Warrant Shares- 162,500        162,500
----------------------------------------------------------------------------------------------------------------------------
Casurina Limited Partnership    Shares - 0                           0          1.1%                  0         0
                                Warrants - 100,000             100,000
                                Warrant Shares- 100,000        100,000
----------------------------------------------------------------------------------------------------------------------------
Eleuterra Investment            Shares - 0                           0             *                  0         0
Management Inc. - First         Warrants - 25,000               25,000
Wave Inc.                       Warrant Shares- 25,000          25,000
----------------------------------------------------------------------------------------------------------------------------
Garuda Ventures Limited         Shares - 300,000               300,000          1.6%                  0         0
                                Warrants - 150,000             150,000
                                Warrant Shares- 150,000        150,000
----------------------------------------------------------------------------------------------------------------------------
Wyndel Consulting Ltd.          Shares - 1,078,309             131,250          4.2%           947,059          3.5%
                                Warrants - 65,625               65,625
                                Warrant Shares- 65,625          65,625
                                Preferred B shares - 59,516     59,516
----------------------------------------------------------------------------------------------------------------------------
Madrona Investments Ltd.        Shares -558,133                131,250          2.3%           426,883          1.6%
                                Warrants - 65,625               65,625
                                Warrant Shares- 65,625          65,625
                                Preferred B shares - 292,849   292,849
----------------------------------------------------------------------------------------------------------------------------
Bernice Kosiur                  Shares - 75,000                 75,000             *                 0          0
                                Warrants - 37,500               37,500
                                Warrant Shares - 37,500         37,500
----------------------------------------------------------------------------------------------------------------------------
Fidulex Management Inc.         Shares - 200,000               200,000          1.1%                 0          0
                                Warrants - 100,000             100,000
                                Warrant Shares - 100,000       100,000
----------------------------------------------------------------------------------------------------------------------------
Loewen, Ondaatje, McCutcheon    Shares - 0                           0             *                 0          0
Limited                         Warrants - 51,250               51,250
                                Warrant Shares- 51,250          51,250
----------------------------------------------------------------------------------------------------------------------------
Paradigm Capital Inc.           Shares - 75,000                 75,000             *                 0          0
                                Warrants - 37,500               37,500
                                Warrant Shares- 37,500          37,500
----------------------------------------------------------------------------------------------------------------------------
Acumen Capital Partners         Shares - 0                           0             *                 0          0
Limited                         Warrants - 30,000               30,000
                                Warrant Shares- 30,000          30,000
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Innovatia Inc.                  Shares - 1,503,571            75,000           5.6%           1,428,571        5.2%
                                Warrants - 37,500             37,500
                                Warrant Shares- 37,500        37,500
----------------------------------------------------------------------------------------------------------------------------
Banque Eurofin                  Shares - 0                         0              *                   0        0
                                Warrants - 50,000             50,000
                                Warrant Shares- 50,000        50,000
----------------------------------------------------------------------------------------------------------------------------



* less than 1%

(1) Number of "Shares" represents the number of shares of common stock being offered hereunder. Number of "Warrants" represents the number of share warrants being offered hereunder. Number of "Warrant Shares" represents the number of shares of common stock issuable upon exercise of such share warrants being offered hereunder.

(2) Includes shares of common stock and shares of common stock reserved for issuance upon exercise of share warrants.

                                PLAN OF DISTRIBUTION

   This prospectus relates to (i) the resale of up to 4,957,500 shares of our common stock by the selling security holders identified in this prospectus, (ii) the resale by such selling security holders of share warrants to acquire up to 3,250,000 shares of our common stock and (iii) the offer and sale of 3,250,000 shares of our common stock, which have been reserved for issuance upon exercise of such share warrants. Selling security holders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

   o   transactions in the over-the-counter market;

   o   transactions on a stock exchange that lists our common stock; or

   o transactions negotiated between selling security holders and purchasers, or otherwise.

   Broker-dealers may charge commissions to both shareholders selling common stock, and purchasers buying shares sold by a selling security holder. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Such brokers or dealers or other participating brokers or dealers and the selling security holders will be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

   To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling security holders are offering or selling securities covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-K. In addition to any other applicable laws or regulations, selling security holders must comply with regulations relating to distributions by selling security holders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling security holders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

   We will not receive any proceeds from the sale of the shares by the selling security holders pursuant to this prospectus. We agreed to bear the expenses (other than broker's commissions and similar charges) of the selling security holders in connection with the registration of the securities, including legal and accounting fees, of which we have paid approximately $350,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. To comply with certain U.S. states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling security holders will sell any or all of the shares offered by them hereunder.

                        SELECTED CONSOLIDATED FINANCIAL DATA

                        (in thousands, except per share data)

   The following table presents selected financial data for us as at December 31, 2001 and for the five fiscal years ended December 31, 2001. We derived the selected financial data set forth below with respect to our statements of operations for the three fiscal years ended December 31, 2001 and our balance sheets as at December 31, 2001 and 2000, from our consolidated financial statements that are included elsewhere in this prospectus. The selected financial data set forth below with respect to our statements of operations for each of the two fiscal years ending December 31, 1998 and the balance sheet data as at December 31, 1999, 1998 and 1997, was derived from our consolidated financial statements which are not included in this prospectus. The following selected financial data should be read in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.
The statement of operations data and the balance sheet data are derived from our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States.

                              Year Ended        Year Ended        Year Ended        Year Ended        Year Ended
                             December 31,      December 31,      December 31,      December 31,      December 31,
                                 2001              2000              1999              1998              1997
                           ---------------   ---------------   ---------------   ---------------   ---------------
                                                     (in thousands, except per share data)
Statement of
Operations Data:
Sales                        $        358      $        275      $         56      $        119      $        520
Expenses:
  Cost of sales                        50                86                52                75               260
Sales and marketing                 2,238             3,589             1,191               190                60
Research and development            4,618             2,709             2,250               284                66
General and
administrative and other            3,745             3,542             3,412               501               303
                             ------------      ------------      ------------      ------------      ------------
Total expenses                     10,651             9,926             6,905             1,050               689
Net loss                          (10,293)           (9,651)           (6,849)             (931)             (169)

Deemed dividend on
Series B Preferred Stock             -               (1,451)             -                  -                -

Dividends paid on preferred
stock                                  57              -                 -                  -                -
                             ------------      ------------      ------------      ------------      ------------
Reduction of beneficial
conversion feature on
retraction of 80,969
Series B preferred stock             (110)             -                 -                  -                -

Page 25

Net income (loss)            $    (10,240)     $    (11,102)     $     (6,849)     $        (931)     $      (169)
attributable to common
stockholders

Basic and                    $      (0.34)     $      (0.46)     $      (0.41)     $       (0.14)     $     (0.03)
diluted net loss
per common share

Weighted average number            30,068            24,031            16,904              6,600            6,600
of common stock and
common stock equivalents
outstanding used in
basic and diluted per
share calculation


                              Year Ended        Year Ended        Year Ended        Year Ended        Year Ended
                             December 31,      December 31,      December 31,      December 31,      December 31,
                                 2001              2000              1999              1998              1997
                           ---------------   ---------------   ---------------   ---------------   ---------------
                                                     (in thousands, except per share data)
Balance Sheet Data:
Cash and cash equivalents    $      1,732      $        603      $        121      $         37      $          1
Working capital                     1,506             1,634            (1,126)           (1,432)             (483)
Total assets                        4,336             4,665               852               279                82
Current Liabilities                 1,453             1,577               274             1,049             1,103

Long term Liabilities               1,576              -                 -                 -                  233

Total Liabilities                   2,625             1,103             1,453             1,577               507

Total stockholders'
equity (deficiency)                 1,711             3,562              (602)           (1,298)             (425)

(1) The foregoing table assumes no exercise of any stock options or warrants outstanding as of December 31, 2001. As of December 31, 2001, there were options and warrants outstanding to purchase a total of 12,019,936 shares of common stock with a weighted average exercise price of $1.89 per share.

(2) The following selected financial data are derived from the continuing financial statements of Voice Mobility Inc., a company incorporated under the laws of the Canada Business Corporation Act in 1993. Through a series of transactions in June 1999, Voice Mobility Inc. was recapitalized and acquired the net assets of Voice Mobility International, Inc. (formerly Equity Capital Group, Inc.), an inactive United States company registered on the OTC Bulletin Board. The Consolidated Financial Statements are a continuation of the financial statements of the accounting acquirer, Voice Mobility Inc.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                           CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion of our financial condition and results of operations together with the Consolidated Financial Statements and the notes to Consolidated Financial Statements included elsewhere in this prospectus prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. We discuss such risks and uncertainties under the caption "Cautionary Note Regarding Forward-Looking Statements" in this prospectus.

   Voice Mobility International, Inc. is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned operating subsidiaries, Voice Mobility Inc. and Voice Mobility
(US) Inc. Our Enhanced Messaging software suite allows for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. The principal geographic markets include North America, Latin America, Europe and Asia.

Results of Operations for the fiscal years ended December 31, 2001 compared to
------------------------------------------------------------------------------
December 31, 2000
-----------------

   Sales - Sales for the fiscal year ended December 31, 2001 were $358,191 compared to $275,190 for the fiscal year ended December 31, 2000 representing an increase of 30%. Sales for the fiscal year ended December 31, 2001 were for software license sales, mailbox subscriptions, computer hardware and support services of which $189,801 represented sales to NBTel. The increase to sales is attributed to the increase in the volume of goods sold compared to the same period last year. Sales for the fiscal year ended December 31, 2000 were for recognition of deferred revenue from 1999, sale of third party computer hardware and software, server installation and setup charges, and software license revenue.

   In the third quarter of 2001, we recognized revenue from software license sales of $350,000 to Digital China. We have been unable to collect funds from this sale to Digital China and have therefore reversed the revenue recognized of $350,000. As a result, sales for the three-month period ended September 30, 2001, previously reported as $388,621 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $38,621 as a result of this adjustment.

   In April 2000 we entered into a three year license agreement with Ikano Communications, Inc. and received $250,000 for the installation and set up of our unified communication software. The $250,000 was deferred and is being recognized ratably over the term of the agreement. For the fiscal year ended December 31, 2001, we have recognized $83,333 of the deferred amount.

   Cost of sales - Cost of sales were $49,999 and $86,498 for the fiscal years ended December 31, 2001 and 2000 respectively, representing a 42% decrease. Cost of sales for the fiscal year ended December 31, 2001 is comprised of commissions on software license sales, telephony hardware, amortization of the telephony hardware and third party software, installation costs of our unified communications product at existing customer sites. Cost of sales for the fiscal year ended December 31, 2000 is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs.

   In the third quarter of 2001, we recorded costs related to revenue from software license sales to Digital China. We have been unable to collect funds from this sale and have therefore reversed the revenue recognized and related costs of sales of $82,250. As a result, cost of sales for the three-month period ended September 30, 2001, previously reported as $99,558 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $17,308 as a result of this adjustment.

Operating Expenses
------------------

   Sales & Marketing - Our sales and marketing costs consist primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $2,237,563 and $3,588,642 for the fiscal years ended December 31, 2001 and 2000 respectively representing a decrease of 38%. These costs reflect employee stock option compensation cost of $nil and $1,178,996 for the fiscal years ended December 31, 2001 and 2000 respectively.

   The decrease of $172,083 (net of stock based compensation) in sales and marketing expense between the fiscal years ended December 31, 2001 and 2000, is primarily a result of a decrease in the number of sales and marketing personnel, consulting fees, and corresponding decrease in advertising and promotions, general sales and marketing expenses.

   Research and Development - Our research and development costs consist primarily of personnel, data and voice transmission, and related facility costs. Research and development costs were $4,618,284 and $2,709,048 for the fiscal years ended December 31, 2001 and 2000 respectively, representing an increase of 70%. These costs reflect employee stock option compensation cost of $257,934 and $964,673 for the fiscal years ended December 31, 2001 and 2000 respectively.

   The incremental increase of $2,615,975 (net of stock based compensation) in research and development expense between the fiscal years ended December 31, 2001 and 2000, is a primarily a result of expenses incurred to develop a carrier-classified unified communications product and acceleration in the development process for two new versions of our unified communications product.

   Of the $2,615,975, $1,707,989 was incurred under an agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a carrier-classified unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers.

   The primary reason for the remaining increase in costs of $907,986 is a result of acceleration in the development process resulting in two new versions of our unified communications product.

   General and Administrative - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. Total general and administrative costs were $3,623,980 and $3,639,028 for the fiscal years ended December 31, 2001 and 2000 respectively, representing a decrease of 0.004%. These costs reflect employee stock option compensation cost of $45,633 and $162,089 for the fiscal years ended December 31, 2001 and 2000 respectively. A further $125,250 and $880,500 of stock option compensation costs were recorded for the fiscal years ended December 31, 2001 and 2000 respectively for stock option grants awarded to non-employees in exchange for consulting services.

   The incremental increase of $856,658 (net of stock based compensation) in general and administrative costs between the fiscal years ended December 31, 2001 and 2000, is a primarily a result of an increase in legal fees accounting for $409,208 of the increase of $856,658. Legal fees during the period incurred related to regulatory and registration filings. Consulting fees during the period increased $194,323. The primary reason for the remaining increase in costs of $253,127 is a result of depreciation and amortization, insurance, office and telecommunication that is due to the increase in headcount in 2001 compared to the same period last year. We anticipate that general and administrative costs will continue to grow in the foreseeable future as we implement our market growth strategies.

   Interest Expense - Our interest expense was $281,017 and $16,411 for the fiscal years ended December 31, 2001 and 2000 respectively. The increase in interest expense resulted from the increase in financing activities in 2001.

   Interest Income - Interest income was $160,095 and $113,490 for the fiscal years ended December 31, 2001 and 2000 respectively. In 2001, we earned interest income on cash though term deposits.

   Income Taxes - At December 31, 2001 we have $3,683,000 US tax net operating losses that expire in the years 2019 through to 2021. As at December 31, 2001 we have Canadian tax net operating losses of approximately $13,629,000 that will expire in the years 2002 through to 2008. Non-capital losses of our Canadian operating subsidiary, Voice Mobility Inc., are restricted by Canadian Income Tax Law and may not be available entirely for use in future years pursuant to
Section 111(4) of the Canadian Income Tax Act.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 2001 and 2000 respectively, we recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

Results of Operations for the fiscal years ended December 31, 2000 compared to
------------------------------------------------------------------------------
December 31, 1999
-----------------

   Sales - Sales for the fiscal year ended December 31, 2000 were $275,190 compared to $55,997 for the fiscal year ended December 31, 1999 representing an increase of 391%. Sales for the fiscal year ended December 31, 2000 represent the recognition of $93,016 in deferred revenue from 1999, $98,162 for the sale of third party computer hardware and software, $21,512 for server installation and setup charges, and $62,500 of software license revenue based on our software license agreement with Ikano Communications Inc. Sales for the fiscal year ended December 31, 1999 were from the sale of a software license and third party hardware and software.

   We entered into a three year license agreement with Ikano Communications, Inc. and received $250,000 for the installation, set up and maintenance of our Unified Communication software. Revenue from this arrangement is recognized ratably over the term of the agreement. $62,500 of the payment was recognized in the fiscal year ended December 31, 2000

   Cost of sales - Cost of sales is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs. Cost of sales were $86,498 and $51,843 for the fiscal years ended December 31, 2000 and 1999 respectively representing a 67% increase.

Operating Expenses
------------------

   Sales & Marketing - Our sales and marketing costs consist primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $3,588,642 and $1,190,754 for the fiscal years ended December 31, 2000 and 1999 respectively representing an increase of 201%. These costs reflect employee stock option compensation cost of $1,178,996 and $597,891 for the fiscal years ended December 31, 2000 and 1999 respectively.

   The incremental increase of $1,816,783 (net of stock based compensation) in sales and marketing expense between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in sales and marketing personnel, advertising and promotions, travel and participation in industry trade shows, consulting fees, and general sales and marketing expenses. These costs have been primarily incurred as result of market development efforts.

   Research and Development - Our research and development costs consist primarily of personnel, data and voice transmission, and related facility costs. Research and development costs were $2,709,048 and $2,250,153 for the fiscal years ended December 31, 2000 and 1999 respectively representing an increase of 20%. These costs reflect employee stock option compensation cost of $964,673 and $1,023,429 for the fiscal years ended December 31, 2000 and 1999 respectively.

   The incremental increase of $517,651 (net of stock based compensation) in research and development expense between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in research and development personnel costs, leased office space and utility costs, data and voice transmission costs, and general research and development costs.

   General and Administrative - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. Total general and administrative costs were $3,639,028 and $2,351,643 for the fiscal years ended December 31, 2000 and 1999 respectively, representing an increase of 55%. These costs reflect employee stock option compensation cost of $162,089 and $1,289,260 for the fiscal years ended December 31, 2000 and 1999 respectively. A further $880,500 of stock option compensation cost was recorded for the fiscal year ended December 31, 2000 for stock option grants awarded to non-employees in exchange for consulting services.

   The incremental increase of $1,534,056 (net of stock based compensation) in general and administrative costs between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in personnel costs, professional and legal costs, consulting fees, depreciation and amortization, lease of office space, and other general administrative costs. We anticipate that general and administrative costs will continue to grow in the foreseeable future as we implement our market growth strategies.

   Interest Expense - Our interest expense was $16,411 and $70,209 for the fiscal years ended December 31, 2000 and 1999 respectively. The decrease in interest expense resulted from the decrease in notes payable in 2000.

   Interest Income - Interest income was $113,490 and nil for the fiscal years ended December 31, 2000 and 1999 respectively. In 2000, we earned interest income on cash though term deposits.

   Income Taxes - At December 31, 2000 we have $136,000 US tax net operating losses that expire in 2020. As at December 31, 2000 we have Canadian tax net operating losses of approximately $9,328,000 that will expire in the years 2001 through to 2007. Non-capital losses of our Canadian operating subsidiary, Voice Mobility Inc., are restricted by Canadian Income Tax Law and may not be available entirely for use in future years pursuant to Section 111(4) of the Canadian Income Tax Act.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 2000 and 1999 respectively, we recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

Results of Operations for the fiscal years ended December 31, 1999 compared to
------------------------------------------------------------------------------
December 31, 1998
-----------------

   Sales - Sales for the fiscal year ended December 31, 1999 were $55,997 compared to $119,248 for the fiscal year ended December 31, 1998 representing an decrease of 53%. Sales for the fiscal year ended December 31, 1999 were from the sales of a software license and third party hardware and software. Sales for the fiscal year ended December 31, 1998 were from the sale of third party hardware and software, server installation and setup charges. All sales over both periods were sales of equipment and software that was in the beta stage of development.

   Cost of Sales - Cost of sales is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs. Cost of sales were $51,843 and $75,439 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing a 31% decrease.

Operating Expenses
------------------

   Sales and Marketing - Our sales and marketing costs consist primarily of personnel costs, stock compensation, advertising, promotions, public relations, trade shows and business development. Total costs were $1,190,754 and $189,691 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 528%. The increase of $1,001,063 reflects employee stock option compensation cost of $597,891.

   The incremental increase of $403,172 in sales and marketing expense between the two years is a result of an increase of $167,325 in sales and marketing personnel costs, $64,366 in promotions, $117,514 for travel and participation in industry trade shows, and $53,967 in general sales and marketing costs. These sales and marketing expenditures have been incurred as result of market development efforts.

   Research and Development - Our research and development costs consist primarily of personnel costs, stock compensation, data and voice transmission, and related facility costs. Research and development costs were $2,250,153 and $283,918, for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 693%. The increase of $1,966,235 in research and development costs from 1998 to 1999 primarily reflects an employee stock option compensation cost of $1,023,429.

   The incremental increase of $942,806 in research and development costs between the two years is the result of an increase of $344,928 in personnel costs, $34,988 in leased office space and utility costs, $29,512 in data and voice transmission costs and $33,378 in general research and development costs. $500,000 in research and development costs was recognized in accordance with an arrangement with Aliant Inc. dated March 26, 1999. As a result of the acquisition of VMI, we were obligated to issue 1,428,571 shares of our common stock valued at $500,000.

   General and Administrative - Our general and administrative costs consist primarily of personnel costs, stock compensation, professional and legal costs, consulting fees, travel, and the lease of office space. General and administrative costs were $2,351,643 and $460,911 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 410%. The increase of $1,890,732 primarily reflects an employee stock option compensation cost of $1,289,260.

   The incremental increase of $601,472 in general and administrative costs between the two years is the result of an increase of $110,560 in personnel costs, $247,873 in professional and legal costs, $52,208 in consulting fees, $11,167 in lease of office space, $60,000 in accruals for interest, and $119,664 in general administrative costs.

     Acquisition fee for recapitalization - The acquisition fee of $200,000 was for payments related to legal fees in the reverse acquisition of VMII. These fees have been expensed as a fee for the recapitalization in the year ended December 31, 1999.

   Interest Expense - Our interest expense is primarily related to short-term debt. Interest expense was $70,209 and $39,887 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively. The increase of $30,322 between the two years resulted from an increase in notes payable and shareholder advances.

   Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 1999 and 1998 respectively, we recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

   Extraordinary Loss - In March 1999 VMI and Acrex agreed to a loan settlement transaction with Ibex Investments Ltd. ("Ibex"). Pursuant to these understandings VMII issued warrants to purchase 500,000 shares of Common Stock to Ibex in settlement of a loan made by Ibex to VMI in the principal amount of $167,000. The original loan agreement did not provide for the settlement of debt with equity instruments. Consequently an extraordinary loss of $790,000 has been recorded based on the difference between the fair value of the equity instruments issued and the carrying value of the retired debt. The fair value of the warrants was estimated using the Black Scholes option pricing model.

Fluctuations in Annual and Quarterly Results
--------------------------------------------

   Our annual and quarterly operating results may fluctuate significantly in the future as a result of numerous factors, including:

1. The amount and timing of expenditures required developing strategic relationships to enhance sales and marketing.

2. Changes in the growth rate of Internet usage and acceptance by consumers of unified messaging systems.

3. Emergence of new services and technologies in the market in which we compete; and fluctuations of foreign currency exchange rates.

4. Unanticipated delays in product development that could adversely affect our revenues or results of operations.

5. The failure or unavailability of third-party technologies and services could limit our ability to generate revenue.

   In addition, a portion of our revenue relies on the number of mailboxes our customers sell and therefore our revenue may fluctuate depending on the marketing and sales campaigns of our customers.

Liquidity and Capital Resources
-------------------------------

   As of December 31, 2001, we had $1,732,200 in cash and cash equivalents and a working capital balance of $1,505,963.

   During the first quarter of 2001, we received $1.8 million in proceeds from the release of preferred stock from escrow and during the year we received $0.4 million from the sale of our common stock to employees through our employee stock option plan.

   In April 2001, we sold 6.5 million Special Warrants in a public offering, generating $8.4 million in cash, before offering expenses. Prior to our public offering, we funded our operations primarily through equity private placements and debt financing.

   Our operating activities resulted in net cash outflows of $7.6 million in 2001, $5.5 million in 2000, and $2.1 million in 1999. The operating cash outflows for these periods resulted from significant investments in research and development, sales, marketing and services, which led to operating losses in all periods.

   Investing activities resulted in net cash outflows of $0.9 million in 2001, $1.9 million in 2000, and $0.5 million in 1999. The investing activities consisted primarily of purchases of property and equipment as a result of growth of our company and our development activities. These capital expenditures consisted of hardware, software, equipment, and furniture for our growing employee headcount, and our research and development needs including test equipment. At December 31, 2001, we did not have any material commitments for future capital expenditures.

   In February 2001, we entered into a three year development agreement with Innovatia Inc., a shareholder and a wholly owned subsidiary of Aliant Inc. The agreement is to develop a carrier-classified unified communications product that will become Aliant's primary hosted messaging solution for business and residential customers. In consideration of the services provided, we had originally agreed to pay quarterly fees based directly on the value of the work performed beginning February 2001. We had the option to elect to pay for some or all of the services in cash or common shares. On December 28, 2001, we agreed to settle the value of the services provided to date by Innovatia of $1.7 million in the form of a promissory note bearing interest at prime plus 1%. The promissory note is repayable in quarterly payments over the term commencing July 2002 and for the ten consecutive quarters thereafter. We have the option to elect to settle some or all of the amounts owing in cash or common shares. On December 28, 2001, we also issued 500,000 common shares to Innovatia at a market price of $0.26 per share as partial payment of the promissory note.

   On December 28, 2001, the Class F, G, I, L, M and N warrants, exercisable into an aggregate of 3,533,334 shares of common stock were cancelled by the holders.

   On March 4, 2002, we renegotiated the remaining term of the February 2001 agreement. The term of the revised agreement is for the period January 1, 2002 to December 31, 2003. Innovatia will continue to provide the originally agreed services, however, in consideration of the services provided, we have agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross revenue received for the sale of our products globally within the quarter.

   On March 6, 2002, in connection with the exercise of 500,000 VM Canada Exchangeable Shares, we issued 500,000 common shares. There was no cash or other consideration involved in this transaction as it was an exchange only.

   We currently anticipate that revenues will increase in the long-term as we increase our sales and marketing activities and introduce new versions of our software that are technologically feasible and of carrier class quality. We have implemented significant cost reductions and expect to keep our operating costs to a minimum until cash is available through financing or operating activities. However, based on current projections, if we are unable to increase revenues over historical levels, we will have negative cash flows in excess of $3 million for the balance of fiscal 2002 and we will need to raise additional funds through equity or debt financing to meet our current and future financial commitments. To date, we have incurred significant operating losses that raises substantial doubt about our ability to raise funds and to continue as a going concern. Based on current projections, we anticipate significant revenues from Tier I telecommunications providers in 2002 from revenues generated through the replacement of legacy voice mail systems. Such revenues will afford us the ability to fund a portion of our daily operations and service our debt obligations, however, it is reasonably likely that we will need to raise additional funds through equity or debt financing to meet our current and future financial commitments. There are no assurances that we will be successful in achieving these objectives. In addition, as a result of the current slowdown in capital spending by telecommunications service providers, revenues from service providers may be adversely affected more than we currently project. See "Risk Factors".

   Inflation has not had a significant effect to date on our results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

   We are exposed to market risk from changes in foreign currency exchange rates and interest rates which could impact our results of operations and financial condition. We manage our exposure to these market risks through our regular operating and financing activities.

We face foreign currency exchange risk because the majority of our revenues are denominated in U.S. dollars and a majority of our operating costs are incurred in Canadian dollars. The fluctuations in the foreign exchange rate between the U.S. and Canadian currency will result in fluctuations in our annual and quarterly results. Management has not employed the use of foreign currency derivative financial instruments that would allow the reduction in our exposure to exchange rate movements. Management does not expect any significant change in the strategies it employs to manage exposure in the near future.

We maintain a short-term investment portfolio consisting of term deposits with an average maturity of less than 90 days. These short-term investments are subject to interest rate risk and we manage this risk by maintaining sufficient cash balance such that we are typically able to hold our investments to maturity.

                                   BUSINESS

   We are a Nevada corporation, incorporated on October 2, 1997 under the General Corporation Law of Nevada as Equity Capital Group, Inc., and are the successor to the voice service and related messaging business founded by Voice Mobility Inc. (commonly known as VMI) in 1993. On June 24, 1999, we changed our name to Voice Mobility International, Inc. (commonly known as VMII). Unless otherwise indicated, all references to Voice Mobility means VMII and its predecessor company, VMI. See "Background and Recapitalization". Our head office is located at Suite 180, 13777 Commerce Parkway, Richmond, British Columbia V6V 2X3. Our agent for service of process (our registered and records office) is Paracorp Incorporated, which is located at 318 North Carson Street, Suite 208, Carson City, Nevada. We also maintain offices in Halifax, Nova Scotia; and Victoria, British Columbia.

   We have a total of four subsidiaries. The names of our subsidiaries, the percentage interests held, their dates of incorporation and the jurisdictions in which they were incorporated are as follows:

--------------------------------------------------------------------------------
        Name                  Percentage          Date of        Jurisdiction of
    of Subsidiary           (%) Interest       Incorporation      Incorporation
                                Held
--------------------------------------------------------------------------------
Voice Mobility Inc.             100%           Sept. 15, 1993   B.C. (now a CBCA
                                                                    corp.)

Voice Mobility Canada Limited   100%           May 26,1999      Canada (CBCA)

VM Sub Limited                  100%           May 26, 1999     Canada (CBCA)

Voice Mobility (US), Inc.       100%           April 6, 2000    Nevada
--------------------------------------------------------------------------------

Corporate/Business Organization
-------------------------------
   Our corporate and business organization is as follows:

                                     --------------------------------------------
                                           Voice Mobility International, Inc.
                                                          VMII
                                      The parent company is the public financing
                                        vehicle and does not conduct business
                                                        directly.
                                     --------------------------------------------

                        --------------------------------------------------------------------

---------------------------------------                                        ---------------------------------------
        Voice Mobility (US), Inc.                                                  Voice Mobility Canada Limited
               VMI U.S.                                                                      VM Canada
        U.S operating company                                                         Not an operating company.
---------------------------------------
                                                                                  Formed for the acquisition of VMI
                                                                                            for tax purposes.
                                                                               ---------------------------------------
---------------------------------------
           VM Sub Limited                                                      ---------------------------------------
                VMSL                                                                     Voice Mobility Inc.
       Not an operating company.                                                                  VMI
      Formed for the acquisition of                                                Original operating company and
         VMI for tax purposes.                                                     remains the Canadian operating
---------------------------------------
                                                                                               company.
                                                                               ---------------------------------------

Brief History

   VMI was incorporated in 1994 as WGT Teleserve Inc., and was originally focused on providing enhanced telecommunications services such as voice mail, fax handling and Internet access to specific vertical markets. In the spring of 1997, we decided to shift focus and began developing a comprehensive enhanced messaging product. Early versions of its messaging products were subsequently released in 1998, 1999 and 2000.

   In June 1999, VMI completed a reverse acquisition whereby VMI became a wholly owned subsidiary of Nevada-based VMII. At that point we effectively commenced operations as a US company and began trading on the OTCBB under the symbol VMII. Between the period of June 1999 and April 2001 we raised approximately US$12 million, mostly from private investors, to fund our development initiatives and operations.

   In April 2001, we completed a Cdn$13 million equity financing and subsequently began trading on the Toronto Stock Exchange in July under the symbol VMY.

Business Overview

   We are engaged in the messaging area of the telecommunications market. Our Enhanced Messaging software suite allows for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. Currently, with the proliferation of personal communication devices, such as cell phones, PDA's and laptops, the considerable challenge of managing the information retrieval process from these devices has arisen. Users of these multiple communication methods are increasingly demanding a means of managing them. Our offering addresses these demands through providing users access to their messages anytime, anywhere via any device.

   The mobile workforce is growing rapidly, and we expect that as it continues to grow, workers will increasingly demand instant access to voice-mails, faxes and e-mails regardless of which device they have available or their physical location. Subscribers to our service can call a single telephone number that is associated with all other personal contact numbers. The system will cycle through personal numbers until it finds the subscriber. The call is then connected in real time to the subscriber. All messages are gathered in a single box to be reviewed, stored, forwarded, or acted upon from any access device. Fax messages can also be directed to a secondary fax machine or a temporary fax machine such as one in a client's office or in a hotel.

   Our Enhanced Messaging software suite is designed to function on industry standard hardware such as Intel processor-based servers. It also uses peripheral hardware, such as communication boards, based upon open system architectures, which support basic standards. This ensures compatibility with legacy equipment, which allows new customers to use the system without being required to decommission their existing older equipment.

Core Product Offerings

   Our Enhanced Messaging software suite of services include five core service packages: Legacy Voice-mail Replacement, Real Time Call Connect, Voice-mail to E-mail, Fax to E-mail, and a Single Unified Mailbox. The enhanced messaging platform is a combination of our Enhanced Messaging software suite installed on recommended hardware in a specified configuration. We can provide a complete solution including hardware, system configuration, migration, operating support system integration and billing support system integration or simply supply the software with hardware and configuration recommendations.

   Legacy Voice-mail Replacement is the ability to replace existing voice-mail systems currently operating in production environments. This replacement can be achieved by a full-scale service cut-over or an incremental service cut-over. We have the ability to interface with existing "legacy" voice-mail systems, allowing for the transfer of messages between systems.

   Real Time Call Connect is the ability for subscribers to merge all their wired and wireless communications, cellular telephone, pager, fax, home and office numbers, into a single unified phone number.

   Voice-mail to E-mail is the ability to route voice-mail messages to a single e-mail mailbox or multiple e-mail mailboxes. This service gives the subscriber the ability to choose the method of retrieving voice-mail messages, through e-mail, traditional retrieval methods, or e-mail enabled wireless devices.

   Fax to E-mail is the ability to receive faxes through the subscriber's one number and have them delivered to one or more e-mail mailboxes. The subscriber then has the power to determine if and where the fax is printed. Our Fax-to-E-mail service converts faxes to e-mail attachments, and allows subscribers to view them on-screen, print, save, or forward them. This functionality essentially eliminates the need for fax machines and dedicated lines, and it also minimizes the privacy concerns with respect to communal fax machines. Our suite is also capable of providing fax notification via pagers or wireless devices.

   Single Unified Mailbox gives subscribers options on managing and retrieving their messages. The Voice Mobility service is e-mail neutral, so any e-mail application on the market today can be configured as the subscriber's unified mailbox. In addition, subscribers are not forced to change their e-mail addresses.

   Customers may license one or more of these services or chose to purchase the entire Enhanced Messaging software suite.

Approach to Market

   We focus on three distinct customer groups: service providers, wholesalers and resellers. We are focused on establishing channel, system integrator and OEM (Original Equipment Manufacturer) distribution relationships with industry-leading partners, in addition to direct sales, to target each customer group. We feel that a mixture of direct and indirect sales is the most cost-effective and efficient way to quickly build market share. To date we have secured Aliant Inc. as a channel service provider in Eastern Canada.

   Of the three customer segments, we believe service providers represent the largest opportunity for us. "Tier I" service providers, defined to include providers of messaging services to 100,000 - 10,000,000 end users, in particular tend to have large existing installed bases of voice-mail users. Their legacy voice-mail services are still growing between 10% and 20% per year; the bulk of this growth coming from wireless growth and consumer adoption. The Tier I market currently is looking for methods to limit spending in legacy voice-mail technology that is between 10 and 15 years old and methods to implement enhanced messaging technology.

   Our implementation plan has two macro stages. First, we believe that Tier
I providers, no longer willing to invest in legacy systems, will be required to replace legacy systems while at the same time the market will be requiring that they offer and implement enhanced messaging technology solutions. Thus, at the first stage, the provider would install our enhanced messaging platform and migrate their current voice-mail customers over to the new platform without interruption in service. Second, the provider would begin to incrementally market the value-added service available as part of enhanced messaging, such as our Real Time Call Connect, Voice Mail to Email and Fax to Email offerings. To support our customers, we have developed significant research that identifies end users' perceptions of enhanced messaging features, pricing tolerance and willingness to buy. This information will assist service providers in effectively marketing enhanced messaging services to their customer base.

   We currently believe that there may be further opportunities for the deployment of our applications through the consolidation presently occurring amongst telecommunications service providers. As such organizations and networks consolidate, we believe that there likely will be incentives and opportunities to optimize architecture and service delivery platforms. Our messaging products not only facilitate the convergence of, and migration from, legacy systems, they also facilitate the provision of a single mailbox to users with wireline and wireless service.

Pricing Model

   To generate revenues, we utilize a selection of pricing models. Customers can purchase the software outright for a one-time license fee in the $2.50-$6.00 per subscriber range based on volumes and services provided, plus a 7.5%-18% annual support and maintenance fee.

   Customers would also purchase the hardware required for a one time fee of $1.00 - $3.50 per subscriber based on configuration, architecture, and mix of services offered. Professional services fees for system installation, system integration with OAM&P (Operation, Administration, Maintenance and Provisioning) systems, and migration of existing voicemail subscribers would range between 15% and 25% of the software licensing fees based on the complexity of the installation.

   Customers can purchase voice mail licenses to provide services for their growth in end-users, purchase licenses for migration of voicemail customers, and purchase licenses for enhanced messaging services. Our prime target customers are Tier I carriers.

   We can provide a fee based solution including system configuration, migration, operating support system integration, and billing support system integration with the assistance of a system integration partner. We can also help to improve growth of the end-user base by providing marketing services for enhanced messaging.

Market Growth Forecasts

   The Radicati Group published a report in 2000 entitled "Unified Messaging Market Trends 2000 - 2004" which calls for substantial growth in the unified messaging market over the next several years. The report forecasts that revenues from the sale of unified messaging products will increase, worldwide, from $264 million in 2000 to $3.76 billion by the end of 2004. The most dramatic network growth will come from the Asia-Pacific region, where market share will grow from 8% to 19% by the end of 2004. The unified messaging installed product base is expected to grow, worldwide, from 3.5 million seats in 2000 to approximately 120 million seats by year-end 2004.

   The Radicati report forecasts that in addition to the product sales growth highlighted above, substantial growth will come in the form of services revenue. Radicati forecasts that revenue from unified messaging services will equate to $9.8 billion worldwide by 2004. Europe is expected to display the fastest adoption rate of unified messaging services.

   Within the report, Radicati also predicts that the messaging industry will shift from the e-mail, fax and voice-mail integration of unified messaging towards the enhanced functionality capabilities of unified communications offerings. We consider ourselves to be well positioned to capitalize on this forecasted market growth, with its current technology.

Marketing and Distribution.

   We sell our products through a combination of a technically proficient direct sales force and independent sales representatives. We also utilize a network of independent sales representatives selected for their familiarity with our potential customers and their knowledge of the telecommunications equipment markets. Both the direct sales personnel and independent sales representatives generate product sales, provide product and customer service, and provide customer feedback for product development. In addition, the sales personnel and independent sales representatives receive support from our marketing, product support and customer service departments. Our marketing efforts are focused on establishing and developing long-term relationships with potential customers. Our customers typically conduct significant technical evaluations of our products before making purchase commitments.

Competition

   Well-established suppliers such as Lucent, Comverse, Erickson and Glenayre currently dominate the Tier I messaging market. These competitors have provided voice mail services to both wire line and wireless carriers since the early 1980's. In evaluating the competitive landscape, we believe our closest competitors are companies offering voice-mail and enhanced messaging platforms built to meet the high capacity and high resiliency needs of the telecommunications carrier environment. In this segment, we have identified three core competitors: Comverse, Commworks, and Glenayre. Lucent is also developing a replacement product.

   Our products compete on the basis of the following key characteristics: performance, functionality, reliability, pricing, scalability, time-to-market delivery capabilities and compliance with industry standards. While we believe we compete favorably with respect to the foregoing characteristics, there can be no assurance that we will be able to continue to do so.

   Some competitors have significantly greater financial, technical, manufacturing, sales, marketing and other resources than us and have achieved greater name recognition for their existing products and technologies than we have. We cannot guarantee that we will be able to successfully increase our market penetration or our overall share of the Enhanced Messaging marketplace. Our results of operations could be adversely impacted if we are unable to effectively increase our share of the Enhanced Messaging marketplace.

   Our success depends in large part upon the rate at which Tier I carriers incorporate our products into their systems. If we were not successful in increasing the use of our products by the leading Tier I carriers, there would be a material adverse effect on our business, financial condition and results of operations.

   No assurance can be given that our competitors will not develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

Industry Description

   Difference between Enhanced Messaging, Unified Communications and Unified Messaging.

   Enhanced Messaging is designed to replace legacy voice-mail systems. It encompasses enhanced voice-mail and Unified Communications. Compared to legacy voice-mail systems, Enhanced Messaging is built on the latest technology, can handle significantly more users, has a distributed design, and therefore is more scalable and fully interacts with the Internet.

   Unified Communications is a messaging feature of Enhanced Messaging.
However, the term "Unified Communications" is often used interchangeably with "Unified Messaging". There are many significant differences between the two services. Unified Communications tends to be far more comprehensive and technically challenging than Unified Messaging. It combines non-real-time communications, such as message exchange, with real-time communications, such as call delivery, connectivity, line call management and notification options. The "real-time" aspects are critical components to Unified Communications.

   All of the features discussed below should exist in a system in order for it to be considered a true Unified Communications offering:

   o One Number/Universal Number: When a caller dials your number a virtual attendant attempts to locate the subscriber.
   o Unified Messaging Capabilities: System allows users to access e-mail, voice-mail, and fax messages through a single in-box via telephone or web interface.
   o Find Me/Follow Me: Users can specify phone numbers of other locations at which the service will ring.
   o Call Screening: Allows users to hear who is calling before answering incoming calls that are forwarded to them.
   o Real-time call connection and routing: Upon caller identification, users have the option to accept incoming calls or forward them to voice-mail in real-time.
   o Message Notification: Users can be notified of incoming calls and new or urgent messages by voice-mail, e-mail, pager or any wireless device.

   Our product currently offers all of the Enhanced Messaging features. We are not aware of any competitor that has developed a messaging solution that incorporates the ability to emulate existing voice mail technology while also providing advanced Unified Communications features and capabilities. Unified Communications vendors have only been deployed as a new service on the periphery of the carriers network.

Significant Customers

   In June 2001, we signed a three year contract with Haddad Advanced Technology (www.hatc.com) to market unified communications in Malaysia. During the first year, HATC has committed to a minimum of 6,000 mailboxes per month.

   In October 2001, NBTel, a wholly owned subsidiary of Aliant Inc. (www.aliant.ca) which is one of Canada's leading high-tech companies providing integrated communications and IT solutions, installed our Enhanced Messaging software suite and launched its Fax-to-E-mail solution.

   Sales to Aliant, Inc. comprised 56% of our revenues in fiscal 2001. Sales to three customers comprised 93% of revenues in 2000. Sales to three customers comprised 100% of revenues in 1999. If our business strategy is successful, we expect that we will become less dependent on such significant customers in the future as sales increase. However, if we are unable to successfully diversify our customer base, our business, financial condition and results of operations would be materially and adversely affected.
Key Strategic Partners

   Aliant Inc.: We believe our close working relationship with Aliant serves as a strong endorsement of our company and our technology, and it also represents a significant revenue generating opportunity for us. In September 1999 Innovatia Inc, a wholly owned subsidiary of Aliant Inc., took an equity position in Voice Mobility, and currently holds approximately 2.0 million shares of our common stock. Aliant and Voice Mobility have worked on joint development initiatives for two years, and in February 2001 we formalized our relationship by announcing intentions to jointly develop the specifications for a "Next Generation" messaging platform targeted for Tier I carriers. This technology will be owned by Voice Mobility. The development initiative will take place within Aliant's state-of-the-art R&D facility known as the LivingLab innovations environment. Aliant's LivingLab provides development support through conducting rigorous testing and customer trials of new technologies, and assists in reducing the time-to-market for new technologies.

   We expect that the close relationship with Aliant will translate into revenues for us in 2002. The intent of the development agreement is that the resulting product will become Aliant's primary hosted solution for business and residential customers. Aliant is Canada's third largest telecommunications company with approximately 800,000 voice-mail customers.

Other important strategic partners include:

   Microsoft: We are a member of the Microsoft Certified Service Provider program. This provides us with early access to Microsoft's software.

   Dell Computers: Dell is our platform manufacturer, software installer and system tester. Dell's custom factory integration services assist us with installation, efficient delivery and quality assurance.

   Telcordia: Telcordia is working with us in collaboration with Aliant and their LivingLAB.

   NMS Communications: NMS provides access to a broad range of development resources, sales and marketing.

   TARA: We are an associate member of TARA (Telecommunications Applications Research Alliance.) This membership enables us to develop new service applications and products related to communications networks.

International Markets

   We believe international markets should offer us strong opportunities in the long-term. Mature markets are seeking replacement technologies to enhance and replace legacy messaging architecture that is reaching the end of its useful life. Emerging markets are being fueled by the very basic need for high performance and low cost telecommunications infrastructure.

   We perceive a specific opportunity with telecommunications carriers that are either introducing messaging services to their markets for the first time, or are seeking to supplant incumbent, aging, or manufacturer discontinued platforms with next generation technology that creates new revenue opportunities through the delivery of enhanced features and functionality. We believe the latter market opportunity is supported by our ability to migrate users from an existing messaging platform to our application, in a manner that protects one of the carrier's core revenue streams.

   Voice Mobility is currently marketing in Asia, Europe and Latin America, working with and targeting both incumbent and emerging telecommunications service providers. We are engaged with OEM and systems integration partners in these international markets as a means to further expand and facilitate market penetration and the acquisition of market share. Key attributes of our applications that facilitate this expansion are the user-friendly ergonomics of the various user interfaces and the ability of our applications to support multi-languages on a single platform.

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Page 41

   In the early part of 2002, we have experienced interest and activity from all of the international markets in which we have a presence. As we continue to offer value propositions for incumbent carriers seeking to replace legacy messaging systems, providing them with the opportunity to enhance and expand existing revenue streams with the deployment of enhanced feature sets, and by delivering an enhanced messaging system to carriers initiating their first deployment of messaging services, we believe our presence in, and revenues from, non-North American markets will continue to expand.

   Revenues from international operations were $56,200 in fiscal 2001 and $196,579 in fiscal 2000. See note 5 to our consolidated financial statements for financial information by geographic area.

Suppliers

   Dell is our platform manufacturer. We currently procure, and expect to continue to procure, certain components from Dell due to unique component designs, quality and performance requirements and volume pricing discounts. If we were to replace Dell as our platform manufacturer we may have to make adjustments to both product designs and production schedules which could result in delays in production and delivery of products. Such delays could have an adverse effect on our operating results and financial condition.

Research and Development

   Our research and development team is primarily located in Victoria, British Columbia. The research and development team also has a research analyst located in an office at the TARA (Telecom Applications Research Alliance) facility in Halifax. Our research and development team designs, develops, tests, documents, and localizes as directed by our product management in our marketing group. The research and development team's focus on each major feature for each release is detailed in written business requirements created by the business requirements team. A change control board also directs the lower level problems and enhancements for all other development work. Releases are coordinated with both our marketing and sales departments to ensure timely delivery of the grouped features for both the clients and the target market. Appropriate technology is chosen for all work after performing a technical analysis of each requested feature and also ensuring a match for that release's system requirements. All development work is carried out with reviews and decision gates as part of an overall product development process. The research and development team follows industry best practices for software engineering and encourages continuous process improvement. Research and development expenses for the fiscal years ended December 31, 2001, 2000 and 1999 are $4,618,284, $2,709,048 and $2,250,153
respectfully.

Intellectual Property

   We rely on trade secrets to protect our intellectual property. We execute confidentiality and non-disclosure agreements with our employees and limit access to and distribution of our proprietary information. We do not have and do not intend to apply for patents on our products. Management believes that the patent application process in many countries in which we intend to sell products would be time-consuming and expensive and any patent protection may be out of date by the time the patent is granted.

   The departure of any of our management or significant technical personnel, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and technical personnel and our ability to market our existing products and to develop new products. We do not have non-compete agreements with our employees who are employed on an "at-will" basis. Therefore, employees may and have left us to go to work for a competitor. While we believe that we have adequately protected our proprietary technology, and we will take all appropriate and reasonable legal measures to protect it, the use of our processes by a competitor could have a material adverse effect on our business, financial condition and results of operations.

Employees

   As of March 26, 2002, we employed 38 people, 11 of who are engaged in marketing and sales, 20 in research, development and support, and 7 in management and administration. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

                                   FACILITIES

   Our United States office is located in shared office premises at Suite 200, 5031 South Ulster Parkway, Denver, Colorado, 80237 under a month-to-month arrangement with the lessor of the premises who is not affiliated with us. We pay no rent under an oral understanding.

   We lease the offices of our operating subsidiary, VMI, consisting of approximately 4,900 square feet at 13777 Commerce Parkway, Richmond, BC V6V 2X3 at a basic rate of Cdn$75,950 per year plus expenses. The lease expires on December 31, 2002.

   We also lease an engineering facility at 20 - 3318 Oak Street, Victoria,
BC, V8X 1R1, of 8,784 square feet, under a lease with an unaffiliated party that expires on May 31, 2004, at Cdn$9,131 per month plus expenses.

   We believe that existing facilities are adequate for our needs through at least the end of 2002. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.


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BACKGROUND AND RECAPITALIZATION

   Our predecessor company, VMI, was incorporated in 1993, as a British Columbia corporation. In December 1997, the shareholders of VMI entered into a transaction with Acrex Ventures Ltd. ("Acrex"), an inactive company listed on the Vancouver Stock Exchange with no business operations, through which the Voice Mobility business plan would be financed. Prior to entering into the agreement with VMI, Acrex had approximately 150 shareholders, excluding participants in the Acrex private placements.

   The proposed transaction with VMI was intended to be a "reverse takeover" by VMI (the "RTO Concept"), and characterized as a recapitalization of VMI for accounting purposes.

   Between December 1997 through March 1999, Acrex consummated a series of four private placements undertaken in Canada, and raising an aggregate of Cdn$2,022,500 (approximately $1.4 million). In each private placement, investors were offered units ("Acrex Units") consisting of Acrex common shares and warrants to acquire Acrex common shares. Pending regulatory approval and finalization of the transaction between Acrex and VMI, the net proceeds of such private placements of approximately $1.26 million were loaned to VMI to fund research and development activities, operations, and working capital.

   On August 30, 1998, Acrex applied to the Vancouver Stock Exchange to approve its acquisition of VMI as the basis for its first business operations. However, by March 31, 1999, the application had not been approved by the Vancouver Stock Exchange, being still in process, and the share acquisition agreement between Acrex and the VMI shareholders expired. Because of these continuing delays, management of Acrex and VMI decided to pursue other sources of financing to expedite the strategy.

   Thus, in March 1999, as an alternative to financing Voice Mobility's business plan through Acrex, the directors and certain principals and shareholders of VMI and Acrex initiated discussions with Equity Capital Group, Inc. ("Equity Capital"), an unrelated Nevada corporation with shares listed on the OTC Bulletin Board. The discussions were focused on structuring a transaction in which the combined shareholders of VMI and Acrex and the investors in the Acrex private placements would acquire control of Equity Capital. Because the Acrex private placements contemplated the combination of VMI and the financing of Voice Mobility's business plan, the principals of VMI and Acrex effectively worked in concert as the effective shareholder or "stakeholder" group implementing the Voice Mobility business plan and the RTO Concept. Further, the three directors controlling VMI, were also Directors of Acrex and effectively controlled the board of directors of Acrex.

   Equity Capital's acquisition of VMI was intended to mirror Acrex's application to the Vancouver Stock Exchange in August 1998 to provide the investors in the Acrex private placements with essentially the same economic position in Equity Capital as they would have expected in the acquisition of Voice Mobility by Acrex. This would be accomplished by mirroring the capital structure of Equity Capital to the proposed capital structure of Acrex as proposed to the Vancouver Stock Exchange. Thus, the number of common shares and warrants of Equity Capital which each investor in the Acrex private placements would receive was intended to mirror the number of shares and warrants to have been received in the form of Acrex Units.

   On April 1, 1999, certain principals of Voice Mobility Inc. took the first steps to implement the Voice Mobility business plan through Equity Capital by entering into a stock purchase agreement with Equity Capital and its majority shareholder to acquire an aggregate of 8,418,000 common shares of Equity Capital, representing over 90% of the outstanding common stock of Equity Capital for a cash purchase price of $200,000. Of such 8,418,000 shares, 8,293,000 shares were newly issued shares and 125,000 shares were acquired from Equity Capital's majority shareholder. The $200,000 purchase price was placed in trust with Equity Capital's attorney subject to the closing of Equity Capital's acquisition of Voice Mobility (which was consummated on June 24, 1999 as described below) and other conditions. Among others, the April 1, 1999 agreement also contemplated that Equity Capital would be a "shell" corporation, with no assets or liabilities. From April 1999 to June 24, 1999, Equity Capital completed the assignment of its remaining assets and liabilities to Pioneer Growth Corporation, an unrelated third party. The 8,418,000 shares of Equity Capital were held in trust by attorneys-in-fact for the purchasers subject to the closing of the acquisition of Voice Mobility.

   Following April 1, 1999, the original shareholders of Voice Mobility Inc. were advised that they could face significant Canadian income tax liability as a result of a cross-border transaction with the U.S. entity Equity Capital. The shareholders of Voice Mobility Inc. immediately thereafter began to seek legal counsel and tax advisors with sufficient professional experience in such dealings. It took some time to find and retain qualified securities counsel and tax accountants with experience in such transactions. Once the tax accountants and securities lawyers were consulted it was determined that the most effective means of minimizing personal Canadian taxes for the Voice Mobility Inc. shareholders and to comply with Canadian tax legislation, required the formation of a new corporation, Voice Mobility Canada Limited ("VM Canada"), as a wholly owned subsidiary of Equity Capital. The formation of VM Canada took time to complete because certain special share rights had to be properly structured and drafted, various name searches needed to be conducted, and the company needed to be incorporated and capitalized.

   Thus, on June 24, 1999, Equity Capital, through its newly created wholly owned subsidiary, VM Canada, acquired 100% of the outstanding common shares of VMI. In such acquisition, the shareholders of VMI exchanged their shares of VMI for 6,600,000 Exchangeable Shares of VM Canada. Each VM Canada Exchangeable Share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and is entitled to the same voting, dividend and other rights as one VMII common share. In addition, a share of preferred voting stock was issued to the transfer agent in trust for the holders of the VM Canada Exchangeable Shares, to provide a mechanism for holders of the VM Canada Exchangeable Shares to exercise their voting rights. We consider each Exchangeable Share as equivalent to a share of its common stock. Concurrent with this transaction, Equity Capital changed its name to our current name, Voice Mobility International, Inc.

   Following the completion of the acquisition of VMI, on July 1, 1999, the $200,000 purchase price for the 8,418,000 common shares of Equity Capital was released by Equity Capital's attorney.

   Following completion of the acquisition of VMI, VMII (formerly Equity Capital) took the next steps in fulfilling Acrex's obligations to its investors under the Acrex private placements. The 8,418,000 shares of Equity Capital held by the attorneys-in-fact were issued as follows: 5,010,907 shares were issued to the Acrex private placement investors, with each of the Acrex private placement investors allowed to participate in such offering substantially pro rata in relation to their participation in Acrex; 2,256,093 shares were issued to certain original shareholders of Acrex; 101,000 shares were issued to an original shareholder of Voice Mobility Inc.; and 1,050,000 shares were issued to certain finders and outside professional advisors who assisted in the consummation of the combined April 1 and June 24 transaction.

   On June 30, 1999, VMII completed its undertaking to fulfill Acrex's obligations to its investors under the Acrex private placements by issuing warrants to acquire an aggregate of 4,793,000 shares of Common Stock of VMII to the investors in the Acrex private placements. Such warrants were issued to the investors substantially pro rata to the number of warrants the investors were to have received in each of the Acrex private placements, at the same exercise prices, as adjusted for the currency translation from Canadian dollars to U.S. dollars. Thus, upon completion of transactions, the original investors in the Acrex private placements received, in the aggregate through the April 1999 offering of Common Stock and the June 1999 offering of warrants, substantially the equivalent economic terms in the form of VMII Common Stock and warrants, which they would have received in the Acrex Units. As a result, Acrex discharged its obligations under the private placements.

Upon completion of such transactions at June 24, 1999, the stakeholders in Voice Mobility and Acrex (consisting of the original shareholders of VMI (43%), certain shareholders of Acrex (15%), and the investors in the Acrex private placement (32%)) held approximately 90% of the capital stock of VMII (formerly Equity Capital), thereby constituting a recapitalization of VMI through the acquisition of Equity Capital.

                               LEGAL PROCEEDINGS

   On April 23, 2001, Breakthrough Financial Marketing Inc., a former consultant to Voice Mobility, issued to us a Notice of Intention to Arbitrate under the Arbitration Act (Alberta), claiming breach of contract by Voice Mobility Inc. and/or Voice Mobility International, Inc. relating to consulting services and registration of stock options. The relief sought by Breakthrough are damages under several causes of action for an aggregate of approximately $900,000 and an order that the consulting contract be renewed, as well as alternative relief in the form of fair value compensation, interest and costs. On September 25, 2001 a settlement was agreed to by both parties with a payment of $109,975 (Cdn. $170,000) to Breakthrough Financial Marketing Inc.

   On August 8, 2001, Sharon Ho commenced an action in the Superior Court of California against Voice Mobility International, Inc. and the predecessor corporation, Equity Capital Group, to recover damages as a result of an alleged breach of contract. On October 10, 2001, we entered into an indemnification agreement with the former majority shareholder of Equity Capital Group to indemnify us against any claims or liabilities that existed prior to the April 1, 1999 and June 1, 1999 share purchase agreements. Also on October 10, 2001, we entered into a settlement agreement with the former majority shareholder of Equity Capital Group. Under the agreement, the former shareholder is to pay us $290,000 to cover the costs of the Sharon Ho settlement and additional related legal expenses. The settlement amount is being paid in set installments from October 10, 2001 to October 25, 2002. In addition to the indemnification and settlement agreements, Voice Mobility International, Inc. has also obtained a security agreement, a guaranty agreement and a stock pledge agreement to further protect and collateralize its position. On October 15, 2001, a settlement agreement and mutual release was signed between the Voice Mobility International, Inc. and Ms. Ho. The settlement agreement sets forth payments owing to Ms. Ho by Voice Mobility in the sum of $252,500 is being paid in set installments from October 10, 2001 to October 1, 2002. On March 8, 2002, one of our shareholders and Directors agreed to indemnify usagainst any losses that may be incurred on the collectibility of the settlement amount related to Voice Mobility and the former majority shareholder of Equity Capital Group.

   On August 24, 2001, Manschot Opportunity Fund, LP and Galladio Capital Management, BV filed suit in the Superior Court of the State of California, County of Orange (Case No. 01CC10988) against Voice Mobility International, Inc., Funkart Holdings, Inc., Pioneer Growth Corporation, Robert L. Cashman and Greg Harrington. The suit relates to an alleged December 1998 agreement between Motorsports Promotions, Inc. and Funkart Holdings, Inc., during the time period prior to Voice Mobility Inc.'s April 1999 reverse acquisition of Equity Capital Group, Inc., the predecessor company to Voice Mobility International. Plaintiffs allege to be creditors of Motorsports Promotions, acquiring Motorsports' rights under the alleged agreement at a UCC public sale. Defendant Funkart Holdings is alleged to have been a subsidiary of Equity Capital Group during the period in question, but which was assigned to Pioneer Growth Corporation, a company unaffiliated with Voice Mobility International, pursuant to the reverse acquisition. The suit alleges that during the period in question, Voice Mobility International also was the alter-ego of defendant Cashman. The suit alleges breach of contract and breach of fiduciary duty and seeks compensatory damages in excess of $1,325,000, prejudgment interest and punitive damages. Voice Mobility has tendered the defense and indemnity of such claims to Mr. Cashman. We believe that there is no substantive merit to the claims against Voice Mobility International and we intend to defend the lawsuit vigorously if Mr. Cashman fails to perform the defense and indemnification obligations he has accepted.

   On December 31, 2001, Budd Stewart, a former employee of Voice Mobility, filed a Writ of Summons and Statement of Claim with the Supreme Court of British Columbia, claiming breach of an implied employment contract and stock option agreement by Voice Mobility Inc. The relief sought by Mr. Stewart is damages under several causes of action for an aggregate of approximately $1,825,892. We believe that there is no substantive merit to the claims and we intend to vigorously defend the action.

   We anticipate that, from time to time, we periodically may become subject to other legal proceedings in the ordinary course of our business. We are not a party to any other litigation required to be disclosed under Item 103 of Regulation S-K as at the date of this filing. We are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters which seek damages of material or indeterminate amounts, and therefore cannot determine whether these actions, suits, claims or proceedings will, individually or collectively, have a material adverse effect on our business, results of operations, and financial condition. We intend to vigorously defend these actions, suits, claims and proceedings.

                OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

   Our common stock was listed and commenced trading on the OTC Bulletin Board on June 30, 1999 under the symbol "VMII", on the Frankfurt Stock Exchange on April 12, 2000 under the symbol "VMY" and on the Toronto Stock Exchange on July 16, 2001 under the symbol "VMY". Since June 30, 1999, trading in our common stock has been limited and sporadic.

   We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There can be no assurance that an active trading market will develop for the common stock after this offering, or that the common stock will trade in the public market subsequent to this offering. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the OTC Bulletin Board:

       PERIOD              HIGH (U.S.$)         LOW (U.S.$)        VOLUME
    ------------        -----------------    ----------------    --------------
2000
 First Quarter                $11.00              $2.00            2,339,600
 Second Quarter                $9.13              $4.69            1,762,500
 Third Quarter                 $7.25              $5.00            1,827,500
 Fourth Quarter                $5.25              $1.94            1,974,900

2001
 First Quarter                 $3.00              $1.91              914,700
 Second Quarter                $2.00              $1.29              771,600
 Third Quarter                 $1.52              $0.32            1,075,400
 Fourth Quarter                $0.53              $0.20              984,100

2002
 First Quarter                 $0.35              $0.13            1,241,300
 April 1 - 25                  $0.299             $0.17              371,000

   These quotations were taken from the OTC Bulletin Board Historical Research Service. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

   The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the Toronto Stock Exchange:


       PERIOD              HIGH (Cdn.$)         LOW (Cdn.$)        VOLUME
    ------------        -----------------    ----------------    --------------
2001
 First Quarter                   N/A                N/A                  N/A
 Second Quarter                  N/A                N/A                  N/A
 Third Quarter                 $2.50              $0.60              168,438
 Fourth Quarter                $0.75              $0.35              723,940

2002
 First Quarter                 $0.50              $0.25              884,864
 April 1 - 25                  $0.42              $0.33              368,300

   The closing price of our common stock on April 25, 2002 was $0.21, as traded on the OTC Bulletin Board. At April 25, 2002 we had outstanding approximately 34,248,782 common stock equivalents consisting of 28,148,780 shares of common stock and 6,100,000 shares of common stock issuable on conversion of all outstanding exchangeable shares. On April 25, 2002 we had approximately 154 shareholders of record and 949 beneficial owners of our common stock. Our transfer agent is Computershare Trust Company of Canada, 510 Burrard Street, Vancouver, BC V6C 3B9.

Dividends

   We have not paid any cash dividends on our common stock and have no present intention of paying any dividends. Our current policy is to retain earnings, if any, for use in operations and in the development of our business. The future dividend policy will be determined from time to time by our Board of Directors.

                                         MANAGEMENT

   The following table sets forth the names, positions and ages of our executive officers and directors as of April 25, 2002. All members of management are employed full-time by Voice Mobility and each has signed a non-competition and non-disclosure agreement. All our directors serve until the next annual meeting of shareholders or until their successors are elected and qualify. The board of directors elects officers and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

-------------------------------------------------------------------------------
Name                     Age           Position
-------------------------------------------------------------------------------
Randy G. Buchamer        45            Chairman of the Board of
                                       Directors and Chief Executive Officer
-------------------------------------------------------------------------------
James J. Hutton          36            President and a Director
-------------------------------------------------------------------------------
James Hewett             49            Chief Financial Officer and Treasurer
-------------------------------------------------------------------------------
David Grinstead          44            Exec. Vice President, Business
                                       Development
-------------------------------------------------------------------------------
William Gardiner         46            Vice President, Business Development
-------------------------------------------------------------------------------
David J. Raffa           44            Corporate Secretary
-------------------------------------------------------------------------------
William E. Krebs         55            Director
-------------------------------------------------------------------------------
David Scott              67            Director
-------------------------------------------------------------------------------
Morgan Sturdy            49            Director
-------------------------------------------------------------------------------
Robert E. Neal           47            Director
-------------------------------------------------------------------------------
Donald A. Calder         57            Director
-------------------------------------------------------------------------------

   Randy G. Buchamer was appointed Chief Executive Officer in August 2001, was appointed Chairman of the Board of Directors in September 2000 and has served as a Director since August 1999. From February 1998 to March 1999, Mr. Buchamer served as the Managing Director of Operations for the Jim Pattison Group and was responsible for supporting the $4.4 billion operations of 55 companies owned by the Jim Pattison Group. From 1996 to 1998, he served as Vice President and Chief Operating Officer of Mohawk Oil Retail SBU and from 1989 to 1996 as Vice President Corporate Services and Chief Information Officer for Mohawk Oil Company. From 1987 to 1988, he was Retail Market Specialist for Digital Equipment of Canada Limited. Mr. Buchamer founded and served, from 1981 to 1988, as President of Vartech Systems Corporation and RB Computer Products, an IBM value added reseller and North American software publisher and distributor of retail, distribution and manufacturing software solutions. From 1979 to 1981, he was Sales Manager and, from 1978 to 1979, a Sales Representative for Micom Canada Ltd. He received his Executive MBA from Simon Fraser University's Executive Management Development Program in 1994 and attended the Business

Administration program at the University of Illinois. He also has completed courses at the IBM Canada Business Management School. He is a member of the Vancouver Board of Trade and the Sales and Marketing Executives Association of Vancouver.

   James J. Hutton was appointed President in August 2001. Prior to this appointment, he served as our Chief Executive Officer from April 1998 to August 2001. Mr. Hutton was appointed to the Board of Directors in June of 1999 and has served as a Director of our subsidiary, VMI since 1998. From January 1998 to the present, Mr. Hutton has also served as a director of Acrex Ventures Ltd. From 1990 to the present, he has also served as Director and President of South Sycamore Group Holdings, a family company involved in diversified investments. Mr. Hutton served as Canadian Regional Manager for Ascend Communications (1995-1998). He served in various capacities for Gandalf Systems, Inc., from 1989 to 1995, starting as a sales executive and becoming Western Regional Manager. From 1987 to 1989, Mr. Hutton was a Sales Trainee in the Automotive Electronics Group of Amp of Canada. Mr. Hutton attended the University of British Columbia.

   James Hewett was appointed Chief Financial Officer in May 2000. From 1999 to 2000, Mr. Hewett was Vice President, Finance and Administration for Steels Industrial Products Ltd. From 1997 to 1999, he served as Chief Financial
Officer with Nice Systems Canada Ltd., a computer telephony interface provider of call logging and quality performance products for call centers. In 1997, Nice Systems acquired Dees Communications Ltd., a developer of telephony hardware products and software products used for quality improvements in call centers. From 1993 to 1997, Mr. Hewett served as Chief Financial Officer with Dees Communications Ltd. Mr. Hewett received his Bachelor of Science from the University of British Columbia and is a member of the British Columbia Institute of Chartered Accountants.

   David Grinstead was appointed Executive Vice President, Business
Development in March 2000. Mr. Grinstead was a director from May 1999 to March 2000. Before joining Voice Mobility, Mr. Grinstead was the Director, New Business Opportunities-Telecommunications at Aliant Inc., a telecommunications and data services organization based in Eastern Canada, with assets of $3 billion and annual revenues of $1.7 billion and the parent company of Maritime Tel & Tel. He is responsible for the development of new business opportunities, services, and products with a particular focus on the creation of exportable business, intellectual property and e-commerce opportunities as well as the development and implementation of new business development and e-commerce strategies. From 1997 through January 1999, Mr. Grinstead was Vice-President, Market & Technology Development with The Bermuda Telephone Company Limited, Hamilton, Bermuda. In this capacity, Mr. Grinstead was responsible for all revenue generation, business development, strategic planning and corporate communications activities. Mr. Grinstead also held full operating responsibility for BTC Mobility, the cellular subsidiary, and was Chairman of the Board of Logic Communications Inc., Bermuda's largest Internet service provider and systems integrator. Immediately, prior to joining The Bermuda Telephone Company, Mr. Grinstead was Vice-President, Customer Solutions and Service of Northwestel Inc., a subsidiary of Bell Canada Enterprises and President of Northwestel Cable TV Inc, and Executive Vice-President of Ardicom Digital Communications Inc. He previously was Chief Operating Officer of MultiServices Canada Inc, and held senior management roles with Picker International and DHL Worldwide Express.

   William Gardiner has been Vice President - Business Development since May 1998. William Gardiner served as President from November 1997 to April 1998, and served as a consultant from 1995 to 1997. At Voice Mobility, he engineered the basic concept of the "follow me" number which is an integral feature of our Unified Communication software suite and was responsible for introducing the first e-mail to voice service in Canada, as well as call connect, same line fax, fax to voice, and e-mail to voice. Mr. Gardiner earned a Diploma in Computer Technology from Computer Data Institute in 1989.

   David J. Raffa was appointed Corporate Secretary in April 2000. Mr. Raffa holds a B.Sc. and LL.B and is a partner of Catalyst Corporate Finance Lawyers, a boutique corporate finance law firm located in Vancouver. Prior to joining Catalyst in 1999, Mr. Raffa was a partner with the Vancouver law firm Campney & Murphy from 1993 to 1998. Mr. Raffa has over 15 years experience in working with and advising technology companies. He also served as a director or officer of a public and private technology companies, including companies listed on the Canadian Venture Exchange and The Toronto Stock Exchange.


   William E. Krebs was appointed to the Board in June of 1999 and has served as the Chairman of the board from 1995 to September 2000. From 1995 to September 2000, Mr. Krebs was our Treasurer and Secretary. From January 1995 to the present, Mr. Krebs has also served as a director of Acrex Ventures Ltd. He also has served as President and a director of Pacific Western Mortgage Corp. since 1987 and served as President and a Director of Pacific Western Capital Corp. from 1994 to 1995. From 1997 to 1999, he was a director of WaveRider Communications, Inc. (NASDAQ: WAVC) and was its Secretary from 1997 through May 1999. Mr. Krebs served as Director and President of TelcoPlus Enterprises Ltd. and its wholly owned subsidiary, Intertec Telecommunications Inc., from 1990 to 1995. Mr. Krebs is a Chartered Accountant and practiced as such from 1970 to 1980. He served as a Director and President of CT&T Telecommunications Inc. from 1990 to 1995. Mr. Krebs has been a member of the Canadian Institute of Chartered Accountants since 1973.

   David Scott was appointed to the Board in April 2000. He is a veteran investment executive with more than 30 years experience in the venture capital and mutual fund industries. Prior to starting his own advisory business in 1999, Mr. Scott was President from 1994 to 1999 of MDS Venture Pacific Inc., a Vancouver-based venture capital manager. From 1988 to 1994 he was President, Discovery Enterprises Inc., a venture capital manager with $30 million in assets under management. He held various investment industry positions, including President, Toronto Shared Ventures Inc., a partnership between North American Life and the Molson Company, President of money manager, Elliott & Page Ltd., President, ScotiaFund Financial Services Inc., an RSP company he founded and subsequently sold to a major bank, and various other mutual fund and senior investment community positions. Mr. Scott currently devotes substantially all of his time to directorships and advisory roles with public, private and not for profit companies.

   Morgan Sturdy was appointed to the Board April 2000. From September 1997 to April 2000, he was Executive Vice-President and Chief Operating Officer of NICE Systems North America, which is a leading global provider of integrated digital recording and quality management solutions, a publicly traded on the NASDAQ. For twelve years prior, he served as President of Dees Communications Engineering Ltd., an innovator in computer telephony solutions, which was then sold to NICE Systems. From 1997 to 1999, he was Chairman of the Board of Directors of Hothaus Technologies, a leader in DSP solutions for Voice over IP, which was subsequently acquired by Broadcom for Cdn$414 million in 1999. He is a current director of several publicly traded companies, including Q/Media Services Corporation, Intrinsyc Software, Infowave Software, Inc., TIR Systems, and is a nominee to be a director of Digital Dispatch Systems. Additionally, he sits on the board of privately held WaveMakers Research Inc. Mr. Sturdy is a past director of National Wireless Canadian Research Foundation, past director of the Technology Industry Association of British Columbia, Chairman of Acetech, and the current Chairman of Softworld 2001.

   Robert E. Neal was appointed to the Board in September 2000. He is
President of Innovatia, a company within Aliant Inc.'s emerging business division that focuses on the developing and selling of Internet-based technology. He has been President of Innovatia since 1997. Mr. Neal is a member of the Board as the nominee of Aliant, pursuant to an understanding with Aliant. Aliant is one of VMII's early investors and currently its largest customer in Canada. A native of Saint John, New Brunswick, Mr. Neal began his career in the communications industry in 1979 at NBTel. In 1992 he became General Manager of NBTel Mobility and helped bring about a six-fold increase in the customer base. He was made president of Datacor (Atlantic) Inc. in 1996 and became president of NBTel interActive and General Manager of Export at NBTel in the next year. In 1998, he was appointed Vice President of New Business Development. He currently also serves as a Director of iMagicTV and Chairman of Prexar, Aliant's US Internet company, headquartered in the state of Maine.

   Donald A. Calder was appointed to the Board in February 2002. Mr. Calder is the Vice Chair of the Board and Executive Committee of the Vancouver 2010 Bid Corporation, which has the objective to win the right to host the Olympic Winter Games and Paralympic Games in 2010. Mr. Calder was CEO of BC Telecom from 1997 to 1999 and was previously the Executive Vice President of Network and Operations at BC Telecom and Group Vice President of Marketing and Development with Stentor Resource Centre Inc. While at BC Telecom, Mr. Calder was responsible for negotiating and structuring the merger between BC Telecom and TELUS, which spawned the TELUS that exists today. Among his other community commitments, he is chair of the Vancouver General Hospital and University of British Columbia Hospital Foundation. Mr. Calder sits on the board of directors of the United Way of the Lower Mainland and was Chairman of the 1999 United Way annual fundraising campaign prior to becoming CEO of the Bid Committee.


ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

   We currently operate with a Board of seven directors. The Board of Directors meets periodically to review significant developments affecting us and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

   During 2001, our Board of Directors had eleven meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

   Standing committees of our Board of Directors include an Audit Committee, Corporate Governance Committee and a Compensation Committee.

Audit Committee

   The Audit Committee of our Board of Directors currently consists of Messrs. Sturdy, Krebs and Calder. Messrs. Sturdy, Krebs and Calder are non-employee directors. This committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the external auditors and the adequacy of our accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by our independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Board of Directors adopted a written charter for the Audit Committee on April 26, 2002. The Audit Committee of the Board of Directors was formed in February 2000.


Corporate Governance Committee

   Our Corporate Governance Committee currently consists of Messrs. Scott,
Neal and Sturdy. Messrs. Scott, Neal and Sturdy are non-employee director. The Corporate Governance Committee oversees the adoption of a strategic planning process, identifies the principal risks of our business and ensures the implementation of an appropriate system to manage these risks. The Committee oversees the adoption of a communications (investor relations) policy for us and the integrity of our internal control and management information system. The Corporate Governance Committee monitors the effectiveness of senior management, Board members, and other Committees of the Board along with identifying and reporting on candidates to be nominated to the Board.

Compensation Committee

   Our Compensation Committee currently consists of Messrs. Neal, Scott and Sturdy. Messrs. Neal, Scott and Sturdy are non-employee directors. The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our senior officers and employees. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee was formed in February 2000. To the extent required by law, a separate committee of disinterested parties administers the Second Amended and Restated 1999 Stock Option Plan.

EXECUTIVE COMPENSATION - CASH COMPENSATION

   The following table shows, for the three-year period ended December 31, 2001, the cash and other compensation we paid to our Chief Executive Officer and to each of our executive officers who had annual compensation in excess of $100,000.

                         SUMMARY COMPENSATION TABLE

                                                                            Long Term Compensation
-------------------------------------------------------------------------------------------------------------------------
Annual Compensation (1)                                                     Awards                           Payouts
-------------------------------------------------------------------------------------------------------------------------
Name and Principal Position        Year    Salary ($)   Bonus ($)  Other    Restricted    Securities Under   LTIP
                                                                            Stock         Options/SARs       Payouts ($)
                                                                            Awards ($)    Granted (#)
-------------------------------------------------------------------------------------------------------------------------
Randy Buchamer                     2001    49,872       N/A        N/A      N/A           400,000            N/A
CEO                                2000    N/A          N/A        N/A      N/A           N/A                N/A
                                   1999    N/A          N/A        N/A      N/A           50,000             N/A
-------------------------------------------------------------------------------------------------------------------------
James J.  Hutton                   2001    105,555      51,648     N/A      N/A           0                  N/A
President (former CEO from         2000    98,528       53,333     N/A      N/A           0                  N/A
May 1998 - Aug. 2001)              1999    72,600       N/A        N/A      N/A           250,000            N/A
-------------------------------------------------------------------------------------------------------------------------
Thomas G. O'Flaherty               2001    105,797      32,280     N/A      N/A           125,000            N/A
(former President from Jan.        2000    104,238      30,000     N/A      N/A           625,000            N/A
2000 to June 2001)                 1999    N/A          N/A        N/A      N/A           N/A                N/A
-------------------------------------------------------------------------------------------------------------------------
William Gardiner                   2001    57,401       N/A        N/A      N/A           0                  N/A
Vice President (CEO from Nov.      2000    61,709       N/A        N/A      N/A           0                  N/A
1997 to Apr. 1998)                 1999    36,720       N/A        N/A      N/A           200,000            N/A
-------------------------------------------------------------------------------------------------------------------------
David Grinstead                    2001    92,585       27,438     N/A      N/A           26,600             N/A
EVP Business Development           2000    92,320       0          N/A      N/A           500,000            N/A
                                   1999    61,256       0          N/A      N/A           50,000             N/A
-------------------------------------------------------------------------------------------------------------------------

(1) Compensation was paid to Messrs. Buchamer, Hutton, O'Flaherty, Gardiner and Grinstead by VMI, our operating subsidiary.

OPTION GRANTS IN THE LAST FISCAL YEAR

   The following table presented in accordance with the Exchange Act and the Regulations thereunder sets forth individual grants of stock options under the Voice Mobility International, Inc. Second Amended and Restated 1999 Stock Option Plan during the most recently completed financial year to each of the Named Executive Officers:



--------------------------------------------------------------------------------------------------------------------------
Options/SAR Grants in Year Ended December 31, 2000
(Individual Grants)
--------------------------------------------------------------------------------------------------------------------------
Name                  Securities     % of Total       Exercise or     Expiration       Potential Realizable Value at
                      under          Options/         or Base         Date             Assumed Annual Rates of
                      Options/SAR    SARs Granted     Price                            Stock Price Appreciation for
                      Granted        to Employees     ($/Sh)(2)                        Option Term (3)
                      (1)(2)         in Fiscal Year                                          5%                 10%
--------------------------------------------------------------------------------------------------------------------------
Randy Buchamer        350,000           15.9            Cdn.$1.37     Aug. 14, 2006    Cdn.$301,555        Cdn.$764,200
                      50,000            2.3             Cdn.$2.06     June 13, 2006    Cdn.$ 64,776        Cdn.$164,155
--------------------------------------------------------------------------------------------------------------------------
James J. Hutton       0                 0               N/A           N/A              N/A                 N/A
--------------------------------------------------------------------------------------------------------------------------
Thomas G.             125,000           5.6             $2.50         Dec. 31, 2005    N/A                 N/A
O'Flaherty                                                            *cancelled on
                                                                      June 29, 2001
--------------------------------------------------------------------------------------------------------------------------
William Gardiner      0                 0               N/A           N/A              N/A                 N/A
--------------------------------------------------------------------------------------------------------------------------
David Grinstead       26,600            1.2             Cdn.$2.63     April 22, 2006   Cdn.$43,996         Cdn.$111,495
--------------------------------------------------------------------------------------------------------------------------

   (1) All of the above options are subject to the terms of our Second Amended and Restated 1999 Stock Option Plan and are exercisable only as they vest. The options have a term of 5 years from the date of grant.

   (2) All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

   (3) Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders' continued employment through the vesting period

AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND 2001 FISCAL YEAR END OPTION/VALUES

   The following table sets forth information with respect to the exercise of options to purchase shares of our common stock during the fiscal year ended December 31, 2001 to each person named in the Summary Compensation Table and the unexercised options held as of the end of 2001 fiscal year.


-------------------------------------------------------------------------------------------------------------------------
                   Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
-------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Securities          Value of Unexercised
                                                                 Underlying Unexercised      in-the-money Options/SARs
                                                                      Options/SARs                 at FY-end ($)
-------------------------------------------------------------------------------------------------------------------------
           Name                Securities       Aggregate              Exercisable/                  Exercisable/
                              Acquired on     Value Realized           Unexercisable                 Unexercisable
                                Exercise
-------------------------------------------------------------------------------------------------------------------------
Randy Buchamer                     0                $0                 75,000/375,000               $0
-------------------------------------------------------------------------------------------------------------------------
James J. Hutton                    0                $0                 250,000/0                    $0
-------------------------------------------------------------------------------------------------------------------------
Thomas G. O'Flaherty               0                $0                 458,333/166,667              $0
-------------------------------------------------------------------------------------------------------------------------
William Gardiner                   0                $0                 160,000/0                    $0
-------------------------------------------------------------------------------------------------------------------------
David Grinstead                    0                $0                 355,555/221,045              $0
-------------------------------------------------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

   We have no long-term incentive plans.

COMPENSATION OF DIRECTORS

   We currently compensate directors with a cash compensation of Cdn$1,000 for participation in each formal meeting held by the Board of Directors with the exception of Robert Neal, who has elected not to receive compensation as a director. Our non-employee directors are also granted 50,000 incentive stock options annually. Our employee directors are granted incentive stock options based on their individual employment agreements. All stock option grants are made pursuant to our Second Amended and Restated 1999 Stock Option Plan.

EXECUTIVE EMPLOYMENT AGREEMENTS

   We have not entered into any employment agreements with our officers and directors and have paid no compensation to them. Our operating subsidiary, Voice Mobility Inc., however, has entered into employment agreements with its named executive officers.

   Thomas G. O'Flaherty, former President of VMI, entered into an employment agreement on January 1, 2000 that terminates on December 31, 2002. He receives a salary of Cdn$150,000 per year. On January 1, 2000, he received a one-time grant of 500,000 options exercisable at $2.00 per share. Mr. O'Flaherty may also receive an additional 125,000 options per year pursuant to mutually agreeable performance criteria. The exercise price for the additional 125,000 options is the fair market value on January 1 of the relevant year. The exercise price for the 125,000 options granted January 1, 2000 is $2.00 and the exercise price for the 125,000 options granted January 1, 2001 is $2.50. On
June 29, 2001, Mr. O'Flaherty resigned his position as President and Director of Voice Mobility. As part of his final settlement, Mr. O'Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, Voice Mobility will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at Voice Mobility. Mr. O'Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002. As at December 31, 2001, we accrued $103,591 in salary payable to Mr. O'Flaherty through December 31, 2002.

   James Jay Hutton, President of VMI, entered into an employment agreement on April 1, 1998 which terminated on March 31, 2000. On June 24, 1999, he received a one-time grant of 250,000 options exercisable at $1.00 per share. In April 2000, VMI entered into an employment agreement with Mr. Hutton. The agreement provides for an annual salary of Cdn$150,000.

   James Hewett, Chief Financial Officer of VMI, entered into an employment agreement on May 1, 2000. He receives a salary of Cdn$105,000 per year. On May 1, 2000, he received a grant of 105,000 options exercisable at $6.875 per share. On April 23, 2001, he received another grant of 45,000 options exercisable at Cdn.$2.63 per share and on September 4, 2001, Mr. Hewett received an additional grant of 150,000 options exercisable at Cdn.$0.83 per share.

   David H. Grinstead, Executive Vice President of Business Development of
VMI, entered into an employment agreement on February 1, 2000 that terminates on February 1, 2003. He receives a salary of Cdn$130,000 per year. On June 1,
1999, he received a grant of 50,000 options exercisable at $1.00 per share for his service as a Director. On February 1, 2000, he received a grant of 500,000 options exercisable at $2.125 per share and on April 23, 2001, he received an additional grant of 26,600 options exercisable at Cdn.$2.63 per share.

   Randy Buchamer, Chief Executive Officer of VMI, entered into an employment agreement on August 16, 2001. He receives a salary of Cdn$200,000 per year. On August 16, 2001, he received a one time grant of 350,000 options exercisable at Cdn.$1.35 per share. In connection with Mr. Buchamer's service as a Director, on June 1, 1999 he received a grant of 50,000 options exercisable at $1.00 per share and on June 14, 2001, he received an additional grant of 50,000 options exercisable at Cdn.$1.37.

   Most executive employment agreements have a non-competition clause indicating a range between six to twelve months in which executives shall not engage in or participate in any business activity that competes with Voice Mobility.

STOCK OPTION PLAN

   On June 29, 1999, our board of directors adopted the 1999 Stock Option Plan as a means of increasing the proprietary interest of employees, board of advisors, consultants and non-employee directors and to align more closely their interests with the interests of our stockholders. The 1999 Stock Option Plan helps us maintain our ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. On April 25, 2001, our board of directors approved a second amendment and restatement of our 1999 Stock Option Plan, and the Second Amended and Restated 1999 Stock Option Plan was subsequently approved by our stockholders on June 14, 2001.

   Under the Second Amended and Restated 1999 Stock Option Plan, we have reserved an aggregate of 10,000,000 shares of common stock for issuance pursuant to options, stock appreciation rights, stock purchase warrants, phantom stock, performance units or as restricted shares. Our board of directors or a committee of our board of directors consisting of non-employee directors administers the Second Amended and Restated 1999 Stock Option Plan, including, without limitation, the selection of the persons who will be granted options under the Second Amended and Restated 1999 Stock Option Plan, the type of options to be granted, the number of shares subject to each option and the option price.

   Options granted under the Second Amended and Restated 1999 Stock Option
Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. In addition, the Second Amended and Restated 1999 Stock Option Plan also allows for the inclusion of a reload option provision, under which an eligible person who elects to pay the exercise price of the option with shares of common stock owned by the eligible person shall receive a new option to purchase shares of common stock equal in number to the tendered shares. In order to qualify as a qualified incentive stock option, the option must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, and the exercise price of any incentive stock option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each option and the manner in which it may be exercised is determined by our board of directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by our board of directors or the committee in accordance with the provisions of the Second Amended and Restated 1999 Stock Option Plan.

   The per share purchase price of shares subject to options granted under the Second Amended and Restated 1999 Stock Option Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Second Amended and Restated 1999 Stock Option Plan.

   Our (and any of our subsidiary's) officers, directors, key employees and consultants are eligible to receive non-qualified options under the Second Amended and Restated 1999 Stock Option Plan. Only employees are eligible to receive incentive options.

   Recipients of options may not assign or transfer them, except by will or by the laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee but is a member of our board of directors and his service as a director is terminated for any reason, other than death or disability, the option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his employment, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or the date one year following the date of the optionee's death. If the optionee is disabled, the option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability.

   Our board of directors or the committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Second Amended and Restated 1999 Stock Option Plan, or (ii) changes the definition of an "Eligible Person" under the Second Amended and Restated 1999 Stock Option Plan without the prior approval of the stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Other than as described under the heading "Executive Compensation", or as set forth below, there are no material transactions with any of our directors, officers or control persons that have occurred during the last fiscal year.

   During the year ended December 31, 2001, Pacific Western Mortgage Corporation, a corporation controlled by William Krebs, one of our directors, was paid $11,867 [2000 - $85,000; 1999 - $40,392] for consulting services.

   During the year ended December 31, 2001, Karina Ventures, Inc. a company controlled by John Curry, a director from August 2001 to March 2002 and our former Chief Financial Officer, was paid $24,508 [2000 - $40,000; 1999 - $13,464] for consulting services.

   During the year ended December 31, 2001, we sold to Innovatia Inc., a wholly owned subsidiary of Aliant Inc., and to NB Tel, also a wholly owned subsidiary of Aliant Inc., products and services totaling $202,011 [2000 - $68,649; 1999 - $42,072]. Innovatia Inc. is a holder of more than 5% of our outstanding stock.

   On February 27, 2001, the Company entered into a three-year development agreement with Innovatia Inc. ("Innovatia"), an existing shareholder of the Company and a wholly owned subsidiary of Aliant Inc. ('Aliant"). The purpose of the agreement is to develop a carrier-classified unified communications product to which the Company will have exclusive title. Under the agreement, Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration of the services provided, the Company agreed to pay $5.7 million over three years in quarterly installments of $475,000 commencing the quarter ended April 30, 2001. The Company had the option to pay for some or all of the services in cash or common shares. It is the Company's intention to negotiate a non-exclusive licensing agreement with Aliant for use of the product.

   On December 28, 2001, the Company and Innovatia agreed to terminate the three-year development agreement. In settlement of the services provided under this agreement, the Company issued to Innovatia a Canadian dollar denominated promissory note in the amount of $1,707,989 (Cdn $2,720,142). Immediately thereafter, the Company repaid $132,059 (Cdn $210,000) of the promissory note by issuing 500,000 common shares at a market price of $0.26 (Cdn $0.42) per share. In accordance with the requirements of the Toronto Stock Exchange, the issuance of these common shares resulted in an equivalent reduction in the number of common shares reserved for issuance under the Company's current stock option plan.

   The promissory note bears interest at prime plus 1% (prime rate at December 31, 2001 was 4%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter ("Maximum Amount Payable") is the lesser of $142,314 (Cdn $226,678) and 40% of the net aggregate amount of invoices ("Invoiced Amount") issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters. The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, then 500,000 of the shares will be valued at the lesser of the market price of our shares on the Toronto Stock Exchange and Cdn$0.75 per share, and the value of the balance of any other shares issuable is determined by the weighted average trading price of the Company's common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

   After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required to settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. The Company is required to obtain shareholders and regulatory approval to issue common shares to settle the promissory note, other than for the 500,000 common shares issued on December 28, 2001. If such approval is not obtained, the Company can only repay the promissory note in cash.

   On March 4, 2002, we renegotiated the remaining term of the original development agreement with Innovatia signed on February 27, 2001. The term of the revised agreement is for the period January 1, 2002 to December 31, 2003. Innovatia will continue to provide the same services as per the original agreement, however, in consideration of the services provided, we agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross revenue received for the sale of our products globally within the quarter. If the contract is terminated the royalty payments will continue for six months after the termination date.

Escrowed Shares

   As at July 10, 2001, a total of 5,333,007 shares of common stock and common share equivalents were held in escrow by Computershare Trust Company of Canada pursuant to an escrow agreement among Voice Mobility, Computershare Trust and five of our shareholders. The shares have been deposited into escrow pursuant to the terms of a Proposal For a National Escrow Regime Applicable to Initial Public Offerings of the Canadian Securities Administrators dated May 8, 1998 (as revised March 17, 2000). The escrow agreement provides that the escrowed shares will be released from escrow in three equal amounts every six months over an 18-month period following July 16, 2001, the date our shares began trading on the Toronto Stock Exchange. On January 16, 2002, Computershare released a total of 1,777,669 shares of common stock and common share equivalents from escrow. The current escrowed shares are held as follows:

--------------------------------------------------------------------------------
                                 Number of Common Shares   Percentage of Common
                                 Shares and Exchangeable       Shares and
                                  Shares deposited into    Exchangeable Shares
    Name of Shareholder                  Escrow                Outstanding
--------------------------------------------------------------------------------
     William Krebs(1)                    1,100,001                 3.21%

     James Hutton(2)                       930,000                 2.72%

     Bill Gardiner                          10,000                  .03%

     Margit Kristiansen (3)                171,949                 0.50%

     Janis Gurney (4)                       18,388                 0.05%

     E.W.G. Investments Ltd. (5)         1,325,000                 3.87%

     Total:                              3,555,338                10.38%
--------------------------------------------------------------------------------

   (1) Of these shares 625,000 are exchangeable shares of Voice Mobility Canada Limited registered to Pacific Western Mortgage Corporation, a company controlled by William Krebs, one of our directors. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

(2) Of these shares 875,000 are exchangeable shares of Voice Mobility Canada Limited. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

(3)   Margit Kristiansen is the wife of William Krebs, a director.

(4) Janis Gurney is the wife of James Hutton, a named executive officer and director.

(5) E.W.G. Investments Ltd. is a company of which Edith M. Both is a controlling shareholder and is the beneficial owner of 5% or more of our outstanding common stock. These shares are exchangeable shares of Voice
Mobility Canada Limited (see "Options to Purchase and Agreements to Issue Securities" above). These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

                                 PRINCIPAL STOCKHOLDERS

   We have set forth in the following table certain information regarding our common stock beneficially owned on April 25, 2002 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock,
(ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of April 25, 2002, we had outstanding approximately 34,248,782 common share equivalents, consisting of 28,148,782 shares of common stock, 6,100,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. We do not consider outstanding shares of Series B preferred stock as common share equivalents.

--------------------------------------------------------------------------------
NAME AND ADDRESS OF                   AMOUNT AND                PERCENT OF
BENEFICIAL OWNER(1)                   NATURE OF                 CLASS
                                      BENEFICIAL
                                      OWNERSHIP
--------------------------------------------------------------------------------

Edith M. Both                         2,650,000i                  7.7%
843 Ida Lane
Kamloops, B.C.
V2B 6V2

William E. Krebs                      2,543,897ii                 7.4%
Innovatia Inc.                        1,986,071iii                5.8%
1505 Barrington Street
PO Box 880 Stn. Central
Halifax, Nova Scotia
B3J 2W3

James J. Hutton                       1,646,778iv                 4.8%

David H. Grinstead                      449,232v                  1.3%

William Gardiner                        180,000vi                    *

Randy Buchamer                          100,000vii                   *

Morgan Sturdy                           100,000viii                  *

David D. Scott                          100,000ix                    *

Robert E. Neal                          100,000x                     *

James C. Hewett                          90,416xi                    *

Donald A. Calder                         12,500xii                   *

Directors and Executive Officers      5,322,823                  15.5%
as a Group (10 persons)
--------------------------------------------------------------------------------

*   Less than 1%

(1)   The address for each person named above is #180 - 13777 Commerce
Parkway, Richmond, British Columbia, Canada V6V 2X3 unless otherwise indicated.

i. Stock owned by E.W.G. Investments Ltd. of which Ms. Both is a controlling shareholder; of these, 1,325,000 are held in escrow.

ii. Includes 1,762,500 shares owned by Pacific Western Mortgage Corporation of which Mr. Krebs is the sole shareholder; of these, 966,667 are held in escrow. Includes 581,397 shares owned by Margit Kristiansen, Mr. Krebs' wife; of these, 171,949 are held in escrow. Mr. Krebs disclaims beneficial ownership of the shares owned by his wife. Includes 133,334 escrow shares held in a self-directed registered retirement savings plan.

iii. Includes 37,500 shares of common stock issuable upon exercise of underlying share warrants.

iv. Includes 875,000 share held in escrow. Includes 36,778 shares which are owned by Janis Gurney, Mr. Hutton's wife, over which Mr. Hutton disclaims beneficial ownership; of these, 18,388 are held in escrow. Includes 250,000 Plan Options exerciseable in the next 60 days. Includes 110,000 shares held in a self-directed registered retirement savings plan; of these, 55,000 are held in escrow.

v.     Includes 449,232 Plan Options exercisable within the next 60 days.

vi. Includes 160,000 Plan Options exercisable within the next 60 days. Includes 20,000 common shares; of these, 10,000 are held in escrow.

vii.   Includes 100,000 Plan Options exercisable within the next 60 days.

viii.  Includes 100,000 Plan Options exercisable within the next 60 days.

ix.    Includes 100,000 Plan Options exercisable within the next 60 days.

x.     Includes 100,000 Plan Options exercisable within the next 60 days.

xi.    Includes 90,416 Plan Options exercisable within the next 60 days.

xii.   Includes 12,500 Plan Options exercisable within the next 60 days.

                             DESCRIPTION OF CAPITAL STOCK

   Under our amended certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, with such designations, rights and preferences as our Board of Directors may from time to time determine. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our stock. We could issue preferred stock as a method of discouraging, delaying or preventing a change of control of our company.

   As of April 25, 2002, we had outstanding approximately 34,248,782 common share equivalents, consisting of 28,148,782 shares of common stock, 6,100,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. As of April 25, 2002, we had outstanding approximately 585,698 shares of Series B preferred stock. We do not consider outstanding shares of Series B preferred stock as common share equivalents.

COMMON STOCK

   Each shareholder is entitled to one vote for each share of common stock owned of record. The holders of shares of common stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of our directors. Holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our board of directors may determine. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to our shareholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of our shares of common stock have no preemptive, conversion, or subscription rights, and our shares of common stock are not subject to redemption. All our outstanding shares of common stock are fully paid and non-assessable. Provisions governing amendment of the terms of the common stock are contained in the General Corporation Law of Nevada.

PREFERRED STOCK

   To date, our Board of Directors has created two series of preferred stock, the Series A preferred stock and the Series B non-voting convertible preferred stock.

Series A Preferred Stock and VM Canada Exchangeable Shares

   We have issued one share of Series A preferred stock to accommodate our obligation related to the 6,600,000 exchangeable shares of VM Canada issued to the former shareholders of VMI. As of April 25, 2002, 6,100,000 exchangeable shares of VM Canada were outstanding.

   In turn, each exchangeable share may be exchanged for one share of our common stock and was created to provide the former VMI shareholders with a security of a Canadian issuer which has economic and voting attributes that are equivalent to those of our common stock. The exchangeable shares were issued to provide a deferral of Canadian income tax to the shareholders of VMI all of whom are residents of British Columbia, which deferral could not be provided in the exchange between VMI, as a Canadian entity, and our company, as a U.S. corporation. To accommodate the matter, we issued the single share of Series A preferred stock, to a trustee to hold and to have votes equal to the unexercised exchange portion of the exchangeable shares, exercisable by the Trustee only upon receipt of instructions from the holders of exchangeable shares. As a result, the former VMI shareholders exercise their 6,100,000 votes either through the exchangeable shares or common stock, if they exercise the exchange. Pursuant to the terms of the Series A preferred stock, upon conversion of a VM Canada exchangeable share for a share of our common stock, the number of votes which the Trustee is entitled to exercise on behalf of the holders of exchangeable shares is proportionately reduced.

   Each exchangeable share is entitled to dividends from VM Canada equal to the dividends paid by us on our common stock. Upon the liquidation, dissolution or winding-up of VM Canada or any other distribution of assets of VM Canada, a holder of exchangeable shares will only be entitled to receive from VM Canada, the number of shares of our common stock reserved for issuance on exchange of the exchangeable shares. To accommodate any such transaction, we and VM Canada have an overriding call right to purchase outstanding exchangeable shares, at the same price in cash. The exchangeable shares themselves are non-voting and are exchangeable at the option of the holder at any time for an equal number of shares of Common Stock along with shares representing any declared and unpaid dividends. To ensure that the holders of the exchangeable shares will be protected on the same basis as our holders of common stock, we have granted the trustee a put right which allows the trustee to automatically convert the exchangeable shares into our common stock in the event of the insolvency of VM Canada. Dividends on the VM Canada exchangeable shares are paid in the same form and manner as are dividends on our common stock.

   In any event, on July 1, 2009, any exchangeable shares and related dividends will be exchanged for common stock. In addition, we will have a right to purchase any remaining exchangeable shares, in cash. In the event of our dissolution, liquidation or winding-up, the exchangeable shares will be treated as common stock.

   On the earlier of July 1, 2009 or when all the exchangeable shares have been converted to our common stock, the trust will terminate and the single outstanding share of Series A preferred stock shall be retired and cancelled promptly thereafter.

   On March 6, 2002,a holder of our exchangeable shares exchanged 500,000 exchangeable shares into 500,000 shares of our common shares for no additional consideration in accordance with the terms of the exchangeable shares.

Series B Non-Voting Convertible Preferred Stock

   Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2002. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. No dividend is to be made on the common stock unless an equivalent dividend with respect to the Series B preferred stock has been paid or set aside for payment. Holders of the Series B preferred stock are not entitled to any distribution in the event of any liquidation, dissolution or winding up. Pursuant to the purchase agreements for the Series B preferred stock, we have the option, in the event that funds are available in excess of working capital requirements prior to December 31, 2002, to repurchase shares of the Series B preferred stock to the extent of such excess funds, together with all accrued and unpaid dividends on such preferred stock to the date(s) of such payment of such amounts. As of April 25, 2002, 80,969 shares of Series B preferred stock have been repurchased at an aggregate price of $242,907. As of April 25, 2002, approximately 585,698 shares of Series B preferred stock were outstanding.

SPECIAL WARRANTS AND SHARE WARRANTS

   On April 3, 2001, in a private placement transaction, we issued special warrants to acquire, for no additional consideration, an aggregate of 6,500,000 units, each unit consisting of one share of our common stock and one-half of one share warrant. Each whole share warrant entitles the holder thereof to purchase a share of common stock at a price of Cdn$2.25 per share. In this transaction, an aggregate of 6,500,000 special warrants were issued at a price of Cdn$2.00 per special warrant. The purchasers of the special warrants are listed as the "Selling Security Holders" in this prospectus.

   In the special warrant private placement, Cdn$10,850,000 (approximately US$7,140,385 based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds were escrowed and released to us July 16, 2001 when we listed of our shares of common stock on The Toronto Stock Exchange.

   In the special warrant private placement, we agreed to prepare, file and have the Securities and Exchange Commission declare effective the registration statement, of which this prospectus is a part, secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. On June 8, 2001, the registration statement was declared effective by the SEC, on July 10, 2001, we received a final receipt from each of the Canadian securities regulatory authorities and on July 16, 2001, we secured a listing of our common shares on The Toronto Stock Exchange. On July 20, 2001, the 6,500,000 special warrant units were deemed exercised and automatically converted and we issued to the holders an aggregate of 6,500,000 shares of common stock and 3,250,000 share warrants. The date of the automatic conversion was the fifth business day following the "Qualification Date", which was the latest of: (i) the date a registration statement for the underlying securities was declared effective by the SEC, (ii) the date the last receipt was issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario and New Brunswick securities regulatory commissions and (iii) the day preceding the date the listing of our common shares on The Toronto Stock Exchange became effective.

WARRANTS

   As of April 25, 2002, we have issued an aggregate of 14,702,334 warrants to purchase common stock of which 5,594,000 have been exercised, 3,533,334 have been terminated and the balance remaining is outstanding. These warrants issued include the warrants to purchase 4,793,000 shares of common stock issued on June 30, 1999. On that date, we issued 1,600,000 Class "A" warrants exercisable at $0.35; 1,000,000 Class "B" warrants exercisable at $0.50; 1,940,000 Class "C"
warrants exercisable at $0.50 per share; and 253,000 Class "D" warrants exercisable at $.50 per share. In addition, we have issued 601,000 Class "E" warrants exercisable at $.35 per share. On February 15, 2000, we issued 2,250,000 Class "F" warrants exercisable at $2.25 per share, and 1,500,000 Class "G" warrants exercisable at $2.25 per share. On September 29, 2000 we issued 200,000 Class "H" warrants exercisable at $.50 per share. On December 29, 2000 we issued 500,000 Class "I" warrants exercisable at $1.75 per share. On April 25, 2001 we issued 100,000 Class "K" warrants exercisable at $1.50 per share.
On May 11, 2001 we issued 166,667 Class "L" warrants exercisable at $1.50 per share. On June 14, 2001, we issued 200,000 Class "M" warrants exercisable at $1.50 per share. On June 25, 2001, we issued 166,667 Class "N" warrants exercisable at $1.50 per share. On April 3, 2001, we issued 3,250,000 share purchase warrants exercisable at Cdn$2.25 per share; 650,000 compensation options exercisable at Cdn$2.00 per share and 325,000 compensation warrants exercisable at Cdn$2.25 per share.

   All Class "A", "B", "C", "D", "E" and "H" warrants have been exercised.
All Class "G", "I", "L", "M" and "N" warrants have been terminated and 1,000,000 Class "F" warrants have been terminated. The remaining Class "F" warrants expire on November 30, 2003, Class "K" warrants expire on April 25, 2004, and the share purchase warrants, compensation options, and compensation warrants expire on April 3, 2003. The warrants are immediately exercisable and are not redeemable. All of our shares issuable upon exercise of the warrants will be fully paid and non-assessable. Share certificates issued to holders of warrants who exercise them prior to the effective date of a registration statement will be legended to prevent sale, hypothecation or transfer in the absence of an effective registration or an exemption from registration.

SHARES ELIGIBLE FOR FUTURE SALE

   As of April 25, 2002, we had outstanding approximately 34,248,782 common share equivalents, consisting of 28,148,782 shares of common stock, 6,100,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one share of Series A preferred stock. All of the 8,418,000 shares issued in April 1999 under Rule 504 of the Securities Act of 1933, as amended, are freely tradable, 453,756 shares issued under Rule 504 prior to April 1999, 6,500,000 shares offered under the registration statement of which this prospectus is part, and 954,455 shares acquired by certain of our employees and a director upon the exercise of options granted under our Second Amended and Restated 1999 Stock Option Plan.

   The remaining 18,322,571 outstanding shares have not been registered under the Securities Act and therefore will be treated as "restricted securities" and may be publicly sold in the United States only if registered or if the sale is made in accordance with an exemption from registration, such as Rule 144 under the Securities Act. Under these exemptions, however, substantially all of the 18,322,571 shares generally will be eligible for resale in the United States without registration one year from the date of purchase. This may adversely affect the market price of our shares and could affect the level of trading of such shares.

   As of April 25, 2002, warrants to purchase an aggregate of 5,575,000 shares were outstanding. We intend to register under the Securities Act the shares of common stock issuable upon exercise of such warrants. On April 11, 2000, we registered under the Securities Act 5,000,000 shares reserved for issuance under our 1999 Stock Option Plan, of which 954,455 shares have been issued pursuant to exercise. On September 13, 2000, we registered an additional 5,000,000 shares reserved for issuance under this plan. When issued, all of these shares generally will be freely tradable.

   The sale of a significant number of shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the shares and could impair our future ability to raise capital through an offering of equity securities.

LEGAL MATTERS

   Certain matters of Nevada law relating to this offering will be passed upon for us by Jones Vargas, Las Vegas, Nevada.

EXPERTS

   Ernst & Young LLP, independent chartered accountants, have audited our Consolidated Financial Statements at December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the Consolidated Financial Statements). We have included our Consolidated Financial Statements in the prospectus and elsewhere in the Registration Statement in reliance on the reports of Ernst & Young LLP given on their authority as experts in accounting and auditing.

CHANGES IN ACCOUNTANTS

   Bedford Curry & Co., Chartered Accountants, Vancouver, B.C., had been our independent accountant of Voice Mobility International, Inc. in connection with the preparation of our Consolidated Financial Statements for the fiscal years ended December 31, 1997 and December 31, 1998. Effective March 10, 2000, we dismissed Bedford Curry & Co. as our independent accountant in furtherance of our desire to retain an internationally recognized accounting firm in connection with our ongoing reporting obligations under the U.S. Securities Exchange Act of 1934, as amended. Bedford Curry & Co. will continue to be the independent accountant of record for the fiscal years ended December 31, 1997 and December 31, 1998.

   Our Board of Directors approved the decision to dismiss Bedford Curry & Co. in order to retain an internationally recognized accounting firm as our independent accountant.

   In connection with its audits for such fiscal years and through the date hereof, there have been no disagreements with Bedford Curry & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Bedford Curry & Co. would have caused such firm to make reference thereto in their report on the Consolidated Financial Statements for such years.

   As of March 10, 2000, our Board of Directors engaged Ernst & Young LLP as our new independent accountant. Ernst & Young LLP is the independent accountant of record for the fiscal years ended December 31, 1999, 2000 and 2001. Our decision to retain Ernst & Young LLP was solely in furtherance of our desire to consult with an internationally recognized accounting firm, in contrast to Bedford Curry & Co., a local Canadian accounting firm, and not with respect to their application of accounting principles to a specific completed or contemplated transaction or type of audit opinion that might be rendered.

   Ernst & Young LLP has reviewed the disclosure in this section and a letter from them agreeing with the foregoing are included as exhibits in the registration statement of which this prospectus is a part.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Audited Consolidated Financial Statements as at December 31, 2001 and 2000

Report of Independent Auditors (Ernst & Young LLP, Chartered Accountants)    F-2

Consolidated Balance Sheets as at December 31, 2001 and 2000                 F-3

Consolidated Statements of Operations for the years ended                    F-4
December 31, 2001, 2000 and 1999

Consolidated Statements of Stockholders' Equity (Deficiency)
for the years ended December 31, 2001, 2000 and 1999                         F-5

Consolidated Statements of Cash Flows for the years ended                    F-7
December 31, 2001, 2000 and 1999

Notes to Consolidated Financial Statements                                   F-8

Page F-2

                            REPORT OF INDEPENDENT AUDITORS





To the Board of Directors and Shareholders of Voice Mobility International, Inc.

We have audited the accompanying consolidated balance sheets of Voice Mobility International, Inc. as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Voice Mobility International, Inc. at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Voice Mobility International, Inc. will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company's recurring operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada,                                         /s/ ERNST & YOUNG LLP
January 28, 2002 (except for Note 13
which is as of March 8, 2002).                             Chartered Accountants

Page F-3

Voice Mobility International, Inc.

                            CONSOLIDATED BALANCE SHEETS
             [See Note 1 - Nature of Business and Basis of Presentation]

As at December 31                                    (expressed in U.S. dollars)



                                                              2001        2000
                                                               $           $
-------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                                 1,732,200     602,527
Restricted cash [note 8[c]]                                    -      2,000,000
Accounts receivable [net of allowance for doubtful debts:
   2001 - $26,014; 2000 - $4,222] [note 4]                  222,268      18,634
Other receivables                                           266,881      50,886
Note receivable [notes 3 and 4]                             232,500        -
Prepaid expenses                                            100,850      65,133
-------------------------------------------------------------------------------
Total current assets                                      2,554,699   2,737,180
Property and equipment, net [note 6]                      1,780,935   1,927,731
-------------------------------------------------------------------------------
                                                          4,335,634   4,664,911
===============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable                                            445,936     413,662
Accrued liabilities                                          57,062     316,464
Employee related payables                                   182,154     160,560
Note payable [note 3]                                       205,000        -
Deferred revenue                                            158,584     212,500
-------------------------------------------------------------------------------
Total current liabilities                                 1,048,736   1,103,186

Promissory note payable [note 7]                          1,575,930        -
-------------------------------------------------------------------------------
Total liabilities                                         2,624,666   1,103,186
-------------------------------------------------------------------------------
Commitments and contingencies [note 11]

Stockholders' equity [note 8]
Common stock, $0.001 par value, authorized 100,000,000,
  27,648,782 outstanding [2000 - 20,201,282]                 27,649      20,202
Preferred stock, $0.001 par value, authorized 1,000,000
  Series A Preferred stock issued and outstanding, 1              1           1
  Series B Preferred stock issued and outstanding,
    585,698 [2000 - 666,667]                                    586         667
Additional paid-in capital                               31,323,354  22,871,377
Accumulated deficit                                     (29,563,804)(19,323,693)
Other accumulated comprehensive income                      (76,818)     (6,829)
-------------------------------------------------------------------------------
Total stockholders' equity                                1,710,968   3,561,725
-------------------------------------------------------------------------------
                                                          4,335,634   4,664,911
===============================================================================

See accompanying notes

Page F-4

Voice Mobility International, Inc.


                          CONSOLIDATED STATEMENTS OF OPERATIONS
              [See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31                               (expressed in U.S. dollars)

                                                              2001          2000          1999
                                                               $             $             $
-----------------------------------------------------------------------------------------------
Sales [note 5]                                               358,191      275,190       55,997
Cost of sales                                                 49,999       86,498       51,843
-----------------------------------------------------------------------------------------------
Gross profit                                                 308,192      188,692        4,154
-----------------------------------------------------------------------------------------------

Operating expenses
Sales and marketing [note 8[d]]                            2,237,563    3,588,642    1,190,754
Research and development [note 8[d]]                       4,618,284    2,709,048    2,250,153
General and administrative [note 8[d]]                     3,623,980    3,639,028    2,351,643
Acquisition fee for recapitalization                            -            -         200,000
-----------------------------------------------------------------------------------------------
                                                          10,479,827    9,936,718    5,992,550
-----------------------------------------------------------------------------------------------
Loss from operations                                      10,171,635    9,748,026    5,988,396
Interest income                                             (160,095)    (113,490)        -
Interest expense                                             281,017       16,411       70,209
-----------------------------------------------------------------------------------------------
Loss before extraordinary items                           10,292,557    9,650,947    6,058,605
Extraordinary loss on settlement of debt [note 8[b]]            -            -         790,000
-----------------------------------------------------------------------------------------------
Net loss                                                  10,292,557    9,650,947    6,848,605
Foreign currency translation losses                           69,989       42,331       39,737
-----------------------------------------------------------------------------------------------
Comprehensive loss                                        10,362,546    9,693,278    6,888,342
===============================================================================================
Earnings (loss) per share [note 8[f]]
Basic and diluted loss per share
  before extraordinary items                                   (0.34)       (0.46)       (0.36)
Basic and diluted loss per share                               (0.34)       (0.46)       (0.41)
===============================================================================================

See accompanying notes

Page F-5

Voice Mobility International, Inc.

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      [See Note 1 - Nature of Business and Basis of Presentation]
Year ended December 31, 2001   (expressed in U.S. dollars)

Year ended December 31, 2001                         (expressed in U.S. dollars)

                                                       Common Stock         Stock to be Issued    Series A Preferred Stock
                                                  Number                   Number                   Number
                                                 of Shares     Amount     of Shares     Amount     of Shares       Amount
                                                      #           $           #            $             #           $
--------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                       8,400,000         59        -            -              -           -
Exchange of Voice Mobility Inc. common stock    (8,400,000)       (59)       -            -                 1           1
Acquisition of Equity Capital Group, Inc.          453,756        454        -            -              -           -
Stock to be issued pursuant to Acrex Ventures
  Ltd. stock subscriptions                       8,327,099      8,327      90,901           91           -           -
Stock subscription receivable from Acrex
  Ventures Ltd.                                       -          -           -            -              -           -
Acquisition fee for recapitalization                  -          -           -            -              -           -
Stock issued on settlement of Pacific
  Western Mortgage Corporation note payable        750,000        750        -            -              -           -
Warrants issued on settlement of Ernest
  Gardiner note payable                               -          -           -            -              -           -
Warrants issued on settlement of Ibex
  Investment Ltd. note payable                        -          -           -            -              -           -
Stock issued on settlement of amounts due
  to Aliant Inc.                                 1,428,571      1,429        -            -              -           -
Common stock issued pursuant to exercise
  of common stock warrants                            -          -      3,160,000        3,160           -           -
Stock based compensation                              -          -           -            -              -           -
Foreign currency translation loss                     -          -           -            -              -           -
Net loss                                              -          -           -            -              -           -
--------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999                       10,959,426     10,960   3,250,901        3,251               1           1
Stock subscriptions received pursuant to
  stock subscriptions from Acrex Ventures
  Ltd.                                              90,901         91     (90,901)         (91)          -           -
Common stock issued pursuant to private
  placements, net of share issue costs of
  $75,000                                        3,050,000      3,050        -            -              -           -
Common stock issued pursuant to exercise
  of common stock warrants                       5,594,000      5,594  (3,160,000)      (3,160)          -           -
Common stock issued pursuant to exercise
  of stock options                                 506,955        507        -            -              -           -
Preferred stock and detachable warrants
  issued pursuant to private placement                -          -           -            -              -           -
Beneficial conversion feature and deemed
  dividend on preferred stock                         -          -           -            -              -           -
Stock based compensation                              -          -           -            -              -           -
Foreign currency translation loss                     -          -           -            -              -           -
Net loss                                              -          -           -            -              -           -
--------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                      20,201,282     20,202        -            -                 1            1
--------------------------------------------------------------------------------------------------------------------------

                                                                                                         Other
                                               Series B Preferred Stock    Additional                  Accumulated
                                                  Number                    Paid-in     Accumulated   Comprehensive
                                                 of Shares     Amount       Capital       Deficit        Income         Total
                                                      #           $            $             $             $              $
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                            -           -            -        (1,373,141)     75,239       (1,297,843)
Exchange of Voice Mobility Inc. common stock          -           -              58           -           -                -
Acquisition of Equity Capital Group, Inc.             -           -            (454)          -           -                -
Stock to be issued pursuant to Acrex Ventures
  Ltd. stock subscriptions                            -           -       1,255,582           -           -           1,264,000
Stock subscription receivable from Acrex
  Ventures Ltd.                                       -           -         (43,333)          -           -             (43,333)
Acquisition fee for recapitalization                  -           -         200,000           -           -             200,000
Stock issued on settlement of Pacific
  Western Mortgage Corporation note payable           -           -         249,250           -           -             250,000
Warrants issued on settlement of Ernest
  Gardiner note payable                               -           -          33,000           -           -              33,000
Warrants issued on settlement of Ibex
  Investment Ltd. note payable                        -           -         957,000           -           -             957,000
Stock issued on settlement of amounts due
  to Aliant Inc.                                      -           -         498,571           -           -             500,000
Common stock issued pursuant to exercise
  of common stock warrants                            -           -       1,510,173           -           -           1,513,333
Stock based compensation                              -           -       2,910,580           -           -           2,910,580
Foreign currency translation loss                     -           -            -              -        (39,737)         (39,737)
Net loss                                              -           -            -        (6,848,605)       -          (6,848,605)
----------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999                             -           -       7,570,427     (8,221,746)     35,502         (601,605)
Stock subscriptions received pursuant to
  stock subscriptions from Acrex Ventures
  Ltd.                                                -           -          43,333           -           -              43,333
Common stock issued pursuant to private
  placements, net of share issue costs of
  $75,000                                             -           -       7,238,950           -           -           7,242,000
Common stock issued pursuant to exercise
  of common stock warrants                            -           -         951,084           -           -             953,518
Common stock issued pursuant to exercise
  of stock options                                    -           -         430,992           -           -             431,499
Preferred stock and detachable warrants
  issued pursuant to private placement             666,667         667    1,999,333           -           -           2,000,000
Beneficial conversion feature and deemed
  dividend on preferred stock                         -           -       1,451,000     (1,451,000)       -                -
Stock based compensation                              -           -       3,186,258           -           -           3,186,258
Foreign currency translation loss                     -           -            -              -        (42,331)         (42,331)
Net loss                                              -           -            -        (9,650,947)       -          (9,650,947)
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                         666,667         667   22,871,377    (19,323,693)     (6,829)       3,561,725
----------------------------------------------------------------------------------------------------------------------------------

Page F-6

Voice Mobility International, Inc.


     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (cont'd)
          [See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31, 2001                         (expressed in U.S. dollars)

                                                       Common Stock             Stock to be Issued       Series A Preferred Stock
                                                  Number                      Number                        Number
                                                 of Shares         Amount    of Shares         Amount      of Shares    Amount
                                                      #              $            #              $              #          $
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                      20,201,282     20,202        -            -                 1               1
Common stock issued pursuant to special warrants 6,500,000      6,500        -            -              -               -
Common stock issued on settlement of amounts
  due to Innovatia Inc.                            500,000        500        -            -              -               -
Common stock issued pursuant to exercise of
  stock options                                    447,500        447        -            -              -               -
Warrants issued pursuant to promissory notes          -          -           -            -              -               -
Series B preferred stock retraction                   -          -           -            -              -               -
Dividends paid on preferred stock                     -          -           -            -              -               -
Repurchase of vested stock options                    -          -           -            -              -               -
Stock based compensation                              -          -           -            -              -               -
Foreign currency translation loss                     -          -           -            -              -               -
Net loss                                              -          -           -            -              -               -
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                      27,648,782     27,649        -            -                 1               1
===================================================================================================================================

                                                                                                         Other
                                               Series B Preferred Stock    Additional                  Accumulated
                                                  Number                    Paid-in     Accumulated   Comprehensive
                                                 of Shares     Amount       Capital       Deficit        Income         Total
                                                      #           $            $             $             $              $
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                         666,667         667      22,871,377   (19,323,693)     (6,829)        3,561,725
Common stock issued pursuant to special warrants      -           -          7,643,334          -           -            7,649,834
Common stock issued on settlement of amounts
  due to Innovatia Inc.                               -           -            131,559          -           -              132,059

Common stock issued pursuant to exercise of
  stock options                                       -           -            405,178          -           -              405,625
Warrants issued pursuant to promissory notes          -           -            226,967          -           -              226,967
Series B preferred stock retraction                (80,969)        (81)       (352,378)      109,552        -             (242,907)
Dividends paid on preferred stock                     -           -               -          (57,106)       -              (57,106)
Repurchase of vested stock options                    -           -            (31,500)         -           -              (31,500)
Stock based compensation                              -           -            428,817          -           -              428,817
Foreign currency translation loss                     -           -               -             -        (69,989)          (69,989)
Net loss                                              -           -               -      (10,292,557)       -          (10,292,557)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                         585,698         586      31,323,354   (29,563,804)    (76,818)        1,710,968
===================================================================================================================================


See accompanying notes

Page F-7

Voice Mobility International, Inc.


                    CONSOLIDATED STATEMENTS OF CASH FLOWS
           [See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31                               (expressed in U.S. dollars)

                                                                   2001          2000          1999
                                                                    $             $             $
-------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                        (10,292,557)   (9,650,947)   (6,848,605)
Non-cash items included in net loss
   Amortization                                                     909,746       545,988       148,150
   Stock issued on settlement of amounts due to Innovatia, Inc.     132,059          -             -
   Promissory note payable issued for services                    1,575,930          -             -
   Stock issued on settlement of amounts due to Aliant Inc.            -             -          500,000
   Extraordinary loss on settlement of note payable                    -             -          790,000
   Stock based compensation                                         428,817     3,186,258     2,910,580
   Bad debt expense                                                  59,856       (17,331)          204
   Interest on promissory notes payable                             226,967          -             -
   Loss on disposal of property and equipment                         5,391          -             -
-------------------------------------------------------------------------------------------------------
                                                                 (6,953,791)   (5,936,032)   (2,499,671)
Net change in operating assets and liabilities [note 12]           (655,274)      456,469       406,026
-------------------------------------------------------------------------------------------------------
Cash used in operating activities                                (7,609,065)   (5,479,563)   (2,093,645)
-------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of property and equipment                                 (955,808)   (1,857,636)     (519,548)
Proceeds on sale of property and equipment                            7,998          -             -
-------------------------------------------------------------------------------------------------------
Cash used in investing activities                                  (947,810)   (1,857,636)     (519,548)
-------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of special warrants,
  net of financing costs                                          7,649,834          -             -
Proceeds from issuance of common stock                                 -        7,102,033          -
Proceeds from release of preferred stock from escrow              1,757,093          -             -
Proceeds on exercise of stock options                               405,625       431,499          -
Proceeds on exercise of warrants                                       -          953,518     1,513,333
Proceeds on promissory notes payable and warrants                 1,404,214          -             -
Repayment of promissory notes payable                            (1,397,305)     (624,360)         -
Change in amounts due to Acrex Ventures Ltd.                           -             -          997,994
Cash proceeds from advances                                            -             -          183,300
Repurchase of vested stock options                                  (31,500)         -             -
Dividends paid on preferred stock                                   (57,106)         -             -
-------------------------------------------------------------------------------------------------------
Cash provided by financing activities                             9,730,855     7,862,690     2,694,627
-------------------------------------------------------------------------------------------------------
Effect of foreign currency on cash                                  (44,307)      (43,676)        2,165
-------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                             1,129,673       481,815        83,599
Cash and cash equivalents, beginning of year                        602,527       120,712        37,113
-------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                            1,732,200       602,527       120,712
-------------------------------------------------------------------------------------------------------


See accompanying notes

Page F-8

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business

Voice Mobility International, Inc., (the 'Company') is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned operating subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. The Company's Enhanced Messaging software suite will allow for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. The Company's principal geographic markets include North America, Europe and Asia.

Basis of presentation

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred an operating loss of $10,171,635 for the year ended December 31, 2001 [2000 - $9,748,026; 1999 - $5,988,396] that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations, as well as the growth of the business, through a series of equity and debt financing. Management plans to continue to seek other sources of financing on favorable terms, however, there are no firm commitments for any additional financing, and there can be no assurance that any such commitment can be obtained on favorable terms, if at all. Management believes it has implemented significant cost reductions and expects to keep its operating costs to a minimum until cash is available through financing or operating activities. Management expects revenues to increase from in 2002 from the deployment of the unified communications software product which will afford the Company the ability to fund its daily operations and service its debt obligations. There are no assurances that the Company will be successful in achieving these goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Page F-9

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (cont'd.)

For the years ending December 31, 1999 and prior, the Company was a development stage company.

1999 Recapitalization of the Company

These consolidated financial statements are the continuing financial statements of Voice Mobility Inc. ("VMI"), a company incorporated under the laws of the Canada Business Corporations Act in 1993. Through a series of transactions in June 1999, VMI was recapitalized and acquired the net assets of Voice Mobility International, Inc. ("VMII") (formerly Equity Capital Group, Inc.) an inactive United States company registered on the NASD Over-the-Counter Bulletin Board.

Prior to the reverse acquisition of VMII, the shareholders of VMI had been negotiating to acquire Acrex Ventures Ltd. ("Acrex") an inactive public company trading on the Vancouver Stock Exchange (VSE) with no assets or liabilities. Pending approval of this transaction by the VSE, Acrex and VMI entered into four private placements for proceeds totaling $1,400,000 (Cdn$2,022,500). The net proceeds of $1,264,000 were advanced to VMI to fund operations. Under these arrangements stock subscriptions in the private placements entitled investors to one common stock of Acrex and one warrant entitling the holder to acquire one common stock of Acrex. At the time of this arrangement the fair value of the warrants was determined to be nominal since the exercise price of these warrants exceeded the fair value of the VMI common stock. This arrangement between Acrex and VMI expired on March 31, 1999. In connection with the acquisition of VMII, the Acrex investors agreed to assign all proceeds from the four private placements to VMII and contribute an additional $.02 per share for an aggregate $200,000, in exchange for common stock and common stock warrants with terms and conditions substantially identical to the warrants that would have been issued by Acrex to the subscribers of its four private placements. Accordingly, the issuance of common stock and warrants of VMII to Acrex investors has been reflected as a recapitalization of VMI in the amount of $1,264,000 in the year ended December 31, 1999. As at December 31, 1999, $43,333 was receivable from Acrex investors and was presented as a reduction of additional paid in capital. The $43,333 was collected in fiscal 2000.

Page F-10

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (cont'd.)

VMI received advances in the form of notes payable from Pacific Western Mortgage Corporation ("PWMC"), a shareholder of VMI and Ernest Gardiner, an Acrex investor. In March 1999, these parties agreed to settle amounts owing to them by VMI. PWMC agreed to the issuance of 750,000 common shares of Acrex, at their fair value, in settlement of $250,000 (Cdn$375,000) of amounts owing by VMI. The fair value of the shares issued was determined by management to be $0.35 (Cdn$0.50) per share. Ernest Gardiner agreed to the issuance of warrants to acquire 101,000 common shares of Acrex at $0.35 (Cdn$0.50) per share, in settlement of $33,000 (Cdn$50,500) of amounts owing by VMI. The fair value of the warrants was determined to be equivalent to the debt settled.

Pursuant to share purchase agreements dated April 1, 1999 and June 24, 1999, the stakeholders of VMI, sold their interest, and had transferred to them 125,000 shares of common stock of Equity Capital Group, Inc. by the majority shareholder of Equity Capital Group, Inc., and VMII issued 8,293,000 shares of VMII common stock and the right to acquire an additional 6,600,000 shares of VMII common stock in exchange for $200,000 and all the capital stock of VMI. As a result of this transaction, the stakeholders in Voice Mobility and Acrex (consisting of the original shareholders of VMI, certain shareholders of Acrex, and the investors in the Acrex private placement) effectively acquired 15,018,000 common stock equivalents of VMII which represented a controlling interest of approximately 90%. This transaction is considered an acquisition of VMII (the accounting subsidiary/legal parent) by VMI (the accounting parent/legal subsidiary) and has been accounted for as a purchase of the net assets of VMII by VMI. Accordingly, this transaction represents a recapitalization of VMI, the legal subsidiary effective June 24, 1999.

VMI's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Operating results to June 24, 1999, are those of VMI. At June 24, 1999, VMII had no assets and no liabilities. For purposes of this acquisition the fair value of the net assets of VMII of $nil was ascribed to the 453,756 previously outstanding common stock of VMII deemed to be issued in the acquisition. The additional $200,000 paid for this transaction was expensed as a fee for the recapitalization in the year ended December 31, 1999.

Page F-11


2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements:

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Voice Mobility Inc., Voice Mobility
(US), Inc., Voice Mobility Canada Limited, an inactive company and VM Sub Limited, also an inactive company. All intercompany balances and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes license revenue upon shipment of a product to the client if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable, and any uncertainties with regard to customer acceptance are insignificant. For contracts with multiple elements (e.g. deliverable and undeliverable products, maintenance and other services), the Company allocates revenue to each element of the contract based on objective evidence of its fair value when it is determinable. The Company recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met.

To the extent that objective evidence of fair value is not determinable, the Company defers revenue until the earlier of the point at which (1) sufficient evidence exists or (2) all elements of the arrangement have been delivered. If the only undelivered element relates to post contract support, the Company defers revenue and recognizes it ratably over the term of the agreement.

Page F-12


2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Foreign currency

These consolidated financial statements have been presented in United States dollars. The functional currency of the Company is the Canadian dollar. Accordingly, all assets and liabilities of the Company, which are denominated in foreign currencies, are translated at the year end exchange rate and revenues and expenses are translated using a weighted average exchange rate for the applicable period. Any exchange gains and losses resulting are presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income.

Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated at the exchange rates prevailing on the respective transaction dates. Gains and losses on foreign currency transactions are reflected in the consolidated statements of operations.

Financial instruments

The Company's financial instruments consists of cash and cash equivalents, accounts receivable, other receivables, note receivable, accounts payable, note payable and promissory note payable. Unless otherwise stated the fair value of the financial instruments approximates their carrying value. The Company has not entered into foreign exchange derivative contracts.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short term deposits with original maturities of ninety days or less and are recorded at amortized cost.

Property and equipment

Property and equipment are carried at cost. Amortization is provided using the straight line method over the assets estimated useful lives as follows:

        Computer equipment                    3 years
        Computer software                     2 years
        Computer equipment for customer use   Term of contract
        Office equipment and furniture        5 years
        Leasehold improvements                Term of the lease

Page F-13

2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

The Company begins to amortize computer equipment for customer use when the equipment is installed at the customer site. Amortization on computer equipment for customer use is recorded as cost of sales on the income statement.

In 2000, the Company changed its amortization policy from the declining balance method to the straight line method. The cumulative effect of this change in accounting policy was not significant to the 2000 financial statements.

Software development costs

Costs incurred internally to develop computer software products and the costs to acquire externally developed software products (which have no alternative future use) to be sold, leased or otherwise marketed are charged to expense until the technological feasibility of the product has been established. After technological feasibility is established and until the product is available for general release, software development, product enhancements and acquisition costs will be capitalized and amortized on a product by product basis.

Advertising

Advertising costs are expensed in the period incurred. Advertising expense for the year ended December 31, 2001 was $162,000 [2000 - $355,000; 1999 - $66,000].

Stock based compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense for employees is based on the difference between the fair value of the Company's stock and the exercise price if any, on the date of the grant. The Company accounts for stock issued to non-employees at fair value in accordance with SFAS 123. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to non-employees.

Page F-14

2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Earnings per share

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common stock and exchangeable shares outstanding for the period. Diluted earnings (loss) per share reflects the dilutive potential of outstanding securities using the treasury stock method.

Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. Other accumulated comprehensive income consists only of accumulated foreign currency adjustments for all years presented.

Recent pronouncements

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations" for a disposal of a segment of a business. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect that the adoption of the Statement will have a significant impact on its financial position and results of operations.

Page F-15

3. NOTES RECEIVABLE AND PAYABLE

On August 8, 2001, a plaintiff commenced an action in the Superior Court of California against the Company and the predecessor corporation, Equity Capital Group, Inc. ("ECG"), to recover damages as a result of an alleged breach of contract.

On October 10, 2001, the Company signed an indemnification agreement with the former majority shareholder of ECG to indemnify the Company against any claims or liabilities that existed prior to the April 1, 1999 and June 1, 1999 share purchase agreements described in Note 1 - 1999 Recapitalization of the Company.

Also on October 10, 2001, the Company and the former majority shareholder of ECG signed a settlement agreement, a security agreement for specified manufacturing assets of an existing business and a stock pledge agreement for 10,000 common shares of Coast Envelope, a California company, held by the former majority shareholder of ECG. In accordance with the settlement agreement, the former shareholder is to pay the Company $290,000 to cover the costs of the plaintiff settlement and additional related legal expenses. The settlement amount is to be paid in set installments from October 10, 2001 to October 25, 2002. The security and stock pledge agreements are in place to further collateralize the Company's position in addition to the indemnification agreement. As at December 31, 2001, the outstanding balance on the note receivable is $232,500.

On October 15, 2001, a settlement agreement and mutual release was signed between the Company and the above noted plaintiff. The settlement agreement sets forth payments owing to the plaintiff by the Company in the sum of $252,500 to be paid in set installments from October 10, 2001 to October 1, 2002. As at December 31, 2001, the outstanding balance on the note payable is $205,000.


4. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, accounts receivables and the note receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

Amounts owing from one customer comprised 92% of the accounts receivable balance at December 31, 2001. Amounts owing from three customers comprised 86% of the accounts receivable balance at December 31, 2000.

Page F-16

5. SEGMENTED INFORMATION

The Company operates in one major line of business, the development, manufacture and marketing of unified voice messaging systems. The Company derived substantially all of its revenues to external customers from sales by its Canadian operations and has substantially all its assets in Canada. Sales to one customer comprised 56% of revenues in 2001. Sales to three customers comprised 93% of revenues in 2000. Sales to three customers comprised 100% of revenues in 1999.

Revenue from external customers, by location of customer, is as follows:


                                                                    Consolidated
             Canada         US          Barbados       Other          Total
--------------------------------------------------------------------------------

2001         301,991       41,200          -          15,000          358,191
2000          78,611      106,126        90,453         -             275,190
1999          55,997         -             -            -              55,997
================================================================================


6. PROPERTY AND EQUIPMENT

                                                       Accumulated      Net Book
                                            Cost       Amortization      Value
                                             $              $              $
--------------------------------------------------------------------------------

2001
Computer equipment                      2,256,869      1,059,176      1,197,693
Computer software                         556,056        352,959        203,097
Computer equipment for customer use       227,966         17,712        210,254
Office equipment and furniture            183,465         61,967        121,498
Leasehold improvements                    108,663         60,270         48,393
--------------------------------------------------------------------------------
                                        3,333,019      1,552,084      1,780,935
================================================================================

2000
Computer equipment                      1,975,443        476,277      1,499,166
Computer software                         401,356        185,986        215,370
Office equipment and furniture            177,826         38,456        139,370
Leasehold improvements                    107,236         33,411         73,825
--------------------------------------------------------------------------------
                                        2,661,861        734,130      1,927,731
================================================================================

Page F-17

7. PROMISSORY NOTE PAYABLE

On February 27, 2001, the Company entered into a three-year development agreement with Innovatia Inc. ("Innovatia"), an existing shareholder of the Company and a wholly owned subsidiary of Aliant Inc. ('Aliant"). The purpose of the agreement is to develop a carrier-classified unified communications product to which the Company will have exclusive title. Under the agreement, Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration of the services provided, the Company agreed to pay $5.7 million over three years in quarterly installments of $475,000 commencing the quarter ended April 30, 2001. The Company had the option to pay for some or all of the services in cash or common shares. It is the Company's intention to negotiate a non-exclusive licensing agreement with Aliant for use of the product.

On December 28, 2001, the Company and Innovatia agreed to terminate the three-year development agreement. In settlement of the services provided under this agreement, the Company issued to Innovatia a Canadian dollar denominated promissory note in the amount of $1,707,989 (Cdn $2,720,142). Immediately thereafter, the Company repaid $132,059 (Cdn $210,000) of the promissory note by issuing 500,000 common shares at a market price of $0.26 (Cdn $0.42) per share. In accordance with the requirements of the Toronto Stock Exchange, the issuance of these common shares resulted in an equivalent reduction in the number of common shares reserved for issuance under the Company's current stock option plan.

The promissory note bears interest at prime plus 1% (prime rate at December 31, 2001 was 4%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter ("Maximum Amount Payable") is the lesser of $142,314 (Cdn $226,678) and 40% of the net aggregate amount of invoices ("Invoiced Amount") issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters. The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, then 500,000 of the shares will be valued at the lesser of the market price of our shares on the Toronto Stock Exchange and Cdn$0.75 per shares, and the value of the balance of any other shares issuable is determined by the weighted average trading price of the Company's common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

Page F-18

7. PROMISSORY NOTE PAYABLE (cont'd.)

After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required to settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. The Company is required to obtain shareholders and regulatory approval to issue common shares to settle the promissory note, other than for the 500,000 common shares issued on December 28, 2001. If such approval is not obtained, the Company can only repay the promissory note in cash.


8. SHARE CAPITAL

[a]   Authorized

On June 9, 2000, the Board of Directors approved a resolution to increase the authorized shares of common stock from 50,000,000 to 100,000,000, par value $.001 per share. The Company is also authorized to issue up to 1,000,000 shares of preferred stock, par value $.001 per share.

In connection with the 1999 recapitalization of VMI described in note 1, Voice Mobility Canada Limited (VM Canada) issued 6,600,000 VM Canada Exchangeable Shares. VM Canada is a wholly owned subsidiary of VMII. Each VM Canada Exchangeable Share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and has essentially the same voting, dividend and other rights as one VMII common share. A share of Series A preferred voting stock, which was issued to a trustee in trust for the holders of the VM Canada Exchangeable Shares, provides the mechanism for holders of the VM Canada Exchangeable Shares to have voting rights in VMII. The Company considers each Exchangeable Share as equivalent to a share of its common stock and therefore the Exchangeable Shares are included in the computation of basic earnings per share.

Page F-19

8. SHARE CAPITAL (cont'd.)

As at December 31, 2001 the holders of the Exchangeable Shares are entitled to 6,600,000 individual votes in all matters of Voice Mobility International, Inc. As the Exchangeable Shares are converted into common stock of the Company, the voting rights attached to the share of Series A preferred voting stock are proportionately reduced.

[b]   Common stock

2001

Public Offering

On April 3, 2001, the Company completed an offering of 6,500,000 Special Warrants at a price of Cdn$2.00 per Special Warrant for aggregate gross proceeds of $8,429,440 (Cdn$13,000,000). Each Special Warrant was exercisable, without payment of additional consideration, into one Unit of the Company (a "Unit"). Each Unit consisted of one common share and one half of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to acquire one common share at a price of Cdn$2.25, or on a cashless basis, at any time on or before April 3, 2003. The cashless exercise provision allows the holder to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.

The Special Warrants were exercised by the holders on July 20, 2001, being the fifth business day following the "Qualification Date", which was the latest of:
(i) June 8, 2001, the date a registration statement for the underlying securities was declared effective by the United States Securities and Exchange Commission, and (ii) July 10, 2001, the date the last receipt was issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario, Quebec and New Brunswick securities regulatory commissions and (iii) July 15, 2001, the day preceding the date the listing of the Company's common shares on The Toronto Stock Exchange became effective.

The agents were paid a commission of $590,084 (Cdn$910,000), representing 7% of the gross proceeds, and were reimbursed $64,844 (Cdn$100,000) in legal costs. The company also incurred $124,678 (Cdn$192,271) in legal and professional fees. The aggregate financing costs of $779,606 (Cdn$1,202,271) were recorded as a reduction to the gross proceeds within stockholders' equity.

In addition, the agents received a special compensation option that entitles them to purchase 650,000 Units at Cdn$2.00 per Unit at any time on or before April 3, 2003. Each Unit consists of one common share (the "compensation option") and one-half of one common share purchase warrant (the "compensation warrant"), each whole compensation warrant being exercisable to purchase one additional common share at a price of Cdn$2.25 per share at anytime on or before April 3, 2003.

Page F-20

8. SHARE CAPITAL (cont'd.)

In addition to the direct financing costs, the Company incurred costs of $94,068 in respect of the Canadian prospectus and $137,483 in respect of the U.S. registration statement which were expensed in the Consolidated Statement of Operations.

Promissory Notes and Warrants

Between the months of April to July 2001, the Company issued a series of promissory notes to shareholders in the aggregate principal amount of $1,404,214 (Cdn$2,150,000), which were repayable on the earlier of July 18, 2001 or the next equity financing. No interest accrued on the notes. Fees of $48,580 (Cdn$74,750) were due on maturity. In connection with the issuance of the notes, the Company issued a series of 633,334 warrants (100,000 Class K warrants, 166,667 Class L warrants, 200,000 Class M warrants, and 166,667 Class N warrants), each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share with expiry dates ranging from April 25, 2004 to June 25, 2004. The notes including the fees were repaid in full for $1,445,885 (Cdn$2,224,750) on July 17, 2001.

The gross proceeds have been allocated to the promissory notes and the Class K, L, M and N warrants based on the relative fair value of each security at the time of issuance. Accordingly, $1,177,247 was allocated to the promissory notes and $226,967 was allocated to the Class K, L, M and N warrants in aggregate. The fair value of the warrants was estimated using the Black-Scholes option pricing model. The discount on the notes as a result of the warrants was subject to accretion over the term to maturity of the promissory notes. As at December 31, 2001, the $226,967 discount and the $48,580 fees have been recorded as interest expense.

On December 28, 2001, the Class L, M and N warrants were cancelled [Note 8[e]].

Page F-21

8. SHARE CAPITAL (cont'd.)

2000

Private Placements

On February 15, 2000 the Company issued 2,250,000 units, at $2 per unit for gross cash proceeds of $4,500,000. Each unit comprises one share of common stock and one Class F warrant, entitling the holder to one common share, exercisable at $5.50 at any time up to February 15, 2005. The Company also issued 100,000 common shares and $75,000 cash to third parties as a finders fee. Cash proceeds of $4,241,700 were received in fiscal 2000 from the issuance of the units, net of the $75,000 finders fee and the $183,300 in unsecured advances received in December 1999. On December 2, 2000, the Board of Directors amended the exercise price of the Class F warrants to $2.25 and amended the expiry date to November 3, 2003. On December 28, 2001, 1,000,000 Class F warrants were cancelled [Note 8[e]].

On July 1, 2000 the Company issued 500,000 units, at $5.50 per unit for net cash proceeds of $2,750,000. Each unit comprises one share of common stock and three Class G warrants, entitling the holder to one share of common stock per warrant, exercisable at $5.50 at any time up to July 1, 2003. On December 2, 2000, the Board of Directors amended the exercise price of the Class G warrants to $2.25 and amended the expiry date to November 30, 2003. On December 28, 2001, the 1,500,000 Class G warrants were cancelled [Note 8[e]].

On September 29, 2000, the Company issued 200,000 units, at $0.335 per unit for net cash proceeds of $67,000. Each unit comprises one share of common stock and one Class H warrant, entitling the holder to one share of common stock per warrant, exercisable at $0.50 at any time up to December 29, 2000. On December 20, 2000, 200,000 Class H warrants were exercised for net cash proceeds of Cdn$100,000.

1999

Common Stock and Warrants Issued on Settlement of Debt

By an agreement dated March 26, 1999 Aliant Inc. ("Aliant"), Acrex, and VMI agreed to recognize past contributions of Aliant on a joint development project to a maximum amount of $335,200 (Cdn$500,000). It was agreed that VMI would not be required to reimburse Aliant the $335,200, unless VMI became a public company or was owned by a public company. On March 26, 1999 it was determined this amount would be settled by the issuance of 1,428,571 shares of the public entity. The identical terms of the debt settlement agreement involving Acrex were assumed by VMII. The development project expense including a beneficial conversion feature of $164,800, calculated at its intrinsic value at the commitment date, was recorded as research and development expense.

Page F-22

8. SHARE CAPITAL (cont'd.)

On June 29, 1999, the Company issued 500,000 warrants with an exercise price of $0.35 per common stock in settlement of a $167,000 loan and a revision to the repayment terms of a $628,770 (Cdn$907,500) note payable to Ibex Investment Ltd. ("Ibex"). The Company has recorded an extraordinary loss of $790,000 based on the difference between the fair value of the equity instruments issued and the carrying value of the debt settled. The fair value of the warrants granted to Ibex was estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions: no dividend yield; risk free interest rate of 5.5%; expected volatility of 89%; and an expected life of one year.

[c]   Preferred stock

On December 29, 2000 the Company issued 666,667 units at $3.00 per unit for cash proceeds of $2,000,000. Each unit comprised one share of Series B non-voting convertible preferred stock and three quarter of a Class I warrant, entitling the holder to one share of common stock per warrant, exercisable at $1.75 at any time up to November 29, 2003. Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2002. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. The funds and the preferred stock certificates were placed in escrow pursuant to an escrow agreement. The funds could be withdrawn by the Company in increments of up to $500,000 on January 15, 2001, January 31, 2001, February 15, 2001 and February 28, 2001 on a cumulative basis and the preferred stock certificates would be released to the investors concurrent with the cash disbursements. At December 31, 2000, the proceeds were presented as restricted cash.

Based on the relative fair values of the preferred stock and detachable warrants on the date of issuance, the Company allocated $1,451,000 of the proceeds to preferred stock and $549,000 of the gross proceeds to the warrants. The agreement contains a beneficial conversion feature that allows the investors to convert the preferred stock to common stock at an effective conversion rate which is less than the closing price of the Company's common stock on December 29, 2000. The amount of the beneficial conversion feature is limited to the proceeds allocated to the preferred stock of $1,451,000 and is presented as a preferred stock dividend.

The agreement provides that under certain conditions, the Company can retract, at its option, the Series B preferred stock, at $3.00 per share together with all accrued and unpaid dividends. On March 30, 2001, the Company retracted 80,969 Series B Preferred shares at $3.00 per share for aggregate cash of $242,907. The retraction reduced the number of Series B Preferred shares outstanding from 666,667 to 585,698. Upon retraction, a portion of the retraction price was allocated to the beneficial conversion feature and decreased net loss attributable to common stockholders by $109,552.

Page F-23

8. SHARE CAPITAL (cont'd.)

On August 14, 2001, the Company paid cash dividends of $57,106 to holders of Series B preferred stock.

On December 28, 2001, the Class I warrants were cancelled [Note 8[e]].

[d]   Stock options

Second Amended and Restated 1999 Stock Option Plan

On June 14, 2001, an amendment to the Amended and Restated 1999 Stock Option Plan was approved to meet the requirements for listing of the Company's securities on The Toronto Stock Exchange.

The Second Amended and Restated 1999 Stock Option Plan ("Plan") authorizes an aggregate amount of 10,000,000 common shares to be issued pursuant to the exercise of stock options.

The Plan provides for the granting of options which either qualify for treatment as incentive stock options or non-statutory stock options and entitles directors, employees and consultants to purchase common shares of the Company. Options granted are subject to approval of the Board of Directors or the Stock Option Committee.

The options generally vest over a period of two to three years from the date of grant and immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The options generally have a term of five years.

Page F-24

8. SHARE CAPITAL (cont'd.)

Activity under the Plan is as follows:

                                                                                Options Outstanding
                                                            ---------------------------------------------------------
                                                                                                          Weighted
                                       Shares Available            Number              Price              Average
                                          for Grant               of Shares           per Share        Exercise Price
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                    -                     -                    -                   -
Shares authorized                        5,000,000                  -                    -                   -
Options granted                         (3,252,750)            3,252,750            0.75 - 2.38            $0.94
Options forfeited                          265,834             (265,834)            0.75                   $0.89
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999               2,013,084            2,986,916             0.75 - 2.38            $0.94
Additional shares authorized             5,000,000                 -                     -                   -
Options granted                         (4,577,795)           4,577,795             0.75 - 9.50            $4.13
Options forfeited                           74,180              (74,180)            0.75 - 2.00            $1.19
Options exercised                             -                (506,955)            0.75 - 3.05            $0.87
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000               2,509,469            6,983,576             0.75 - 9.50            $3.03
Options granted                         (2,207,732)           2,207,732             0.35 - 2.75            $2.04
Options forfeited                        2,298,872           (2,298,872)            0.75 - 9.50            $4.48
Options exercised                             -                (447,500)            0.75 - 1.00            $0.89
---------------------------------------------------------------------------------------------------------------------
Common shares issued to
Innovatia, Inc. [note 7]                  (500,000)                -                     -                  -
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001               2,100,609            6,444,936             0.35 - 7.25           $2.16
---------------------------------------------------------------------------------------------------------------------

The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as at December 31, 2001 are as follows:

                                            Options Outstanding                         Options Exercisable
                              -----------------------------------------------     -------------------------------
                                                                    Weighted
                                 Number          Weighted            Average         Number           Weighted
   Range of                   Outstanding at      Average           Remaining     Exercisable at       Average
   Exercise                    December 31,      Exercise          Contractual     December 31,       Exercise
   Prices                         2001             Price           Life (years)       2001              Price
-----------------------------------------------------------------------------------------------------------------
$0.35 - 1.00                  2,650,917            $0.84                4.80        1,876,139            $0.86
$1.01 - 3.00                  2,662,632            $2.02                4.15        1,393,289            $2.08
$3.01 - 5.00                     36,000            $3.05                3.10           21,556            $3.05
$5.01 - 7.00                    970,387            $5.49                3.80          598,304            $5.48
$7.01 - 7.25                    125,000            $7.25                4.30          125,000            $7.25
-----------------------------------------------------------------------------------------------------------------
                              6,444,936            $2.16                4.30        4,014,288            $2.18
=================================================================================================================

As at December 31, 2001, 1,496,006 [2000 - nil] options outstanding have an exercise price denominated in Canadian dollars with a weighted average exercise price of Cdn$1.82.

Page F-25

8. SHARE CAPITAL (cont'd.)

The Company incurred non-cash stock based compensation expense reported in the statement of operations as follows:

                                        2001         2000         1999
                                         $            $            $
----------------------------------------------------------------------------
Sales and marketing                      -       1,178,996      597,891
Research and development              257,934      964,673    1,023,429
General and administrative            170,883    1,042,589    1,289,260
----------------------------------------------------------------------------
                                      428,817    3,186,258    2,910,580
============================================================================

Of the $428,817 total stock based compensation expense in 2001, $125,250 relates to options granted to consultants at fair value [2000 - $880,500; 1999 - $nil]. The remaining $303,567 [2000 - $965,820; 1999 - $2,910,580] is a result of options granted to employees in 2000 and 1999 with an exercise price less than the market price of the common stock on the date of grant.

As at December 31, 2001, the Company has $21,765 [2000 - $325,332; 1999 -
$1,106,656] in deferred compensation to be expensed in future periods based on the vesting terms of the underlying fixed plan options.

Pro forma disclosure of stock based compensation

Pro forma information regarding results of operations and earnings (loss) per share is required by SFAS 123 for stock-based awards to employees as if the Company had accounted for such awards using a valuation method permitted under SFAS 123.

Page F-26

8. SHARE CAPITAL (cont'd.)

The fair value of the Company's stock-based awards granted to employees in 2001, 2000 and 1999 was estimated using the Black-Scholes option pricing model. The option pricing assumptions include a dividend yield of 0%, a weighted average expected life of 2.5 years [2000 - 2.5 years; 1999 - 2.0 years], a risk free interest rate of 3.20% [2000 - 5.87%; 1999 - 5.50%] and an expected volatility of 114% [2000 - 118%; 1999 - 89%]. The weighted average fair value of options granted during 2001 was $0.78 [2000 - $3.15; 1999 - $1.60]. For pro forma purposes, the estimated value of the Company's stock-based awards to employees is amortized over the vesting period of the underlying options. The effect on the Company's net loss and loss per share of applying SFAS 123 to the Company's stock-based awards to employees would approximate the following:

                                        2001         2000         1999
                                         $            $            $
----------------------------------------------------------------------------
Net loss attributable to common
  shareholders                    (10,240,111) (11,101,947)  (6,848,605)
Compensation expense               (2,284,347)  (4,112,466)    (439,786)
----------------------------------------------------------------------------
Pro forma net loss                (12,524,458) (15,214,413)  (7,288,391)
============================================================================

Basic and diluted loss per share
As reported                             (0.34)       (0.46)       (0.41)
Pro forma                               (0.42)       (0.63)       (0.43)
============================================================================

Page F-27

8. SHARE CAPITAL (cont'd.)

[e]   Warrants

The Company has the following common stock warrants outstanding:

                       Warrants                                                   Warrants
                    Outstanding at      Warrants      Warrants      Warrants   Outstanding at     Exercise               Proceeds
                       January 1          Issued       Exercised    Cancelled     December 31       Price     Expiry    on Exercise
                          #                 #             #            #              #             $US       Date          $
-----------------------------------------------------------------------------------------------------------------------------------
1999
Class A warrants         -          1,600,000        (400,000)        -          1,200,000        0.35   Dec. 29/00     133,333
Class B, C and D
  warrants               -          3,193,000      (2,760,000)        -            433,000        0.50   Dec. 29/00   1,380,000
Class E warrants         -            601,000            -            -            601,000        0.35   Dec. 29/00        -
-----------------------------------------------------------------------------------------------------------------------------------
                         -          5,394,000      (3,160,000)        -          2,234,000                            1,513,333
===================================================================================================================================

2000
Class A warrants    1,200,000            -         (1,200,000)        -               -           0.35   Dec. 29/00     426,668
Class B, C and D
  warrants            433,000            -           (433,000)        -               -           0.50   Dec. 29/00     216,500
Class E warrants      601,000            -           (601,000)        -               -           0.35   Dec. 29/00     210,350
Class F and G
  warrants               -          3,750,000            -            -          3,750,000        2.25   Nov. 30/03        -
Class H warrants         -            200,000        (200,000)        -               -           0.50   Dec. 29/00     100,000
Class I warrants         -            500,000            -            -            500,000        1.75   Nov. 29/03        -
-----------------------------------------------------------------------------------------------------------------------------------
                    2,234,000       4,450,000      (2,434,000)        -          4,250,000                              953,518
===================================================================================================================================

2001
Class F and G
  warrants          3,750,000            -               -       2,500,000       1,250,000        2.25   Nov. 30/03        -
Class I warrants      500,000            -               -         500,000            -            -     Cancelled         -
Class K warrants         -            100,000            -            -            100,000        1.50   Apr. 25/04        -
Class L warrants         -            166,667            -         166,667            -            -     Cancelled         -
Class M warrants         -            200,000            -         200,000            -            -     Cancelled         -
Class N warrants         -            166,667            -         166,667            -            -     Cancelled         -
Special warrants         -          3,250,000            -            -          3,250,000    Cdn.2.25   Apr. 3/03         -
Compensation options     -            650,000            -            -            650,000    Cdn.2.00   Apr. 3/03         -
Compensation warrants    -            325,000            -            -            325,000    Cdn.2.25   Apr. 3/03         -
-----------------------------------------------------------------------------------------------------------------------------------
                    4,250,000       4,858,334            -      (3,533,334)      5,575,000                                 -
===================================================================================================================================

As at December 31, 1999, the $1,513,333 cash proceeds on exercise of 3,160,000 warrants was collected but the share certificates were not issued until 2000. As a result, the 3,160,000 common shares issuable at December 31, 1999 were reported as common stock to be issued in the statement of stockholders' equity.

On December 28, 2001, 3,533,334 warrants were cancelled by the warrant holders for no additional consideration.

Page F-28

8. SHARE CAPITAL (cont'd.)

[f]   Earnings (loss) per share

The following table sets forth the computation of earnings (loss) per share:

                                             2001         2000         1999
                                              $            $            $
--------------------------------------------------------------------------------
Numerator:

Loss before extraordinary items           (10,292,557)  (9,650,947)  (6,058,605)
Reduction of beneficial conversion
  feature on retraction of 80,969
  Series B preferred stock                    109,552         -            -
Dividends paid on preferred stock             (57,106)        -            -
Deemed dividend on beneficial conversion
  feature                                        -      (1,451,000)        -
--------------------------------------------------------------------------------
Loss before extraordinary items
  attributable to common stockholders     (10,240,111) (11,101,947)  (6,058,605)
================================================================================

Net loss                                  (10,292,557)  (9,650,947)  (6,848,605)
Reduction of beneficial conversion
  feature on retraction of 80,969
  Series B preferred stock                    109,552         -            -
Dividends paid on preferred stock             (57,106)        -            -
Deemed dividend on beneficial conversion
  feature                                        -      (1,451,000)        -
--------------------------------------------------------------------------------
Net loss attributable to common
  stockholders                            (10,240,111) (11,101,947)  (6,848,605)
================================================================================

Denominator:

Weighted average number of common
  stock outstanding                        23,468,254   17,430,772   10,304,415
Weighted average number of common stock
  issuable on exercise of exchangeable
  shares                                    6,600,000    6,600,000    6,600,000
--------------------------------------------------------------------------------
Weighted average number of common stock
  equivalents outstanding                  30,068,254   24,030,772   16,904,415
================================================================================

Earnings (loss) per share:

Basic and diluted loss per share before
  extraordinary items                           (0.34)       (0.46)       (0.36)
Basic and diluted loss per share                (0.34)       (0.46)       (0.41)
================================================================================

Page F-29

8. SHARE CAPITAL (cont'd.)

For the years ending December 31, 2001, 2000 and 1999, the Company's common shares issuable upon the exercise of stock options, warrants and other convertible securities were excluded from the determination of diluted loss per share as their effect would be antidilutive.


9. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company's income tax expense is as follows:

                                             2001         2000         1999
                                              $            $            $
--------------------------------------------------------------------------------
Tax expense (recovery) at U.S.
  statutory rates                          (3,602,000)  (3,860,000)  (2,739,000)
Lower (higher) effective income taxes of
  Canadian subsidiary                            -        (354,000)    (383,000)
Change in valuation allowance               2,108,000    2,859,000    1,221,000
Change in opening valuation allowance
  for the reduction in future enacted
  tax rates                                   931,000         -            -
Non-deductible expenses                       563,000    1,355,000    1,901,000
--------------------------------------------------------------------------------
Income tax expense (recovery)                    -            -            -
================================================================================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur.

Significant components of the Company's deferred tax assets as of December 31 are as follows:

                                                           2001         2000
                                                            $            $
--------------------------------------------------------------------------------

Net operating loss carryforwards                         6,195,000    4,308,000
Property and equipment                                     567,000      346,000
--------------------------------------------------------------------------------
Total deferred tax assets                                6,762,000    4,654,000
Valuation allowance                                     (6,762,000)  (4,654,000)
--------------------------------------------------------------------------------
Net deferred tax assets                                       -            -
================================================================================

Page F-30

9. INCOME TAXES (cont'd.)

The net operating loss carryforwards expire as follows:

                                                                         $
--------------------------------------------------------------------------------

Canada
2002                                                                     43,000
2003                                                                    163,000
2004                                                                     78,000
2005                                                                    845,000
2006                                                                  2,098,000
2007                                                                  2,698,000
2008                                                                  7,704,000
--------------------------------------------------------------------------------
                                                                     13,629,000

U.S.
2019                                                                    269,000
2020                                                                  2,701,000
2021                                                                    713,000
--------------------------------------------------------------------------------
                                                                      3,683,000
--------------------------------------------------------------------------------
                                                                     17,312,000
================================================================================

10. RELATED PARTY TRANSACTIONS

In addition to the transactions described in notes 3, 7 and 8, the Company had the following related party transactions in the normal course of operations which were recorded at amounts established and agreed between the related parties:

[a] During the year ended December 31, 2001, Pacific Western Mortgage Corporation, a company controlled by a shareholder and a Director of the Company, was paid $11,867 [2000 - $85,000; 1999 - $40,392] for consulting services.

[b] During the year ended December 31, 2001, Karina Ventures Inc., a company controlled by a shareholder and a Director of the Company, was paid $24,508 [2000 - $40,000; 1999 - $13,464] for consulting services.

[c] During the year ended December 31, 2001, the Company sold to Innovatia, Inc., a shareholder of the Company and a wholly owned subsidiary of Aliant, Inc., and to NB Tel, also a wholly owned subsidiary of Aliant, Inc., products and services totaling $202,011 [2000 - $68,649; 1999 - $42,072].
     At December 31, 2001, $219,489 [2000 - $484; 1999 - $18,015] is included in accounts receivable.

Page F-31

10. RELATED PARTY TRANSACTIONS (cont'd.)

[d] During the year ended December 31, 2001, the Company purchased from Innovatia, Inc., a shareholder of the Company and a wholly owned subsidiary of Aliant, Inc., services totaling $1,707,989 [note 7] [2000 - $nil; 1999 - $nil].


11. COMMITMENTS AND CONTINGENCIES

[a] The Company leases its premises under operating leases. The minimum lease payments are as follows:

                                                                         $
--------------------------------------------------------------------------------

2002                                                                    116,477
2003                                                                     68,801
2004                                                                     28,667
2005                                                                       -
2006                                                                       -
--------------------------------------------------------------------------------
                                                                        213,945
================================================================================

      The rental expense charged to the consolidated statements of operations in 2001 amounted to $247,000 [2000 - $189,000; 1999 - $109,000].

[b] On August 24, 2001, Manschot Opportunity Fund, LP and Galladio Capital Management, BV filed suit in the Superior Court of the State of California, County of Orange (Case No. 01CC10988) against Voice Mobility International, Inc., Funkart Holdings, Inc., Pioneer Growth Corporation, Robert L. Cashman and Greg Harrington. The suit relates to an alleged December 1998 agreement between Motorsports Promotions, Inc. and Funkart Holdings, Inc., during the time period prior to Voice Mobility Inc.'s April 1999 reverse acquisition of Equity Capital Group, Inc., the predecessor company to Voice Mobility International, Inc. Plaintiffs allege to be creditors of Motorsports Promotions, acquiring Motorsports rights under the alleged agreement at a UCC public sale. Defendant Funkart Holdings is alleged to have been a subsidiary of Equity Capital Group during the period in question, but which was assigned to Pioneer Growth Corporation, a company unaffiliated with Voice Mobility International, Inc. pursuant to the reverse acquisition. The suit alleges that during the period in question, Voice Mobility International, Inc. also was the alter-ego of defendant Cashman. The suit alleges breach of contract and breach of fiduciary duty and seeks compensatory damages in excess of $1,325,000, prejudgment interest and punitive damages. The Company has tendered the defense and indemnity of such claims to Mr. Cashman. Management believes that there is no substantive merit to the claims and they intend to defend the lawsuit vigorously if Mr. Cashman fails to perform the defense and indemnification obligations he has accepted. The Company has made no provision in the financial statements on the belief that the probability of a loss is remote.

Page F-32

11. COMMITMENTS AND CONTINGENCIES (cont'd.)

[c] On December 31, 2001, a former contract employee filed a Writ of Summons and Statement of Claim with the Supreme Court of British Columbia claiming breach of an implied employment contract and Stock Option Agreement by the Company. The relief sought is damages under several causes of action for an aggregate of approximately $1,825,892. The Company believes that there is no substantive merit to the claim and management intends to vigorously defend the action. The Company has made no provision in the financial statements on the belief that the probability of a loss is remote.

[d] On June 29, 2001, Mr. O'Flaherty resigned his position as President and Director of the Company. As part of his final settlement, Mr. O'Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, the Company will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at the Company. Mr. O'Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002. As at December 31, 2001, the Company has accrued $103,591 for this matter.


12. SUPPLEMENTAL CASH FLOW INFORMATION

Net changes in operating assets and liabilities are as follows:

                                             2001         2000         1999
                                              $            $            $
--------------------------------------------------------------------------------
Change in accounts receivable                (229,442)      24,358      53,591
Change in other receivables                  (220,644)        -           -
Change in note receivable                    (270,000)        -           -
Change in prepaid expenses                    (39,791)     (32,319)    (15,302)
Change in inventory                              -          89,575     (75,093)
Change in accounts payable                    155,006       (3,957)    225,214
Change in accrued liabilities                (242,016)     167,484      83,641
Change in employee payables                    30,115       88,316      43,598
Change in note payable                        205,000         -           -
Change in deferred revenue                    (43,502)     123,012      90,377
--------------------------------------------------------------------------------
                                             (655,274)     456,469      406,026
================================================================================

Page F-33

12. SUPPLEMENTAL CASH FLOW INFORMATION (cont'd.)

Non-cash investing and financing activities are as follows:

                                             2001         2000         1999
                                              $            $            $
--------------------------------------------------------------------------------
Stock issued on settlement of amount
  due to Innovatia, Inc.                      132,059         -            -
Restricted cash proceeds from issuance
  of preferred stock and detachable
  warrants                                       -       2,000,000         -
Stock and warrants issued to Acrex
  Ventures Ltd. investors                        -            -       1,220,667
Stock issued on settlement of amount due
  to Aliant Inc.                                 -            -         500,000
Stock issued on settlement of shareholder
  debt                                           -            -         250,000
Warrants issued on settlement of Ibex
  Investment Ltd. notes payable                  -            -         167,000
Warrants issued on settlement of Ernest
  Gardiner notes payable                         -            -          33,000
================================================================================

Cash amounts paid for interest and income taxes are as follows:

                                             2001         2000         1999
                                              $            $            $
--------------------------------------------------------------------------------
Cash paid for interest                         54,000       16,000       70,000
Cash paid for income taxes                      1,500         -            -
================================================================================


13. SUBSEQUENT EVENTS

[a] On March 4, 2002, the Company and Innovatia signed a new development agreement. The agreement to develop a carrier-classified unified communications product is for the period January 1, 2002 to December 31, 2003. Innovatia will continue to provide the same services as under the previous development agreement described in Note 7. In consideration for these services, the Company agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross quarterly revenue received for the sale of the Company's products. If the development agreement is terminated the royalty payments will continue for six months after the termination date.

Page F-34

13. SUBSEQUENT EVENTS (cont'd.)

[b] On March 6, 2002, an exchangeable shareholder exchanged 500,000 Exchangeable Shares into 500,000 common shares of the Company for no additional consideration.

[c] On March 8, 2002, a shareholder and Director of the Company indemnified the Company against any losses that may be incurred on the collectibility of the note receivable described in Note 3.

Quarterly Results of Operations (Unaudited)

---------------------------------------------------------------------------------------------------------------------
                Fiscal 2001 Quarters Ended                           Fiscal 2000 Quarters Ended
---------------------------------------------------------------------------------------------------------------------
                December     September     June 30,      March       December     September     June 30,   March 31,
                31, 2001     30, 2000(1)   2001          31, 2001    31, 2000     30, 2000(2)   2000(2)    2000(2)
---------------------------------------------------------------------------------------------------------------------
Sales               241           39            34            44          42          106            34         93
---------------------------------------------------------------------------------------------------------------------
Gross Profit        218           21            29            40          38           68            22         61
---------------------------------------------------------------------------------------------------------------------
Net Loss         (1,345)      (2,781)       (3,197)       (2,970)     (1,883)      (3,635)       (2,188)    (1,945)
---------------------------------------------------------------------------------------------------------------------
Basic and        $(0.04)      $(0.10)       $(0.12)       $(0.11)     $(0.08)      $(0.15)       $(0.09)    $(0.08)
diluted loss
per share
---------------------------------------------------------------------------------------------------------------------

(1) Sales for the three-month period ended September 30, 2001, previously reported as $388,621 on our Form 10Q filed on November 13, 2001, have now been retroactively adjusted to $38,621 as a result of annual audit adjustments.

(2) Cost of sales for the three-month period ended September 30, 2001, previously reported as $99,558 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $17,308 as a result of annual audit adjustment.

(3) As a result of year-end adjustments, certain amounts for prior periods have been reclassified to conform to the current presentations.

                                  PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following list itemizes all estimated expenses incurred by us in connection with this registration statement. We are paying the fees and expenses of the selling security holders.


Registration Fees                           $     3,591
Transfer Agent Fees                         $     6,000
Printing and Engraving Costs                $    24,993
Legal Fees                                  $   276,135
Accounting Fees                             $    18,755
Miscellaneous                               $    22,055
                                            -----------
   Total                                    $   351,529
-------------------------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Chapter 78 of the Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations as follows:

   Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents:

                                   General provisions.

   1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

   2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

   1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

   2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

   3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

   1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

   2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (d) the establishment of a letter of credit, guaranty or surety.

   No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

   3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

   4. In the absence of fraud: (a) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement: (1) is not void or voidable; and
(2) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

   5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

   Our Certificate of Incorporation provides as follows:


ARTICLE XI

   The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.


ARTICLE XII

   The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

   Our Bylaws provide as follows:

ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

   1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

   2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

   3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   4.   AUTHORIZATION. Any indemnification under paragraph 1 and 2 above
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

   5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

   6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

   7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

   8. "CORPORATION" DEFINED. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

   The following sets forth certain information concerning our currently outstanding securities which were sold or issued by VMII (and not VMI or Acrex) during the last three years without the registration of the securities under the Securities Act in reliance on exemptions from such registrations requirements.

   On April 1, 1999, we undertook a 4:1 reverse stock split of our common stock. All figures set forth below give effect to the reverse split.

   On April 1, 1999, we issued an aggregate of 8,293,000 shares of our common stock and had transferred 125,000 shares of our common stock by Equity Capital's majority shareholder to 72 investors, for $200,000. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the securities Act and under Rule 504 of Regulation D thereunder.

   From June 1998 to March 31, 1999, Acrex completed four private placements of units. In the June 1999 implementation of the "reverse takeover" business plan, we issued warrants to acquire 4,793,000 shares of common stock. All of the warrants were exercised and we have received an additional $2,156,500. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   Effective June 24, 1999, we entered into agreements with the stockholders of VMI, a Canadian corporation, under which the stockholders exchanged all of the capital stock of VMI for 6,600,000 "Exchange Shares" of our wholly-owned subsidiary, VM Canada. The former shareholders of VMI have the right to exchange the capital stock they own of VM Canada into 6,600,000 of our shares of Common
Stock.

   In connection with the implementation of the reverse takeover business plan, we issued one share of Series A Preferred stock to accommodate our obligation related to the 6,600,000 Exchangeable Shares of VM Canada which were issued to five former shareholders of Voice Mobility Inc. We have reserved 6,600,000 of common stock for issuance on the earlier of delivery of the Exchangeable Shares by the holders or July 1, 2009. The Series A Preferred Stock was issued in reliance on Section 4(2) of the Securities Act. The common stock issuable upon exercise of the Exchangeable Shares, when issued, will be restricted securities issued in reliance on Section 4(2) of the Securities Act or, if applicable, in reliance on Section 3(a)(9) of the Securities Act.

   Effective March 1999, VMII issued 750,000 shares of common stock to PWMC, a company owned by William E. Krebs, an officer and director, in settlement of a loan made by PWMC to VMI in the principal amount of $250,000, including accrued interest. To the extent U.S. securities laws were applicable the shares were issued in reliance on Section 4(2) of the Securities Act.

   Effective March 1999, VMII issued Class E warrants to purchase 101,000 shares of common stock with an exercise price of $0.35 to Ernest Weir Gardiner, in settlement of a loan made by Ernest Weir Gardiner to VMI in the principal amount of $33,000, including accrued interest. The Class E warrants were exercised on October 5, 2000. To the extent U.S. securities laws were applicable the shares were issued in reliance on Section 4(2) of the Securities Act.

   Effective March 1999, VMII issued warrants to purchase 500,000 shares of common stock to Ibex in settlement of a loan made by Ibex to VMI in the principal amount of $167,000. The warrants are exercisable through December 2000 at an exercise price of $0.35. To the extent U.S. securities laws were applicable the shares were issued in reliance on Section 4(2) of the SecuritiesAct.

   In September 1999, we issued 1,428,571 shares to Aliant, Inc. (formerly
MTT) in settlement of a $500,000 obligation owed to MTT. The shares were issued in reliance on Section 4(2) of the Securities Act.

   On February 15, 2000 we issued 2,250,000 units, at $2 per unit for gross cash proceeds of $4,500,000. Each unit comprises one share of common stock and one Class F warrant, entitling the holder to one common share, exercisable at $5.50 at any time up to February 15, 2005. We also issued 100,000 common shares and $75,000 cash to third parties as a finders fee. Cash proceeds of $4,241,700 were received in fiscal 2000 from the issuance of the units, net of the $75,000 finders fee and the $183,300 in unsecured advances received in December 1999. On December 2, 2000, the Board of Directors amended the exercise price of the Class F warrants to $2.25 and amended the expiry date to November 30, 2003. On December 28, 2001, certain Class F warrant holders terminated 1,000,000 Class F warrants To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

On July 1, 2000 we issued 500,000 units, at $5.50 per unit for net cash proceeds of $2,750,000. Each unit comprises one share of common stock and three Class G warrants, entitling the holder to one share of common stock per warrant, exercisable at $5.50 at any time up to July 1, 2003. On December 2, 2000, the Board of Directors amended the exercise price of the Class G warrants to $2.25 and amended the expiry date to November 30, 2003. On December 28, 2001, the Class G warrant holders terminated all the Class G warrants. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On September 29, 2000, we issued 200,000 units, at $0.335 per unit for net cash proceeds of $67,000. Each unit comprises one share of common stock and one Class H warrant, entitling the holder to one share of common stock per warrant, exercisable at $0.50 at any time up to December 29, 2000. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On December 29, 2000 we issued 666,667 units at $3.00 per unit for net cash proceeds of $2,000,000. Each unit comprises one share of Series B Non-Voting Convertible preferred stock and of a Class I warrant, entitling the holder to one share of common stock per warrant, exercisable at $1.75 at any time up to November 29, 2003. Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2002. On December 20, 2001, the date of the automatic conversion of the Series B preferred stock was amended from December 31, 2001 to December 31, 2002. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. The funds and the preferred stock certificates have been placed in escrow pursuant to an escrow agreement. The funds may be withdrawn by us in increments of up to $500,000 on January 15, 2001, January 31, 2001, February 15, 2001 and February 28, 2001 on a cumulative basis and the preferred stock certificates will be released to the investors concurrent with the cash disbursements. The escrow agreement provides that under certain conditions, we can retract, at our option, the sale of the Series B preferred stock, for the amount of the paid in capital together with all accrued and unpaid dividends. The Class I warrants will remain in effect regardless of whether the funds are disbursed to us or returned to the investors from escrow. On December 28, 2001, the Class I warrant holders terminated all the Class I warrants. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   In 2000, 1,200,000 Series A warrants were exercised for $426,668 resulting in the issuance of 1,200,000 shares of common stock; 433,000 Series B to D warrants were exercised for $216,500 resulting in the issuance of 433,000 shares of common stock; 601,000 Series E warrants were exercised for $210,350 resulting the issuance of 601,000 shares of common stock; 200,000 Series H warrants were exercised for $100,000 resulting in the issuance of 200,000 shares of common stock. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On April 3, 2001, in a private placement transaction, we issued special warrants to acquire, for no additional consideration, an aggregate of 6,500,000 units, each unit consisting of one share of our common stock and a one-half of a share warrant to acquire a share of common stock at a price of Cdn$ 2.00 per share. In this transaction, an aggregate of 6,500,000 special warrants were issued at a price of Cdn$ 2.00 per special warrant. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On April 3, 2001, in a private placement transaction, we issued special compensation options to the Agents exercisable for no additional consideration into compensation options. The compensation options will entitle the Agents to purchase 650,000 Agent units at the price of Cdn$2.00 per unit. Each Agent unit consists of one common share and one-half of one share warrant. Each whole share warrant will entitle the holder to purchase one additional common share at the price of Cdn$2.25 per share. The Agents' compensation options are non-transferable and expire on April 3, 2003. The Agents may exercise the Agents' compensation options by way of a "cashless" exercise (they may elect, when exercising, to satisfy their obligation to pay the cash exercise price to the company by accepting a lesser number of common shares). To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On April 25, 2001, in connection with the issuance of a promissory note in the principal amount of Cdn$300,000, we issued to one purchaser 100,000 Class K warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to April 25, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On May 11, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$500,000, we issued to two purchasers an aggregate of 166,667 Class L warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to May 11, 2004. On December 28, 2001, the Class L warrant holders terminated all
Class L warrants. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On June 14, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$600,000, we issued to two purchasers an aggregate of 200,000 Class M warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 14, 2004. On December 28, 2001, the Class M warrant holders terminated all
Class M warrants. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On June 25, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$500,000, we issued to two purchasers an aggregate of 166,667 Class N warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 25, 2004. On December 28, 2001, the Class N warrant holders terminated all
Class N warrants. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On July 20, 2001, in connection with a private placement transaction on April 3, 2001, 6,500,000 special warrants were deemed exercised and the Company issued an aggregate of 6,500,000 shares of common stock and 3,250,000 stock purchase warrants. The date of the automatic conversion was July 20, 2001, being the fifth business day following the "Qualification Date", which was the latest of: (i) June 8, 2001, the date a registration statement for the underlying securities was declared effective by the United States Securities and Exchange Commission, and (ii) July 10, 2001, the date the last receipt was

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Page 77

issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario and New Brunswick securities regulatory commissions and (iii) July 15, 2001, the day preceding the date the listing of the Company's common shares on The Toronto Stock Exchange became effective. To the extent that US securities laws were applicable to the issuance of the common stock and share warrants upon exercise of the special warrants, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On December 28, 2001, in connection with the issuance of a promissory note to Innovatia Inc. in the aggregate principal amount of Cdn$2,720,142, we issued 500,000 shares of our common stock to Innovatia at a deemed price of Cdn$0.42 per share, calculated as the weighted average trading price over the ten trading days prior to the date of issuance. The equity value of this issuance, Cdn$210,000, has been deducted from the principal amount owing under the promissory note. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

   On March 6, 2002, in connection with the exercise of 500,000 VM Canada Exchangeable Shares, we issued 500,000 common shares. There was no cash or other consideration involved in this transaction as it was an exchange only.



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Page 78

ITEM 16. EXHIBITS

(a) Exhibits

Exhibit No.   Description of Document
-----------   -----------------------

3.1     Articles of Incorporation (1)

3.2     Articles of Amendment of Articles of Incorporation (1)

3.6     Amended and Restated Bylaws (4)

4.1     Common Stock Certificate (1)

4.2     Form of Warrant (1)

4.3     Certificate of Designation of Series A Preferred Stock (1)

4.4     Certificate of Designation of Series B Preferred Stock (5)

4.5 Certificate of Amendment to Certificate of Designation of Series B Preferred Stock (9)

5.1     Opinion of Jones Vargas (6)

10.1    Amended and Restated 1999 Stock Option Plan (4)

10.2    Employment Agreement of James Jay Hutton (1)

10.3    Employment Agreement of William Gardiner (1)

10.4    Employment Agreement of Jason Corless (1)

10.5    Employment Agreement of Budd Stewart (1)

10.6    Employment Agreement of Geoff Heston (1)

10.7    Acquisition Agreement of Voice Mobility Inc. (1)

10.8    Agreement and Plan of Distribution of Equity Capital Group, Inc. (1)

10.9    List of Subsidiaries of Registrant (5)

10.10   Debt Settlement Agreement with Maritime Tel & Tel (1)

10.11   Voting, Support and Exchange Trust Agreement (1)

10.12   Debt Settlement Agreement with Pacific Western Mortgage Corporation (1)

10.13   Debt Settlement Agreement with Ernest Weir Gardiner (1)

10.14   Stock Purchase Agreement (1)

10.15   Form of Subscription Agreement (1)

10.16   Exchange Agreement (1)

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Page 79

10.17   Employment Agreement of Thomas G. O'Flaherty (5)

10.18   Employment Agreement of David Grinstead (5)

10.19   Form of Series B Preferred Stock Subscription Agreement (5)

10.20   Form of Class I Stock Purchase Warrant (5)

10.21   Escrow Agreement, as amended (6)

10.22   Agency Agreement (6)

10.23   Special Warrant Indenture (6)

10.24   Share Warrant Indenture (6)

10.25   Form of Subscription Agreements for Special Warrants (6)

10.26   LivingLAB Agreement Between Voice Mobility Inc. and Innovatia (6)

10.27 Non-Negotiable Promissory Note in favor of Ibex Investments Ltd., as amended (8)

10.28   Class K Stock Purchase Warrant (6)

10.29   Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (7)

10.30   Non-Negotiable Promissory Note in favor or Interior Holdings Ltd. (7)

10.31   Form of Class L Stock Purchase Warrant (7)

10.32   Non-Negotiable Promissory Note in favor of Alliance Equities Ltd.(8)

10.33   Non-Negotiable Promissory Note in favor of Interior Holdings Ltd.(8)

10.34   Form of Class M Stock Purchase Warrant (8)

10.35   Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (8)

10.36   Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. (8)

10.37   Form of Class N Stock Purchase Warrant (8)

10.38 Escrow Agreement among the Company, Computershare Trust Company of Canada and certain shareholders of the Company dated July 3, 2001 (8)

10.39 Settlement Agreement between Thomas O'Flaherty and the Company dated June 29, 2001 (8)

10.40   Employment Agreement of Randy Buchamer (9)

10.41 Amended LivingLAB Agreement Between Voice Mobility Inc. and Innovatia Inc. (9)

10.42   Addendum to LivingLAB Agreement (9)

10.43   Employment Agreement of James Hutton (9)

16.1 Letter of Bedford Curry & Co., Chartered Accountants, regarding change in certifying accountants. (2)

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Page 80

16.2 Letter of Ernst & Young LLP, Chartered Accountants, regarding change in certifying accountants. (2)

23.1   Consent of Ernst & Young LLP, Chartered Accountants *

23.2   Consent of Bedford Curry & Co., Chartered Accountants (8)

23.3   Consent of Jones Vargas (included in Exhibit 5.1) (6)

24.1   Power of Attorney*


*  Filed herewith.
(1) Previously submitted with our Registration Statement on Form 10-SB, as originally filed on September 17, 1999, and all amendments thereto.
(2) Previously submitted with our Form 8-K, as filed on March 16, 2000.
(3) Previously submitted with our Form 10-KSB, as filed on March 30, 2000.
(4) Previously submitted with our Definitive Schedule 14A as filed on May 19, 2000.
(5) Previously submitted with our Form 10-KSB, as filed on April 11, 2001.
(6) Previously submitted with our Registration Statement on Form S-1, as originally filed on May 10, 2001
(7) Previously submitted with our Pre-effective Amendment No. 1 to the Registration Statement on Form S-1, as filed on June 8, 2001.
(8) Previously submitted with our Post-effective Amendment No. 1 to the Registration Statement on Form S-1, as filed on July 16, 2001.
(9) Previously submitted with our Form 10-K, as filed on April 1, 2002.


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Page 82

ITEM 17. UNDERTAKINGS

   We hereby undertake:

   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Page 83

Signatures

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, Canada, on the 29 day of April, 2002.


                                  VOICE MOBILITY INTERNATIONAL, INC.


                                  By:  /s/Randy G. Buchamer
                                     ----------------------------------
                                  Randy G. Buchamer
                                  Chief Executive Officer
                                  (Principal Executive Officer)


                                  By:  /s/ James Hewett
                                  -------------------------------------
                                  James Hewett
                                  Chief Financial Officer, Treasurer
                                  (Principal Accounting Officer)


   In accordance with the requirements of the Securities Act of 1933, this Amendment No.2 to the Registration Statement has been signed below by the following persons in the capacities and on the date stated.

Signature                              Title                           Date
---------                              -----                           ----

/s/Randy G. Buchamer        Chairman of the Board and Chief      April 29, 2002
-------------------------
                                  Executive Officer
Randy G. Buchamer


       *                              Director                   April 29, 2002
-------------------------
William E. Krebs

/s/ James J. Hutton           President and Director             April 29, 2002
-------------------------
James J. Hutton

       *                              Director                   April 29, 2002
-------------------------
Robert Neal

       *                              Director                   April 29, 2002
-------------------------
Morgan P. Sturdy

       *                              Director                   April 29, 2002
-------------------------
F. David D. Scott


/s/ Donald A. Calder                  Director                   April 29, 2002
-------------------------
Donald A. Calder

*By: /s/ James J. Hutton                                         April 29, 2002
-------------------------
James J. Hutton
Attorney-in-Fact

Exhibit 23.1

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2002 (except for Note 13 which is as of March 8, 2002) in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-60678) and related Prospectus of Voice Mobility International, Inc. for the registration of 8,207,500 shares of Common Stock and Share Warrants to acquire 3,250,000 shares of Common Stock.

                                                           /s/ ERNST & YOUNG LLP
Vancouver, Canada,
April 29, 2002                                             Chartered Accountants

Exhibit 24.1

                            POWER OF ATTORNEY

   The undersigned director of Voice Mobility International, Inc., hereby constitutes and appoints each of Messrs. Randy G. Buchamer, James Jay Hutton and James Hewett as his true and lawful attorneys, with full power to each of them, to sign for him in his name in the capacity indicated below, any amendments to this Registration Statement on Form S-1(including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in his name and on his behalf in his capacity as a director to enable Voice Mobility International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by his said attorney to said Registration Statement and any and all amendments thereto.


/s/ Donald A. Calder                   Director                   April 29, 2002
-------------------------
Donald A. Calder